SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material pursuant to ss. 240.14a-12



                        RUSH FINANCIAL TECHNOLOGIES, INC.
              (Name of the Registrant as specified in its charter)
              -----------------------------------------------------
    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:
               --------------------------------------------------------

         (2)   Aggregate number of securities to which transaction applies:
               --------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
               --------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:
               --------------------------------------------------------

         (5)   Total fee paid:
               --------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

         (2)   Form, schedule or registration statement no.:

         (3)   Filing party:

         (4)   Date filed:

                        RUSH FINANCIAL TECHNOLOGIES, INC.
                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                                  To be held on
                          Thursday, September 28, 2006

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of RUSH FINANCIAL TECHNOLOGIES, INC. (the "Company") will be held on Thursday, September 28, 2006 at 1:00 p.m., local time, at The Metropolitan Club, Sears Tower, 233 South Wacker Dr., 67th Floor, Chicago, IL 60606 for the following purposes:

1)       To elect two Class II directors for the ensuing three years;

2)       To ratify the appointment of KBA Group LLP as the Company's auditors;

3) To approve a proposal to amend the Company's Articles of Incorporation to change the name of the Company to Terra Nova Financial Group, Inc.;

4) To approve a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares to 800,000,000 (which approval does not extend to the approval of any issuances of shares of common stock or preferred stock);

5) To approve a proposal to amend the Company's Articles of Incorporation and Bylaws to reduce the maximum number of directors from 21 to nine; and

6) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

         Only holders of record of common stock and Series E Convertible Preferred Stock of the Company on September 1, 2006 will be entitled to notice of and to vote at the annual meeting. For a period of at least ten days prior to the annual meeting, a complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder during ordinary business hours at the Company's offices at One Galleria Tower, 13355 Noel Road, Suite 300, Dallas, Texas 75240 and 100 South Wacker Drive, Suite 1550, Chicago, IL 60606.


By Order of the Board of Directors

Bernay Box
Chairman of the Board

September 8, 2006


________________________________________________________________________________
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FURNISHING WRITTEN NOTICE TO THAT EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                     SUMMARY


THE COMPANIES

Rush Financial Technologies, Inc.
13355 Noel Road, Suite 300
Dallas, TX 75240
972-450-6000

         Rush Financial Technologies, Inc. (the "Company," "we" or "us") is a holding company that operates through three primary subsidiaries: a real-time financial technology development company, RushGroup Technologies, Inc. ("RushGroup"), a direct-access online brokerage firm, RushTrade Securities, Inc. ("RushTrade"), and a self-clearing broker-dealer, Terra Nova Trading L.L.C. ("Terra Nova").

         RushGroup is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to the National Association of Securities Dealers ("NASD") member broker-dealers, institutional portfolio managers and traders.

         RushTrade is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker dealer and member of the NASD, Pacific Exchange (PCX), Boson Stock Exchange ("BSX"), Securities Investor Protection Corporation ("SIPC") and National Futures Association ("NFA"), offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from many foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

         For more information about RushTrade, RushGroup and their products, please visit www.rushtrade.com and www.rushgroup.com.

         Terra Nova , founded in 1994, is a full-service self-clearing agency broker-dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA, and SIPC, as well as the following exchanges: PCX, International Securities Exchange ("ISE"), Boston Options Exchange ("BOX") and Chicago Stock Exchange ("CHX"). Terra Nova maintains a diversified customer base servicing institutional, wholesale (defined as business-to-business and correspondent clearing for other introducing broker-dealers) and direct market access clients, while offering a diversified product offering including equities, options, futures, fixed income and foreign exchange. Headquartered in Chicago, Terra Nova has over 70 employees, with a sales presence in New York, San Francisco, Denver and San Antonio.

         Terra Nova is a pioneer in electronic trading, earning a national reputation for exceptional customer service, and has been highly ranked by Barron's Magazine in its annual survey of Best Online Trading Brokers, ranking #1 in the areas of customer service, trade technology, portfolio reports and overall usability. The majority of transactions and balances are processed through Terra Nova's self-clearing operations utilizing their proprietary clearing system. The remaining transactions are cleared and processed with the assistance of other strategically chosen clearing brokers. Terra Nova had revenue in excess of $40,000,000 in 2005.

         For more information regarding Terra Nova, please visit www.terranovatrading.com.

ACQUISITION OF TERRA NOVA TRADING, L.L.C., MARKET WISE STOCK TRADING SCHOOL, LLC, AND MARKET WISE SECURITIES, LLC

Terra Nova Trading, L.L.C.
100 South Wacker Drive  Suite 1550
Chicago, IL  60606

Market Wise Stock Trading School LLC
1007 Pearl Street Suite 290
Boulder, CO 80302

Market Wise Securities LLC
100 South Wacker Drive  Suite 1550
Chicago, IL  60606

         On May 17, 2006, pursuant to a Membership Interest Purchase Agreement, dated and executed March 30, 2006 (the "Purchase Agreement"), between the Company and TAL Financial Services, LLC ("TFS"), we completed the acquisition (the "Acquisition") of all the membership interests of Terra Nova, Market Wise Stock Trading School, LLC ("MW School") and Market Wise Securities, LLC ("MW Securities") (collectively, the "Subsidiaries"). See "Information About the Acquired Companies" beginning on page 25.

         MW School is an education provider to traders and investors. Its mission is to support traders and investors in their quest to achieve financial freedom and success, while sharing the passion and trading skills of its instructors. MW School's education curriculum is provided to assist traders and investors develop sound methods of analysis and risk management. Headquartered in Boulder, Colorado, MW School trains students worldwide.

         For more information about MW School, please visit www.marketwise.com.

         MW Securities is a registered broker dealer in Illinois and Colorado. It is currently introduces accounts to Terra Nova and receives compensation for those services.

         For more information about the Company, see our Annual Report on Form 10-KSB, which accompanies this proxy statement.

Our Reasons for the Acquisition (See "The Acquisition - Our Reasons for the Acquisition" beginning on page 36

         We believe that the Acquisition is in the best interests of our shareholders because, among other things:

         o it enhances the Company's sophisticated front-end trading platform by providing "back-end" execution and clearing services acquired from Terra Nova;

         o the combined technologies of the trading platform and clearing system provide the Company with a complete front-to-back solution;

         o the combined companies have approximately 20,000 customer accounts and over $600 million in customer account assets;

         o the RushGroup platform will be promoted to approximately 20,000 additional customers;

         o Terra Nova was repeatedly ranked among the leaders in direct access online trading by Barron's Magazine and other financial publications;

         o the RushGroup trading platform complements the needs of Terra Nova's diverse client base of institutions, correspondent broker-dealers and direct active traders and investors;

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

         o when combined, the broker-dealers, RushTrade and Terra Nova, might realize synergies and reduced overhead;

         o the RushGroup trading platform includes a low-cost web-based platform that Terra Nova may add to its product offering, which may assist Terra Nova is expanding its market reach;

         o Terra Nova's ability to support trading in equities, options, futures and FOREX; and

         o MW School's education offering complements the Company's technology initiatives and broker-dealer trading activities by providing training in trading, analysis and risk management to traders and investors worldwide.

Shareholder Approval Required to Consummate the Acquisition

         The Acquisition did not require approval by our shareholders.

What TFS Received in the Acquisition (See "The Acquisition - What TFS Received in the Acquisition" beginning on page 37)

         The purchase price of the Acquisition was $25,000,000 in cash.

                     INFORMATION ON SOLICITATION AND VOTING

         The Board of Directors of the Company furnishes this proxy statement in connection with a solicitation of proxies. The proxies solicited in connection with this proxy statement will be used at the annual meeting of shareholders of the Company to be held on Thursday, September 28, 2006 at 1:00 p.m., local time, at The Metropolitan Club, Sears Tower, 233 South Wacker Drive, 67th Floor, Chicago, IL 60606, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the annual meeting. Properly executed proxies received in time for the meeting will be voted as specified therein.

         The Company's Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the "SEC"), without exhibits, and excerpts from the Form 8-K/A, filed with the SEC on July 26, 2006, and Form 10-QSB, filed with the SEC on August 21, 2006, are being mailed to the Company's shareholders with this notice and proxy statement on or about September 8, 2006. The Company will, upon written request of any shareholder, furnish without charge a copy of the exhibits to the Form 10-KSB, Form 10-QSB and Form 8-K/A. Please address all such requests to the Company, Attention Mrs. Brooke Hoffmann, Assistant Director of Corporate Governance and Investor Relations, 100 South Wacker Drive Suite 1550, Chicago, IL 60606.

Record Date; Voting

         Our Board of Directors has fixed the close of business on Friday, September 1, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and agreements thereof. On the record date, we had outstanding and entitled to vote 37,733,030 shares of common stock, $.01 par value, and 35,000 shares of Series E Convertible Preferred Stock ("Series E Preferred Stock"). The holders of record of such shares on the record date will be entitled to one vote at the annual meeting for each share of common stock, and 6,667 votes for each share of Series E Preferred Stock held by them, including abstentions and "broker non-votes."

         The presence, in person or by proxy of holders of a majority of the outstanding shares of common stock and Series E Preferred Stock entitled to vote at the annual meeting will constitute a quorum for the vote of common stock and Series E Preferred Stock.

         Broker non-votes with respect to a particular matter will not be counted as votes in favor of that matter, and will also not be counted as votes cast on that matter. Accordingly, broker non-votes will have no effect on the

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

matters specified in the notice of meeting. When we refer to broker non-votes, we mean capital stock held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the capital stock as to a particular matter.

Proxies; Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Assistant Director of Corporate Governance of the Company at 100 South Wacker Drive, Suite 1550, Chicago, IL 60606, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

         All proxies will be voted in accordance with the instructions of the shareholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement.

Householding of Proxy Materials

         Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 100 South Wacker Drive Suite 1550, Chicago, IL 60606, phone: (312-827-3700), Attention: Brooke Hoffmann. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Costs of Solicitation

         We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will reimburse these persons for their reasonable expenses in connection with any of these solicitations. In addition, we will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and we will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                            MATTERS TO BE ACTED UPON

         As of the date of this proxy statement, the Board of Directors of the Company knows of no other matters other than Proposals 1 through 5, described below, that are likely to be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters, and with respect to matters incident to the conduct of the annual meeting. Votes will be counted at the meeting by an election judge to be appointed by the Company prior to the meeting. The shares of common stock and Series E Preferred Stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

Proposal 1 - Election of Directors

         At the annual meeting the holders of common stock and Series E Preferred Stock will be asked to elect one class of two members of the Board of Directors. Directors will be elected by a plurality of votes cast.

Proposal 2 - Ratification of Appointment of Auditors

         At the annual meeting, the holders of common stock and Series E Preferred stock will be asked to ratify the Board of Directors' appointment of KBA Group LLP as the Company's independent auditors for the year ending December 31, 2006. The affirmative vote, either in person or by proxy, of the holders of more than a majority of the shares of common stock and Series E Preferred Stock present and voting at the annual meeting, is necessary to ratify such appointment. If a shareholder abstains from voting on Proposal 2, or a beneficial owner fails to deliver written instructions from the nominee holder of shares so that the nominee holder is not able to vote such shares, it will have no effect on the vote with respect to Proposal 2.

Proposal 3 - Approval of Amendment to our Articles of Incorporation to Change the Name of the Company to Terra Nova Financial Group, Inc.

         At the annual meeting, the holders of common stock and Series E Preferred Stock will be asked to approve an amendment to our Articles of Incorporation to change the name of the Company to Terra Nova Financial Group, Inc. The affirmative vote, either in person or by proxy, of the holders of more than 66 2/3% of the shares of common stock and Series E Preferred Stock present and voting at the annual meeting, is necessary to approve Proposal 3. Holders of shares abstaining from voting on Proposal 3 to amend the Articles of Incorporation and Bylaws will not be counted as votes in favor of that matter, but will be counted as votes cast on that matter. Accordingly, abstentions will have the effect of votes against the adoption of Proposal 3.

Proposal 4 - Approval of Amendment to our Articles of Incorporation to Increase the Number of Authorized Shares to 800,000,000

         At the annual meeting, the holders of common stock and Series E Preferred Stock will be asked to approve an amendment to the Articles of Incorporation of the Company to increase the number of shares authorized to 800,000,000 shares (which approval does not extend to any issuances of shares of common stock or preferred stock).

         The affirmative vote of the holders of our capital stock representing 66 2/3% of all shares issued and outstanding is required for the approval of Proposal 4 to amend the Company's Articles of Incorporation and Bylaws. Holders of shares abstaining from voting on Proposal 4 to amend the Articles of Incorporation and Bylaws will not be counted as votes in favor of that matter, but will be counted as votes cast on that matter. Accordingly, abstentions will have the effect of votes against the adoption of Proposal 4.

         Certain of our holders of Series E Preferred Stock, including Bonanza Master Fund, Ltd. ("Bonanza"), have indicated that they intend to vote for approval of the amendments to the Articles of Incorporation and Bylaws. Bonanza owns 29.9% of our common stock and 32.1% of the Series E Preferred stock. The Series E Preferred stock votes together under the common stock on an

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

as-converted basis at a rate of 6,667 shares of common stock for each share of Series E Preferred Stock. Consequently, Bonanza and certain other officers, directors and 5% shareholders, hold approximately 62% of the outstanding voting stock, and approval of the amendment to the Articles of Incorporation is expected.

Proposal 5 - Approval of Amendment to our Articles of Incorporation and Bylaws to Reduce the Maximum Number of Directors from Twenty-one to Nine

         At the annual meeting, the holders of common stock and Series E Preferred Stock will be asked to approve an amendment to our Articles of Incorporation and Bylaws to reduce the maximum number of authorized directors from 21 to nine.

         Pursuant to Section 13(e) of the Company's Articles of Incorporation and Article VIII of the Company's Bylaws, approval of the amendment to the Articles of Incorporation and Bylaws that is required to reduce the maximum number of directors is the affirmative vote of at least 66 2/3% of all shares entitled to vote generally in the election of directors, voting together as a single class. Holders of shares abstaining from voting on Proposal 5 to amend the Articles of Incorporation and Bylaws will not be counted as votes in favor of that matter, but will be counted as votes cast on that matter. Accordingly, abstentions will have the effect of votes against the adoption of Proposal 5.

         Certain of our holders of Series E Preferred Stock, including Bonanza, have indicated that they intend to vote for approval of the amendments to the Articles of Incorporation and Bylaws. Bonanza owns 29.9% of our common stock and 32.1% of the Series E Preferred stock. The Series E Preferred stock votes together under the common stock on an as-converted basis at a rate of 6,667 shares of common stock for each share of Series E Preferred Stock. Consequently, Bonanza and certain other officers, directors and 5% shareholders, hold approximately 62% of the outstanding voting stock, and approval of the amendment to the Articles of Incorporation and Bylaws is expected.

Other Matters

         Our Board of Directors know of no business which will be presented for consideration at the annual meeting other than those matters described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

          At the annual meeting, one class of two directors is to be elected to hold office until the 2009 annual meeting of shareholders, and until their successors are elected and qualified. The Company's Articles of Incorporation and Bylaws provide that the Board of Directors is divided into three classes, equal or approximately equal in number, serving staggered three year terms, and that the number of directors constituting the Board of Directors is not less than three nor more than twenty-one, as established by resolution of the Board of Directors or by the vote of holders of at least 66 2/3% of the common stock. Following the annual meeting, the Board of Directors will consist of seven members, with three classes of equal or nearly equal membership.

         Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of the nominees named below unless authorization is withheld on the proxy. Management does not contemplate that any nominee will be unable or unwilling to serve as a director, or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by management.

         The enclosed proxy provides a means for holders of common stock and Series E Convertible Preferred stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees, to withhold authority to vote for all such nominees, or to write in and vote for other nominees. Each properly executed proxy received in time for the annual meeting will be voted as specified therein. If a holder of common stock or Series E Convertible Preferred stock does not specify otherwise, the shares represented by such shareholder's proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by management.

         The Board of Directors recommends a vote FOR the two nominees to the Board of Directors identified below.



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

MANAGEMENT

Directors, Director Nominees and Executive Officers

         The following table provides information, as of the date of this proxy statement, with respect to each of the Company's directors and nominees for director, and executive officers and certain key employees of the Company, as well as their respective ages and positions:

DIRECTOR NOMINEES
-----------------

Class II Nominees with Terms Expiring in 2009


       Name           Age      Position      Served as Director Since
       ----           ---      --------      ------------------------
Bernay Box             44      Chairman                2006
Murrey Wanstrath       32      Director                2006

         Bernay Box was appointed as a Director and Chairman of the Board in June 2006. He is the founder and, for the last five years, managing partner of Bonanza Capital, Ltd. ("Bonanza Capital"), a private investment partnership. Based in Dallas, Texas, Bonanza Capital is a small-cap investment fund managing money for high net worth and institutional clients. Mr. Box has over 20 years of investment experience and is a graduate of Baylor University. Mr. Box's nomination to the Board was recommended to the Nominating and Corporate Governance Committee by himself, a majority shareholder. One of the terms of the Purchase Agreement in the private placement under which the funds were raised to acquire the Subsidiaries called for the Company to appoint two directors, at the sole discretion of Bonanza Capital, to the Board of Directors of the Company within 90 days of the effective date of the Purchase Agreement.

         Murrey Wanstrath was appointed as a Director of the Company in June 2006. Since November 2005, he has been a Managing Director of Bonanza Capital. Mr. Wanstrath was an investment banker with Stonegate Securities from December 2004 through October 2005, as well as a senior equity analyst for Hibernia Southcoast Capital from October 2001 through May 2004. Mr. Wanstrath also worked as a manager in the transaction services group for Ernst & Young from January 1999 through October 2001, and from May through December of 2004. He is responsible for identifying and executing direct investment transactions for both public and private companies. Mr. Wanstrath has earned the Chartered Financial Analysts designation, and graduated from the University of Arkansas in Fayetteville with a Bachelor of Business Administration in Accounting. Mr. Wanstrath's nomination to the Board was recommended to the Nominating and Corporate Governance Committee by Bernay Box, a majority shareholder.

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

DIRECTORS CONTINUING IN OFFICE
------------------------------

The following directors will continue in office until the years specified below.

Class I Directors with Terms Expiring in 2008

       Name               Age    Position                  Served as Director Since
       ----               ---    --------                  ------------------------
Charles B. Brewer          57    Director                            2004
Russell N. Crawford        58    Director                            2005
D. M. (Rusty) Moore, Jr.   56    Director                            1990

Class III Directors with Terms Expiring in 2007

       Name               Age    Position                  Served as Director Since
       ----               ---    --------                  ------------------------
Gayle C. Tinsley           75    Director, Vice Chairman             1998
Stephen B. Watson          58    Director                            2004

         Charles B. Brewer was elected as a Director in January 2004. Mr. Brewer serves as President and Chairman of Senior Quality Lifestyle Corporation, a non-profit corporation that operates upscale retirement and assisted living communities in Dallas and Houston, and is developing one at Barton Creek in Austin. Mr. Brewer is an attorney and has served as a director of a number of publicly traded companies. He has been principally employed for the last 11 years in restructuring financially troubled companies on behalf of various creditor groups. Mr. Brewer holds B.A. and J.D. degrees from Southern Methodist University.

         Russell N. Crawford has been a Director since June 2005. Since 2001 Mr. Crawford has served as Vice President and Chief Marketing Officer of Mills Electrical Contractors, a division of Integrated Electrical Services, Inc., in Dallas, Texas. His long career in the electrical services industry has included, among other executive and management positions, the founding and serving as President of Crawford Electric Supply Company in Dallas, Texas from 1986 to 1997. Mr. Crawford holds a B.S. degree in Biology and Chemistry from Stephen F. Austin University.

         D. M. (Rusty) Moore, Jr. is the primary founder of the Company, and was its President and Chief Executive Officer from its formation in 1990 until August 2006. Mr. Moore is a 26-year veteran of the insurance and investment industry. He formerly served as Branch Manager, Regional Vice President, Senior Vice President and National Sales Director, and received numerous awards for outstanding sales management performance with Primerica Financial Services, now a division of CitiGroup. He is a 1971 graduate from Southern Methodist University with a B.B.A. in Marketing.

         Gayle C. Tinsley has served as a Director since April 1998 and, from April 1998 to September 2001, was also Chief Operations Officer of the Company. Since October 2001 he has served as Chief Operating Officer of CW Dalcan Management Services, Ltd., a real estate management company that owns and operates multiple commercial buildings in Texas and Louisiana. Mr. Tinsley has more than 30 years of senior management experience with high-tech companies ranging in size from startup to Fortune 500 Corporations. Mr. Tinsley has also served as a consultant to small businesses in the areas of business and marketing plan development and capital funding. He has held positions as Vice President of Sales, Marketing and Technical Services of VMX Corporation, former President and Chief Executive Officer of Docutel/Olivetti Corporation, and various management positions with Xerox Corporation, Recognition Equipment, Inc. and IBM Corporation, where he began his business career. He received both his B.S. and Master's Degrees from East Texas State University, now Texas A & M University, Commerce.

         Stephen B. Watson was elected as a Director in January 2004. Mr. Watson is the International Chairman of Stanton Chase International, an executive search firm, having previously served as Managing Director of the Dallas office since December 2001. Prior to Stanton Chase, Mr. Watson was a managing partner at Russell Reynolds Associates, a senior partner at Heidrick & Struggles, and the technology practice leader and Board member of Ray & Berndtson. Mr. Watson previously served as Chairman, President and CEO of Micronyx, a leading supplier of security products, spent nine years at Tandem Computers as a regional director, and over 13 years at Burroughs Corporation, where he held various management positions. Mr. Watson received his B.S. degree in electrical engineering from the University of Wisconsin, and his M.B.A. from Southern
Methodist University.

OTHER EXECUTIVE OFFICERS OR KEY EMPLOYEES
                                                                                     Served as Executive
                                                                                       Officer or Key
      Name               Age                     Position                              Employee Since
      ----               ---                     --------                              --------------
Michael Nolan            38    Interim Chief Executive Officer and                           2006
                                President, Terra Nova
M. Patricia Kane         43    Chief Operating Officer, Chief Financial Officer              2006
Steve Fleming            44    President, RushGroup                                          2004
T. Scott Brooks          43    President, RushTrade                                          2004
Richard K. Rainbolt      42    Chief Technology Officer, RushGroup                           1999
Randy Rutledge           56    Secretary                                                     2001

         Michael Nolan was appointed the interim Chief Executive Officer and President of the Company in August 2006. Mr. Nolan is President of Terra Nova Trading a position he has held since the Company's acquisition of Terra Nova in May 2006. Mr. Nolan had served as Vice President of Terra Nova from July 1998 to December 2000. He then has served as Chief Operations Officer of Terra Nova from January 2000 to May 2006. Mr. Nolan joined Terra Nova in 1997 to manage the firm's retail and institutional businesses, including the firm sponsored Archipelago ECN. Previously, he held positions with financial institutions such as Chicago Partnership Board, Inc., Geldermann Securities, Inc.(currently Man Financial) and A.G. Edwards, Inc. Mr. Nolan holds a B.A. from Michigan State University.

         M. Patricia Kane became Chief Operating Officer of the Company upon the acquisition of Terra Nova in May 2006 and Chief Financial Officer in August 2006. Ms. Kane joined Terra Nova as its Chief Financial Officer in April 2001, and has since been responsible for overall financial and operational management, review and analysis of business development, management of profitability analysis, budget and expenditures. Ms. Kane has more than 20 years of financial industry experience, having held executive compliance, operations, MIS and finance positions at BA Futures, Inc., First Chicago Futures, Inc., and The Chicago Corporation. Additionally, Ms. Kane has consulted in areas of profitability issues relative to market facilitators and market participants. Ms. Kane has a Bachelor of Science Degree in Accounting from Spring Hill College, and holds Series 3 and 27 licenses from the NASD.

         Steve Fleming, President of RushGroup, the technology development subsidiary of the Company, joined the Company in October of 2004 as a consultant to the management team. In December 2004 he joined RushTrade as a sales representative. In May of 2005, he was named Chief Operations Officer of RushGroup, and in May 2006 he was appointed President of RushGroup. From May 2001 until December 2004, he served as Senior Consultant for a Fortune 500 consulting firm and as President of CrossLink Group, a management development firm. Mr. Fleming has 20 years executive management experience and seven years consulting experience, and has his General Securities and Principal's license.

         T. Scott Brooks joined RushTrade in November of 2004 with over 20 years of experience in the securities industry, and was named its President in January 2005. He previously served as President of Online Securities, Inc., with operations in both Europe and the U.S. He formerly served as President of

Brokerage Services for Momentum Securities, Inc., a direct access firm acquired by TradeScape, Inc., now a division of E*Trade Financial. Mr. Brooks has been a key member of firms such as Goldman Sachs, Texas First Brokerage, and Kemper Securities. He brings to RushTrade extensive experience in options trading, institutional sales trading and retail direct access trading, customer support and operations.

         Richard K. Rainbolt was Director of Software Development of RushGroup from September 1999 through November 2004, and now serves as its Senior Project Coordinator. With a total of over 20 years experience in personal computers and hardware design, he has designed several products for both the consumer and commercial markets. Mr. Rainbolt has worked on a diverse range of products and technologies, ranging from new Internet technologies and Windows applications to point-of-sales terminals, consumer satellite receivers and Space Station science payload controllers. Mr. Rainbolt has also served as an engineering consultant to: NASA, Schlumberger, TEC, Ensoniq, Southwest Energy Controls, Union Pacific Railroad, Weathermatic Controls, Pande Resources and others.

         Randy Rutledge served as a Director of the Company from January 2001 through June 2005, as Chief Financial Officer from January 2002 through August 2006. He continues as Secretary of the Company. He was the founder and President of Skyhawk Transportation Services, a freight-forwarding firm from 1981 until December 2001. He holds a B.B.A. from Southern Methodist University and an M.B.A. from the University of North Texas.

Committees of Directors

         The Board of Directors has the following committees, the memberships of which will be reassigned by the Board of Directors after the annual meeting:

         Committee                                      Members
         ---------                                      -------

         Executive                                      D. M. (Rusty) Moore, Jr.
                                                        Charles B. Brewer
                                                        Gayle C. Tinsley
         Audit                                          Charles B. Brewer
                                                        Russell N. Crawford
         Compensation and Management Development        Stephen B. Watson
                                                        Russell N. Crawford
         Nominating and Corporate Governance            Charles B. Brewer
                                                        Russell N. Crawford
                                                        Stephen B. Watson

         The Executive Committee conducts the normal business operations of the Company except for certain matters reserved to the Board of Directors. It reviews and makes recommendations to the Board of Directors regarding the size, organization, membership requirements, compensation and other practices and policies of the Board. The Executive Committee also reviews and makes recommendations to the Board of Directors regarding the Company's public affairs policies and practices, including its policies with respect to environmental compliance, employee safety and health, and equal employment opportunities.

         The Audit Committee recommends to the Board of Directors the firm of certified public accountants that will be appointed to serve as the independent auditors of the Company's annual financial statements. The Audit Committee meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Charter" that is posted on the Company's website at www.rushfintech.com. The Company has been unable to locate an individual who is a qualified "Audit Committee Financial Expert," as defined in the rules and regulations of the SEC and also meets the independence criteria of the SEC. The Company continues to search for qualified individuals who meet all of the standards for independence and also have the background necessary for audit committee responsibilities.

         The Compensation and Management Development Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company, and approves the annual salaries, bonuses, stock option awards and restricted stock awards of the Company's executive officers. The Compensation and Management Development Committee also administers the Company's long-term incentive plan and oversees the Company's succession planning. Additional information regarding the functions to be performed by the Compensation and Management Development Committee and its membership is set forth in the "Compensation and Management Development Committee Charter" that is posted on the Company's website at www.rushfintech.com.

         The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors, and recommends to the Board of Directors the director nominees for election at the annual meetings of shareholders, or for appointments to fill vacancies. The Nominating and Corporate Governance Committee also recommends to the Board of Directors director nominees for each committee of the Board of Directors, advises the Board about appropriate composition of the Board of Directors and its committees, and advises and assists the Board of Directors in implementing appropriate corporate governance practices. The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by security holders, and such a policy has not been contemplated by the Board of Directors. Additional information regarding the process and functions performed by the Nominating and Corporate Governance Committee and its membership is set forth in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.rushfintech.com.

Attendance at Meetings

         During 2005 there were five regular meetings and six special telephonic meetings of the Board of Directors, three meetings of the Audit Committee, two meetings of the Nominating and Corporate Governance Committee, three meetings of the Compensation and Management Development Committee, and no meetings of the Executive Committee. The independent directors met twice in executive session. All five directors were in attendance at the 2005 Annual Meeting of Stockholders. Each director attended at least 75% of the meetings of the Board and those committees of which he was a member.

Communication with Directors

         The Board of Directors provides a process for security holders to send communications to the Board of Directors by posting instructions for contacting the Board of Directors on the Company's website (www.rushfintech.com) under the heading of Governance >> Contact the Board. Communications may be delivered by telephonic message, regular mail or email.

Compensation of Directors

         The Company does not provide additional compensation to directors who are employed by the Company, but pays each non-employee director a fee of $500 for each Board of Directors and Committee meeting attended in person and $250 for each Board of Directors and committee meeting attended telephonically, and automatically grants to each non-employee director non-qualified stock options for 10,000 shares of common stock per year.

Procedures for Director Nominations

         Our Articles of Incorporation and Bylaws provide that shareholders may nominate a person for election to the Board of Directors by sending a written notice of the nomination to the Company at least 60 days in advance of the next annual meeting of shareholders. Such notice must be sent or delivered to the Company's principal offices, to the attention of the Board of Directors, with a copy to the President and the Secretary of the Company.

         In the event that a shareholder following the procedures in our Articles of Incorporation and Bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the Board of Directors will identify candidates with superior qualifications and personally interview them, and if, appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company's business would be preferred. The Board of Directors, upon evaluation and review of the candidates, would use the same criteria for evaluating nominees recommended by shareholders as for those referred by management or any director.
The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for Director.

Executive Compensation

         The following table sets forth the compensation we paid for services rendered during the fiscal years ended December 31, 2005, 2004, and 2003, and the number of options granted, to the Chief Executive Officer of the Company and all executive officers of the Company or a subsidiary who received total compensation in excess of $100,000 in the last fiscal year:

                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------
                                              Annual Compensation                 Long Term Compensation
                                      ----------------------------------   ------------------------------------
                                                                                    Awards              Payouts
                                                                           -------------------------   --------
                                                                           Restricted    Securities
                                                                              Stock      Underlying      LTIP       All other
                                                            Other Annual     Award(s)   Options/SARs    payouts   compensation
Name and Principal Position    Year    Salary      Bonus    Compensation       ($)           (#)          ($)          ($)
----------------------------   ----   --------   --------   ------------   ----------   ------------   --------   ------------
D. M. (Rusty) Moore, Jr. (1)   2005   $175,000   $   --     $       --     $     --             --     $   --     $       --
Chief Executive Officer,       2004    107,867       --           49,550         --             --         --             --
President and Director         2003     97,396       --           38,483         --          300,000       --             --
----------------------------   ----   --------   --------   ------------   ----------   ------------   --------   ------------
Randy Rutledge (2)             2005    103,200       --             --           --             --         --             --
Chief Financial Officer        2004     94,700       --           15,597         --             --         --             --
                               2003     42,000       --           30,154         --          300,000       --             --
----------------------------   ----   --------   --------   ------------   ----------   ------------   --------   ------------

    (1) The Board of Directors authorized Mr. Moore to receive commissions on funds raised for the Company in consideration of his taking a voluntary deferral of his salary. The commissions paid in 2003 and 2004 are reflected in other compensation. Mr. Moore's employment terminated in August 2006.

    (2) Mr. Rutledge began his association with the Company as an outside consultant functioning as the Chief Financial Officer. Other compensation in 2004 reflects the payment of deferred payments due Mr. Rutledge in 2002. Mr. Rutledge became a full-time employee of the Company on July 1, 2003 and other compensation in 2003 reflects payments to Mr. Rutledge before he became an employee.


Options and Stock Appreciation Rights ("SARs")

         The following table sets forth the options and SARs granted to the Chief Executive Officer and all executive officers of the Company or a subsidiary who received total compensation in excess of $100,000 in the last fiscal year:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)
--------------------------------------------------------------------------------
                                          Percent of
                            Number of       Total
                           Securities    Options/SARs
                           Underlying     Granted to    Exercise or
                          Options/SARs   Employees in   Base Price    Expiration
    NAME                   Granted (#)    Fiscal Year     ($/Sh)         Date
------------------------  ------------   ------------   -----------   ----------
D. M. (Rusty) Moore, Jr.            -         0%          $     -
Randy Rutledge                      -         0%                -
--------------------------------------------------------------------------------

Aggregated Option and Stock Appreciation Rights (SAR) Exercises in Last Fiscal
Year and Fiscal Year-end Options and SAR Values

         The following table sets forth the aggregated options and SARs exercised in the last fiscal year and fiscal year end options and SAR values for the Chief Executive Officer and all executive officers of the Company or a subsidiary who received total compensation in excess of $100,000 in the last fiscal year:

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------
                                                                           Value of Unexercised
                                                  Number of unexercised        In-The-Money
                                                 options/SARs at FY-end   Options/SARs at FY-end
                                                          (#)                      ($)
                                                 ----------------------   ----------------------
                            Shares
                           Acquired     Value
                              on      Realized       Exercisable/              Exercisable/
Name                       Exercise     ($)         Unexercisable            Unexercisable ($)
------------------------   --------   --------   ----------------------   ----------------------
D. M. (Rusty) Moore, Jr.         -    $     -          441,222/0                 24,000/0
Randy Rutledge                   -          -          320,000/0                 25,000/0
------------------------------------------------------------------------------------------------

Long-Term Incentive Plan

         No grants were made to executive officers under long-term incentive plans in the year 2005.

Employment Agreements

         In 1998 we entered into an employment agreement with D. M. (Rusty) Moore, Jr. for a three-year period that is renewed monthly. The Agreement was terminated in August 2006, in exchange for $260,000.00 and to purchase 1,700,000 shares of common stock warrants.

         We have entered into a one-year employment agreement with T. Scott Brooks, which renewed on October 1, 2005 on a month-to-month basis. The employment agreement with Mr. Brooks establishes salary and bonus provisions only.

         The Company contemplates entering into employment agreements with M. Patricia Kane and Michael G. Nolan.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2006 (including exercisable options), for (1) each person known by us to own beneficially 5% or more of the common stock, (2) each of our directors, executive officers and key managers (3) all of our directors, executive officers and key managers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The addresses of all such persons are in care of the Company.


                                                  Shares Beneficially Owned
                                                  -------------------------
                                                     Shares Issuable
                                        Common      on Conversion of    Shares Subject to   Fully Diluted Ownership
               Name                     Shares     Series E Preferred   Options/Warrants       Number      Percent
-----------------------------------   ----------   ------------------   -----------------   -----------   ---------
D. M. (Rusty) Moore, Jr.  (1)          1,287,290           800,000             907,889        2,995,179      0.8%
Bernay Box  (2)(14)                   11,200,053        75,730,680          37,865,340      124,796,073     32.2%
Charles B. Brewer  (3)                   496,773                 -              20,000          516,773      0.1%
Russell N. Crawford  (4)                  34,259                 -              10,000           44,259      0.0%
Gayle C. Tinsley  (5)                     48,498                 -             240,000          288,498      0.1%
Murrey Wanstrath                               -                 -                   -                -      0.0%
Stephen B. Watson  (6)                    64,549                 -              20,000           84,549      0.0%
T. Scott Brooks  (7)                      15,000            73,333              89,298          177,631      0.0%
Steve Fleming  (8)                        79,743                 -             100,000          179,743      0.0%
M. Patricia Kane                               -         1,706,667             853,333        2,560,000      0.7%
Michael Nolan                                  -           266,667             133,333          400,000      0.1%
Richard K. Rainbolt  (9)                 395,230           200,000             285,000          880,230      0.2%
Randy Rutledge  (10)                      75,167                 -             320,000          395,167      0.1%
Dewey M. Moore, Sr.  (11)              2,955,057         1,666,667           1,133,333        5,755,057      1.5%
Eyal Shahar  (12)                      2,303,039                 -           1,800,000        4,103,039      1.1%
Bonanza Master Fund, Ltd.  (13)       11,200,053        75,730,680          37,865,340      124,796,073     32.2%
Forest Hill Capital  (14)                      -        23,333,333          11,666,667       35,000,000      9.0%
PAR Investment Partners, L.P.                  -        20,000,000          10,000,000       30,000,000      7.7%
Wellington Management Company  (15)            -        33,333,333          16,666,667       50,000,000     12.9%
All directors, executive officers
    and 5% owners as a group
    (13 persons) (16)                 18,954,658       157,110,680          82,110,860      258,176,198     72.2%

(1) Includes (a) options to purchase 447,055 shares of common stock, (b) 100,000 shares held as joint tenants with Mr. Moore's father, (c) 7,629 shares held of record by Mr. Moore's spouse, (d) 800,000 shares of common from the Series E Convertible Preferred Stock held as a joint tenant with Mr. Moore's spouse, and (e) 400,000 warrants held as a joint tenant with Mr. Moore's spouse.
(2) Bernay Box may be deemed to be a beneficial owner of the securities held by Bonanza Master Fund, Ltd., by virtue of his being the managing partner of Bonanza Capital, Ltd.
(3) Includes (a) options to purchase 10,000 shares of common stock, (b) 12% Senior Secured Convertible Bonds ("Bonds") convertible into a maximum of 466,666 shares of common stock.
(4)  Includes (a) options to purchase 10,000 shares of common stock and.
(5)  Includes (a) options to purchase 230,000 shares of common stock and.
(6) Includes (a) options to purchase 10,000 shares of common stock, and (b) Bonds convertible into a maximum of 233,337 shares of common stock.
(7)  Includes (a) options to purchase 52,631 shares of common stock.
(8)  Includes (a) options to purchase 100,000 shares of common stock.
(9)  Includes (a) options to purchase 185,000 shares of common stock.
(10) Includes (a) options to purchase 320,000 shares of common stock.
(11) Includes (a) 62,214 shares of common stock owned by Mr. Moore's spouse and
     (b) 1,333,333 warrants.
(12) Includes (a) 880,000 warrants, (b) options to purchase 200,000 shares of common stock, (c) 1,262,565 shares owned by a corporation controlled by Mr. Shahar, and (d) a maximum of 590,474 shares of common stock from Convertible Notes.
(13) The securities are held in the account of Bonanza, a private investment fund. Bonanza Capital, Ltd. may be deemed to be a beneficial owner of such securities by virtue of its role as the investment manager of the Master Fund. Bernay Box may be deemed to be a beneficial owner of such securities by virtue of his being the managing partner of Bonanza Capital, Ltd.
(14) Includes (a) 7,233,333 warrants owned by Forest Hill Select Fund, LP and
     (b) 4,433,333 warrants owned by Forest Hill Select Offshore, Ltd.
(15) See note below *
(16) Includes (a) 1,633,853 options, (b) 23,416,666 warrants and (c) 1,290,477 shares underlying convertible bonds and notes.


                                          Common
* Wellington Management Company           Stock      Warrants      Total
  (comprised of the following funds):
  Bay Pond Investors (Bermuda) LP       2,866,667   1,433,333    4,300,000
  Bay Pond Partners, LP                 9,133,333   4,566,667   13,700,000
  Finwell & Co.                         2,000,000   1,000,000    3,000,000
  Finwell & Co.                         2,000,000   1,000,000    3,000,000
  Hare & Co                             4,666,667   2,333,333    7,000,000
  J Caird Investors (Bermuda) LP        6,666,667   3,333,333   10,000,000
  J Caird Partners, LP                  6,000,000   3,000,000    9,000,000

                             AUDIT COMMITTEE REPORT

         The Audit Committee is responsible for developing and monitoring the Company's audit program. Additionally, the Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee also receives and reviews the reports and findings and other information presented to them by the Company's officers regarding financial reporting and practices. The Audit Committee is comprised of Messrs. Charles B. Brewer, Chairman, and Russell
N. Crawford. Each member has been determined to be "independent" as defined from time to time by the listing standards of the NASDAQ Stock Market ("NASDAQ") and by applicable regulations of the SEC and shall meet any other applicable independence requirements of the NASDAQ and SEC. On April 20, 2005 the Audit Committee approved and adopted a written Charter which was also approved by the Board of Directors on that date, and was attached to the Company's proxy statement for the fiscal year 2004 as Exhibit "A."

         The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the auditors concerning their independence, as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors' independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

         The Audit Committee's responsibility is to monitor and review the Company's financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

                                                               Charlie B. Brewer
                                                             Russell N. Crawford
Audit Committee Financial Expert

         Our Board of Directors has determined we do not have a financial expert serving on our Audit Committee. The Company has been unable to locate an individual who is qualified to be the "Audit Committee Financial Expert," as defined by the SEC, and who meets the independence criteria necessary to be considered an audit committee financial expert. The Company continues to search for qualified individuals who meet all of the standards for independence and also have the background necessary for Audit Committee responsibilities.

Material Changes to the Procedures by Which Security Holders May Recommend Nominees to the Registrant's Board of Directors.

         None.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% shareholders were satisfied during the fiscal year ended December 31, 2005 except the following:

o On September 28, 2005, Mr. Charles B. Brewer, a Director of the Company, filed the requisite Form 4 reflecting the award of 2,632 shares of our common stock issued on August 18, 2005.

o On September 28, 2005, Mr. Russell Crawford, a Director of the Company, filed the requisite Form 4 reflecting the award of 2,632 shares of our common stock issued on August 18, 2005.

o On December 1, 2005 Bonanza Master Funds Ltd, a 10% shareholder of the Company, exercised a warrant to purchase 500,000 shares of our common stock. The transaction was reported on a Form 4 filed on May 5, 2006.

Code of Ethics

         We have a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants of the Company. Our Code of Business Conduct and Ethics is posted on our website at www.rushfintech.com. Any amendments to, or waivers of, our Code of Business Conduct and Ethics will be promptly disclosed on our website.

                                   PROPOSAL 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed KBA Group LLP to serve as the Company's independent auditors for the year ending December 31, 2006, subject to ratification by the shareholders. The shareholders are being asked to ratify the appointment. The affirmative vote, either in person or by proxy, of the holders of more than a majority of the shares of common stock and Series E Preferred Stock outstanding as of the record date, and that voted for or against or expressly abstained, is necessary to ratify such appointment.

         KBA Group LLP will have a representative present at the annual meeting and will be available for questions. The Company has extended an invitation to KBA Group LLP to make a presentation to the shareholders if they wish.

Relationship with Independent Public Accountants

         KBA Group LLP has served as the Company's principal independent public accountant since 2002, and has been appointed by the Company to serve in 2006, subject to ratification by the shareholders at the annual meeting.

Independent Registered Public Accounting Firm's Fees

         On June 15, 2005, the Company's shareholders ratified the Board of Directors' appointment of KBA Group LLP to serve as the Company's independent auditors for the years ending December 31, 2005 and 2004.

         The following table sets forth the fees billed to the Company by KBA Group LLP for the years ending December 31, 2005 and 2004. Fees for audit services provided by KBA Group LLP include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-QSB and review of the registration statements.

                                                  2005          2004
                                              -----------   -----------
                                                  KBA           KBA
                                               Group LLP     Group LLP
                                              -----------   -----------
         Audit fees                           $    98,270   $   110,993
         Audit related fees                        24,305        28,350
                                              -----------   -----------
         Total audit and audit related fees       122,575       139,343
         Tax fees                                    --            --
         All other fees                              --            --
                                              -----------   -----------
         Total                                $   122,575   $   139,343
                                              ===========   ===========

         Audit related fees in 2004 represent fees billed in connection with filing a registration statement. Audit related fees in 2005 represent fees billed for work performed in connection with a potential acquisition and for filing a registration statement

Audit Committee Pre-Approval Policy

         The Audit Committee's pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

         General. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the Audit Committee.

         Audit Services. The annual audit services engagement to the terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

         Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the company's financial statement and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

         Tax Services. The Audit Committee believes that the independent auditor can provide tax services to the company, such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

         All Other Services. The Audit Committee may grant pre-approval to those permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor.

         The affirmative vote, either in person or by proxy, of the holders of more than a majority of the shares of common stock and Series E Preferred Stock present and voting at the annual meeting, is necessary to ratify such appointment. If a shareholder abstains from voting on Proposal 2, or a beneficial owner fails to deliver written instructions from the nominee holder of shares so that the nominee holder is not able to vote such shares, it will have no effect on the vote with respect to Proposal 2.

         The Board of Directors recommends a vote FOR ratification of the appointment of KBA Group LLP as the Company's independent auditors for the fiscal year ending December 31, 2006.

PROPOSAL 3: TO AMEND OUR ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE
            COMPANY TO TERRA NOVA FINANCIAL GROUP, INC.

         The Board of Directors has approved a resolution to amend the Company's Articles of Incorporation to change the Name of the Company to Terra Nova Financial Group, Inc. Due to the Company's recent acquisition of Terra Nova, MW School and MW Securities, the Board of Directors believes that a name change to Terra Nova Financial Group, Inc. is more appropriately descriptive of the Company and allows for differentiation between its subsidiaries.

         If Proposal 3 is approved by the shareholders, we expect to file Articles of Amendment to Articles of Incorporation with the Texas Secretary of State promptly after the annual meeting. A copy of the Articles of Amendment is attached to this proxy statement as Appendix A.

         The affirmative vote, either in person or by proxy, of the holders of more than 66-2/3% of the shares of Common Stock and Series E Preferred Stock outstanding as of the Record Date, and that voted for or against is necessary to approve such amendment.

         Certain of our holders of Series E Preferred Stock, including Bonanza, have indicated that they intend to vote for approval of Proposal 3. Bonanza owns approximately 29.9% of our common stock and approximately 32.1% of the Series E Preferred Stock. The Series E Preferred stock votes together with the common stock on an as-converted basis. Because Bonanza holds approximately 32% of the outstanding voting stock, approval of Proposal 3 is expected.

         The Board of Directors recommends a vote FOR approval of the amendment to the Company's Articles of Incorporation to change the name of the Company to Terra Nova Financial Group, Inc.

                                   PROPOSAL 4
        TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                     AUTHORIZED COMMON SHARES TO 800,000,000

         The Board of Directors has approved a resolution to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 800,000,000. Our Articles of Incorporation currently authorize 50,000,000 shares of common stock, and the current number of common shares outstanding is 37,733,030 shares. Currently, there are not enough shares authorized to meet the Company's obligations to issue common stock upon exercise or conversion of its convertible bonds, convertible preferred stock and options, and should Proposal 4 not be approved, the Company would be in default under these obligations. There are no material agreements in effect or pending that would require the issuance of additional shares other than those necessary for the Company's obligations under the convertible bonds, convertible debentures, convertible preferred stock and option agreements. No change is being proposed to the authorized preferred stock. Our Board of Directors believes that the increase in authorized shares is necessary to enable the Company to reserve a sufficient number of shares to meet contractual requirements and provide flexibility in the future for general corporate purposes, such as stock dividends or splits, acquisitions, equity and convertible security financings, and issuances under stock option, warrant or other employee incentive plans.

         The following table illustrates the Company's capitalization before and after effects of Proposal 4:


             NUMBER OF                                          AFTER ADOPTION
           COMMON SHARES                         CURRENTLY       OF PROPOSAL 4
--------------------------------------------     ----------     --------------
Authorized                                       50,000,000       800,000,000
Outstanding                                      37,733,030        37,733,030
Unissued but reserved for:
     Outstanding Preferred Stock                    660,430           660,430
     Series E Convertible Preferred Stock                 -       233,333,247
     Outstanding options                          2,817,603         2,817,603
     Outstanding warrants                        12,169,040        12,169,040
     Warrants issued with Series E Preferred              -       133,843,672
     Convertible Bonds (maximum)                  2,300,000         2,300,000
     Convertible debentures (maximum)             1,200,000         1,200,000
     Contractual obligations                              -                 -
Authorized, unissued, and unreserved             (6,880,103)      375,942,978

          The proposed amendment would increase the number of shares of common stock that the Company is authorized to issue from 50,000,000 to 800,000,000. The additional 750,000,000 shares would be part of the existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The common stock does not and will not have any preemptive rights to purchase newly issued shares. Unless deemed advisable by the Board of Directors, no further shareholder authorization would be sought for the issuance of additional shares of common stock. Other than as required under the terms of the Company's convertible securities and as has been previously disclosed, the Board of Directors has no material or immediate plans, intentions or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.

         If Proposal 4 is approved by the shareholders, Article Four of the Company's Articles of Incorporation will be amended and restated to read as follows: "The Corporation shall have the authority to issue two classes of stock, and the total number authorized shall be eight hundred million (800,000,000) shares of Common Stock of the par value of one cent ($0.01) each, and five million (5,000,000) shares of Preferred Stock of the par value of ten dollars ($10.00)."

         The affirmative vote, either in person or by proxy, of the holders of more than 66 2/3% of the shares of common stock and Series E Preferred Stock outstanding as of the record date is necessary to approve the amendment.

         Certain of our holders of Series E Preferred Stock, including Bonanza, have indicated that they intend to vote for approval of Proposal 4. Bonanza owns approximately 29.9% of our common stock and approximately 32.1% of the Series E Preferred Stock. The Series E Preferred stock votes together with the common stock on an as-converted basis. Because Bonanza holds approximately 32% of the outstanding voting stock, approval of Proposal 4 is expected.

         If Proposal 4 is approved by the shareholders, the Articles of Incorporation would be modified as set forth in the Articles of Amendment to Articles of Incorporation attached as Appendix A. If Proposal 4 is approved, the amendment to the Articles of Incorporation will become effective upon the filing of Articles of Amendment to Articles of Incorporation with the Secretary of State for the State of Texas.

         The Company's Series E Preferred Stock will automatically convert to common stock upon filing of the Articles of Amendment to Articles of Incorporation with the Secretary of State of Texas.

         The Board of Directors recommends a vote FOR approval of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 800,000,000.

                       INTERESTS OF CERTAIN PERSONS IN THE
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         The director nominees are Mr. Box, who is the founder and owns 100% if the general partnership interest in Bonanza Capital, and Mr. Wanstrath, who is Managing Director, of Bonanza Capital, a private investment partnership, and general partner of Bonanza Master Fund. Their appointment to the Board of Directors on June 15, 2006 was required pursuant to a Securities Purchase Agreement (the "Series E Agreement"), between the Company and Bonanza. Pursuant to the Series E Agreement, which was filed as an exhibit to the Company's April 3, 2005 Form 8-K, Bonanza acquired 11,359.6 shares of Series E Preferred Stock in exchange for approximately $11,360,000. As a result of Bonanza's purchase, Bonanza now beneficially owns approximately 29.9% of the Company's outstanding common stock and approximately 32.1% of the Series E Preferred Stock. The Series E Agreement required that the Company appoint two nominees of Bonanza to the Board of Directors. Mr. Box is the founder and managing partner of Bonanza Capital, and owns approximately 100% of the general partnership interests of Bonanza Capital. Mr. Wanstrath is a Managing Director of Bonanza Capital. Upon approval of Proposal 4, the filing of the Articles of Amendment with the Secretary of State of Texas, the Series E Preferred Stock owned by Bonanza and others holding Series E Preferred Stock will automatically convert to common stock.

PROPOSAL 5: TO AMEND OUR ARTICLES OF INCORPORATION AND BYLAWS TO DECREASE THE
            MAXIMUM NUMBER OF DIRECTORS FROM 21 TO NINE

         Section 13(a) of the Company's Articles of Incorporation and Section
3.2 of the Company's Bylaws currently provide that the Board of Directors shall consist of no less than three nor more than 21 persons. The Board of Directors has determined that it is in the best interests of the Company and the Company's shareholders to reduce the maximum number of directors that may sit on the Board of Directors at any given time from 21 to nine.

         The Board of Directors is proposing amending the Company's Articles of Incorporation and Bylaws to reduce the maximum number of directors from 21 to nine.

         The affirmative vote, either in person or by proxy, of the holders of more than 66 2/3% of the shares of common stock and Series E Preferred Stock outstanding as of the record date is necessary to approve the amendment.

         Certain of our holders of Series E Preferred Stock, including Bonanza, have indicated that they intend to vote for approval of Proposal 5. Bonanza owns approximately 29.9% of our common stock and approximately 32.1% of the Series E Preferred Stock. The Series E Preferred stock votes together with the common stock on an as-converted basis. Because Bonanza holds approximately 32% of the outstanding voting stock, approval of Proposal 5 is expected.

         If Proposal 5 is approved by the shareholders, the Articles of Incorporation would be modified as set forth in the Articles of Amendment to Articles of Incorporation attached as Appendix A and the relevant language of the Bylaws would be modified as set forth on Appendix B. If Proposal 5 is approved, the Amendment to the Articles of Incorporation will become effective upon the filing of Articles of Amendment to Articles of Incorporation with the Secretary of State for the State of Texas, and the amendment to the Bylaws would be effective immediately.

         The Board of Directors recommends that the shareholders vote FOR the proposal to amend the Company's Articles of Incorporation and Bylaws to reduce the maximum number of directors that may sit on the Board of Directors at any given time from 21 to nine.

                          INFORMATION ABOUT THE COMPANY


         For detailed information on the Company, please see our Annual Report on Form 10-KSB, which is incorporated by reference into this proxy statement, a copy of which accompanies this proxy statement.


                    INFORMATION ABOUT THE ACQUIRED COMPANIES

General

         Terra Nova, founded in 1994, is a full-service self-clearing agency broker-dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA and SIPC, as well as the following exchanges: PCX, ISE, BOX and CHX. Terra Nova maintains a diversified customer base servicing Institutional, Business-to-Business (including Correspondent Clearing for other introducing broker/dealers) and Direct Market Access clients, while offering diversified product offering including equities, options, futures, fixed income and foreign exchange-traded securities. Headquartered in Chicago, Terra Nova has over 70 employees, with a sales presence in New York, San Francisco, Denver and San Antonio.

         Terra Nova is a pioneer in electronic trading, earning a national reputation for exceptional customer service, and has been highly ranked by Barron's Magazine in its annual survey of Best Online Trading Brokers, ranking #1 in the areas of customer service, trade technology, portfolio reports and overall usability. The majority of transactions and balances are processed through Terra Nova's self-clearing operations utilizing their proprietary clearing system. The remaining transactions are cleared and processed with the assistance of other strategically chosen clearing brokers. Terra Nova had revenue in excess of $40,000,000 in 2005.

         For more information regarding Terra Nova, please visit www.terranovatrading.com.

         MW School is an education provider to traders and investors. Its mission is to support traders and investors in their quest to achieve financial freedom and success, while sharing the passion and trading skills of its instructors. MW School's education curriculum is provided to assist traders and investors develop sound methods of analysis and risk management. Headquartered in Boulder, Colorado, MW School trains students worldwide. For more information about MW School, visit www.marketwise.com.

         MW Securities is a registered broker-dealer authorized to do business in a limited number of states. Currently MarketWise Securities introduced clients to Terra Nova Trading, LLC. Plans are being reviewed to determine the ultimate use for this entity. The operations of MW Securities are minimal.

Products and Services

    >>   Broker-Dealer Products Traded

         Terra Nova has been recognized as a premiere direct-access broker-dealer with an award-winning service component and offers a diverse product offering including:

    o    Equities,
    o    Options,
    o    Futures,
    o    Commodity Options,
    o    Fixed Income Products,
    o    Mutual Funds, and
    o    Forex

         Terra Nova is a full service agency broker-dealer. Its clients primarily trade on a self-directed basis through front-end trading platforms, but may also transact trades through the Terra Nova trade desk.

         Terra Nova's primary trading technology will be the RushGroup's product offering. In addition, Terra Nova expects to continue to offer other front end trading platforms including the Townsend Analytic, Ltd. "RealTick(R)" product.

    >>   Broker-Dealer Technology

         Terra Nova currently owns its proprietary software used to enable it to self-clear the broker-dealer transactions. This software was acquired in 2004 and has been continually enhanced to allow Terra Nova to control the clearing process while allowing for scale in transactions. This business model has provided Terra Nova with a lower cost model with substantially increased control of back office functions. This technology along with the appropriate regulatory approvals and internal processes allows Terra Nova to offer correspondent clearing to third party broker-dealers.

    >>   Educational Products

         MW School provides students with a variety of educational classes both in person and online. These classes and seminars include topics such as technical analysis, fundamental analysis, risk management, and trend analysis. Also offered is a mentoring program that follows the student from classroom to trading and beyond. MW School provides various analysis and perspectives from different traders involving market related topics.


                  COMPARATIVE PER SHARE INFORMATION (UNAUDITED)

         The following table summarizes per share information for the Subsidiaries on a historical and pro forma combined basis as if the purchase had occurred on January 1, 2005. The following information should be read in conjunction with the audited consolidated financial statements of the Company and TFS, the unaudited interim consolidated financial statements of the Company, the selected historical consolidated financial data of the Company and TFS, and the selected pro forma combined financial data and the unaudited pro forma combined financial statements. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                                             Three Months Ended June 30,     Six Months Ended June 30,
                                            ----------------------------   ----------------------------
                                                2006            2005           2006            2005
                                            ------------    ------------   ------------    ------------
Revenues                                    $ 13,793,030    $ 15,950,210   $ 27,796,323    $ 25,780,725

Net income (loss) attributable to
 common shareholders (Note 1)               $ (1,614,471)   $  3,155,445   $ (1,416,239)   $    952,086
                                            ============    ============   ============    ============

Net income (loss) per share attributed to
 common shareholders, basic and diluted     $      (0.04)   $       0.11   $      (0.04)   $       0.03
                                            ============    ============   ============    ============

Weighted average common shares
 outstanding, basic                           37,699,953      29,393,556     37,671,104      27,541,667
                                            ============    ============   ============    ============

Weighted average common shares
 outstanding, diluted                         37,699,953      29,732,286     37,671,104      27,541,667
                                            ============    ============   ============    ============

     Note 1 Excludes non-recurring charge related to beneficial conversion feature of preferred stock.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited combined pro forma condensed statement of operations gives effect to the Acquisition as if it had been completed on January 1, 2006. The unaudited combined pro forma condensed financial statements are derived from the historical financial statements of Terra Nova, MW School, MW Securities and the Company.

         The Company will account for the Acquisition under the purchase method of accounting. Accordingly, The Company will establish a new basis for the Subsidiaries' assets and liabilities based upon the fair values thereof and the Company purchase price, including costs of the Acquisition. The purchase accounting adjustments made in connection with the development of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies, nor any adjustments to expenses for any future operating changes. The Company may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following unaudited combined pro forma condensed financial information is not necessarily indicative of the operating results that would have occurred had the Acquisition been completed on the dates discussed above.

         The Company is unaware of events, other than those disclosed in the accompanying notes that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made within periods prescribed in accordance with generally accepted accounting principles. The actual results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the Acquisition took place.

         The Company paid $25,000,000 in cash for the Subsidiaries. Additionally, the Company paid $275,068 in acquisition related legal and accounting fees, and $218,054 of other acquisition costs.

          On a pro forma basis, goodwill increased by $11,661,480 as a result of the Acquisition. The increase of $5,000,000 in intangible assets was attributed to the value of trademarks, customer lists and websites. The increase of $1,000,000 in capitalized software costs was attributed to the value of internally developed software. These amounts (excluding goodwill) are amortized ratably over 12 equal quarters on the Unaudited Combined Pro Forma Condensed Statement of Operations.

         The Company issued $35,000,000 in Series E Preferred Stock and detached warrants. Fees associated with the issuance, including commissions, were $2,488,206. The Company also issued approximately 14,462,000 underwriter warrants with a fair value of $2,980,422 recorded in additional paid in capital. These warrants were valued using the Black Scholes model with the following assumptions: expected volatility of 88%, no dividend yield, risk free interest rate of 5.19% and an expected life of five years.

         The $35,000,000 of Series E Preferred Stock is convertible into the Company's common stock at the rate of 6,667 shares of common stock for each $1,000 face value of Series E Preferred Stock. The Company calculated the beneficial conversion feature embedded in the Series E Preferred Stock in accordance with EITF 98-5 and EITF 00-27 and determined that the conversion feature has a value of $46,236,641. The conversion of the Series E Preferred Stock into common stock is contingent upon approval of Proposal 4 for increase of the number of authorized shares of common stock. As approval of Proposal 4 is probable, the beneficial conversion amount was recorded upon issuance of the Series E Preferred Stock.

         Additionally, five year warrants were issued to purchase 3,333 shares of common stock at $0.30 per share for each $1,000 face value of Series E Preferred Stock. The relative fair value of these warrants was determined to be $15,903,305 using the Black Scholes model with the following assumptions: expected volatility of 88%, no dividend yield, risk free interest rate of 5.19% and an expected life of five years.


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
         UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 2006


                                                               Market Wise       Rush
                                                 Market Wise      Stock        Financial
                                   Terra Nova    Securities,     Trading     Technologies,  Adjustments   Adjustments
                                  Trading, LLC       LLC       School, LLC       Inc.            DR            CR          Total
                                  ------------   -----------   -----------   ------------   -----------   -----------   -----------
Revenues
   Commissions and fees           $ 19,265,747          --            --     $  1,439,422          --            --     $20,705,169
   Interest                          5,680,056          --            --           10,971          --            --       5,691,027
   Software license fees                  --            --            --             --            --            --            --
   Other income                      1,240,394           423       109,369         49,941          --            --       1,400,127
                                  ------------   -----------   -----------   ------------   -----------   -----------   -----------
                                    26,186,197           423       109,369      1,500,334          --            --      27,796,323
Expenses
   Commissions, execution and
    exchange fees                   10,468,207          --            --          810,373          --            --      11,278,580
   Employee compensation             5,556,241          --         683,834      1,096,746          --            --       7,336,821
   Quotations and market data        3,172,128          --            --          235,714          --            --       3,407,842
   Interest expense on
    brokerage accounts               2,755,030          --            --             --            --            --       2,755,030
   Advertising and promotional         550,332          --           3,485         17,718          --            --         571,535
   Professional fees                   299,864        11,816          --          232,140          --            --         543,820
   Communications and
    information technology             425,112          --          12,823         95,519          --            --         533,454
   Occupancy and equipment rental    1,286,199          --          17,660        146,224          --            --       1,450,083
   Depreciation and amortization       229,241          --            --          544,962          --            --         774,203
   Travel and entertainment             83,665          --          11,552           --            --            --          95,217
   Other operating expenses               --          13,040        12,924        203,856          --            --         242,744
   Capitalized expenses                   --            --            --             --            --            --            --
                                  ------------   -----------   -----------   ------------   -----------   -----------   -----------
Total expenses                      24,826,019        24,856       742,278      3,383,252          --            --      28,989,329

Operating income (loss)              1,360,178       (24,433)     (632,909)    (1,882,918)         --            --      (1,193,006)

Other income (expense)
   Interest expense                       --            --            --          206,626          --            --         206,626
                                  ------------   -----------   -----------   ------------   -----------   -----------   -----------
Net income (loss)                 $  1,360,178   $   (24,433)  $  (632,909)  $ (2,089,544)         --            --     $(1,386,708)
                                  ============   ===========   ===========   ============   ===========   ===========   ===========


Results of Operations

Three months ended June 30, 2006 and 2005:

Revenues

The following table sets forth the components of our revenues for the periods indicated:

                                            Three Months Ended June 30,
                                           ----------------------------
                    Revenue                    2006            2005
          ----------------------------     ------------    ------------
          Investment Services              $  9,656,262    $    514,027
          Software Services                       1,650           1,075
          Corporate                              18,132          25,529
                                           ------------    ------------
                     Total                 $  9,676,044    $    540,631
                                           ============    ============

         Total revenue for the second quarter increased $9,135,413, or 1690%, from 2005 to 2006. This increase reflects substantially the increased revenue from the acquisition of Terra Nova.

         Investment services revenue increased $9,142,235, or 1,778%, from 2005 to 2006. This increase is due primarily to the addition of Terra Nova. Our broker-dealer is dependent on the overall activity in the United States equity markets. We will continue to devote resources toward marketing our online trading platforms and increasing the overall customer base, which should drive increases in trade volumes and revenues.

         Software Services had revenue of $1,650, an increase of $575 from 2005 to 2006. RushGroup has yet to realize any revenues from the licensing of our proprietary software-trading platform to unrelated third party entities. We have had contact with several institutions and brokerages about the licensing potential of various software components or applications of the RushTrade platforms and we continue to aggressively pursue these opportunities. While we continue to enhance and strengthen our various software applications, management expects RushGroup software services and licensing potential to be a new source of revenue. During the next period our focus will be on providing our trading platforms to Terra Nova customers.

         Corporate revenues decreased $7,397 to $18,132 from 2005 to 2006. This decrease represents trailing commissions from Rushmore Insurance Services. As this line of business was discontinued, all related revenues and expenses are classified as corporate.

Expenses

         The following table sets forth the components of our expenses for the periods indicated:

                                           Three Months Ended June 30,
                                           ----------------------------
                    Expense                    2006            2005
          ----------------------------     ------------    ------------
          Investment Services              $  9,776,019    $    497,291
          Software Services                     392,870         486,862
          Corporate                             921,892         366,022
                                           ------------    ------------
                     Total                 $ 11,090,781    $  1,350,175
                                           ============    ============


         Total expenses, including interest expense, increased $9,740,606 or 721%, from 2005 to 2006. Investment Services expenses increased 1866%, or $9,278,728, Software Services expenses decreased $93,992, or 19%, and Corporate expenses increased 152%, or $558,870.

         Investment Services expenses increased $9,278,728, or 1866%, from 2005 to 2006. This reflects the additional expenses from acquiring Terra Nova, effective May 1, 2006. Employee compensation and benefits increased $2,197,530, commissions, exchange and clearing fees increased 3,817,852, communications and data processing increased $1,229,810, office expense increased $52,775, advertising and marketing increased $178,121, and other expenses increased approximately $1,500,000. We also had an increase of $368,000 in depreciation and amortization expenses from the amortization of intangibles related to the acquisition of Terra Nova. We believe that once the broker-dealers realize many of the synergies that have been identified our costs as a percentage of revenue will decline.

         Software Services expenses decreased 19% or $93,992 from 2005 to 2006. In the second three months of 2005 we capitalized certain software development costs reducing our 2005 expenses by $45,000. In the second three months of 2006 we did not capitalize any software development costs. In comparing 2005 to 2006, this effectively reduced our first quarter 2005 expenses when compared to the first quarter of 2006. Employee compensation expenses increased approximately $14,000, office expenses increased approximately $16,500 and other expenses increased 4,600 in 2006. These increases were offset by net depreciation expense on capitalized software decreased $119,000 and a decrease in communication and data processing expense of $53,500. As overall market activity and acceptance of the products increases and when RushGroup begins to market to outside entities, costs to support the platforms will increase.

         Corporate expenses increased $558,870, or 152%, from 2005 to 2006. Employee compensation and benefits expense increased $328,000 from the payment of deferred salaries, share based compensation and other compensation related expenses. We also had an increase of $124,000 in interest expense related to the write off of debt discounts on short term notes payable and an increase in other expenses of $122,000. These increases were partially offset by decreases in office expenses of $27,000, advertising and marketing expenses of $17,000 and accounting and legal expenses of $17,000.

Six months ended June 30, 2006 and 2005

Revenues

         The following table sets forth the components of our revenues for the periods indicated:

                                             Six Months Ended June 30,
                                           ----------------------------
                   Revenue                     2006            2005
         ----------------------------      ------------    ------------
         Investment Services               $ 10,330,313    $    997,048
         Software Services                        3,370           3,670
         Corporate                               30,499          31,937
                                           ------------    ------------
                    Total                  $ 10,364,182    $  1,032,655
                                           ============    ============

         Total revenue for the first six months increased $9,331,528, or 904%, from 2005 to 2006. This increase generally reflects increased revenue from in the acquisition of Terra Nova.

         Investment services revenue increased $9,333,265, or 936%, from 2005 to 2006. This increase is due primarily to the addition of sales from the addition of the Terra Nova business unit. We expect these trends to continue; however, our broker-dealers, like most broker-dealers, are dependent on the overall activity in the United States equity markets. We will continue to devote resources toward marketing our online trading platforms and increasing the overall customer base, which should drive increases in trade volumes and revenues.

         Software Services had revenue of $3,370, a decrease of $300 from 2005 to 2006. RushGroup has yet to realize any revenues from the licensing of our proprietary software-trading platform to unrelated third party entities. We have had contact with several institutions and brokerages about the licensing potential of various software components or applications of the RushTrade platforms and we continue to aggressively pursue these opportunities. While we continue to enhance and strengthen our various software applications, management expects RushGroup software services and licensing potential to be a new source of revenue.

         Corporate revenues decreased $1,438 to $30,499 from 2005 to 2006. This decrease represents trailing commissions from Rushmore Insurance Services. As this line of business was discontinued, all related revenues and expenses are classified as administrative.

Expenses

         The following table sets forth the components of our expenses for the periods indicated:

                                             Six Months Ended June 30,
                                           ----------------------------
                   Expense                     2006            2005
         ----------------------------      ------------    ------------
         Investment Services               $ 10,372,060    $    973,168
         Software Services                      768,453         849,965
         Corporate                            1,195,013         704,649
                                           ------------    ------------
                    Total                  $ 12,335,526    $  2,527,782
                                           ============    ============

         Total expenses, including interest expense, increased $9,807,744 or 388%, from 2005 to 2006. Investment Services expenses increased 966%, or $9,398,892, Software Services expenses decreased $81,512, or 10%, and Corporate expenses increased 70%, or $490,364.

         Investment Services expenses increased $9,398,892, or 966%, from 2005 to 2006. Employee compensation and benefits expense increased $2,126,558, commission, exchange and clearing fees increased approximately $3,971,000, communication and data processing fees increased approximately $1,298,806, office expense increased $180,000, other expenses increased $551,000, depreciation and amortization expense increased $919,000. This was partially offset by a decrease in advertising and marketing expenses of $36,000. We also had an increase of $368,000 in depreciation and amortization expenses from the amortization of intangibles related to the acquisition of Terra Nova. The increases in these expenses are attributable to the increased cost associated with the Terra Nova business unit.

         Software Services expenses decreased 10% or $81,512 from 2005 to 2006. In the first six months of 2005 we capitalized certain software development costs reducing our 2005 expenses by $133,000. In the first six months of 2006 we did not capitalize any software development costs. In comparing 2005 to 2006, this effectively reduced our first quarter 2005 expenses when compared to the first quarter of 2006. Employee compensation expenses increased approximately $45,000, office expenses increased approximately $29,000, other expenses increased approximately $7,000 and interest expense increased approximately $2,000 in 2006. Net depreciation expense on capitalized software decreased $251,534 from approximately $379,000 in 2005 to $127,000 in 2006, a 67%
decrease. Communications and data processing fees also decreased by approximately $45,000 in 2006. These increases are primarily due to the increased cost from Terra Nova. As overall market activity and acceptance of the products increases and when RushGroup begins to market to outside entities, costs to support the platforms will increase.

         Corporate expenses increased $490,364, or 70%, from 2005 to 2006. We had increases in employee compensation and benefits of approximately $331,000, communications and data processing expense of $2,000, other expenses of $4,000, penalties for late payment of our payroll taxes of $122,000 and interest expense of $133,000. These increases were partially offset by decreases in office expense of $57,000, advertising and marketing expense of $16,000 and accounting and legal expense of $41,000. Also in 2005 our expenses were decreased by a gain on the settlement of a liability of $19,000.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues

         Total revenues increased $145,215 or 7% from $2,200,368 in 2004 to $2,345,583 in 2005. The increase in revenues is primarily a result of the growth in new accounts, trade volume, software user fees and other related revenues from RushTrade and reflects the increased acceptance of our products and the limited success of our marketing efforts.

         Investment services' revenues showed a 11% increase from $2,053,415 in 2004 to $2,291,512 in 2005. RushTrade, like most broker/dealers, is dependent on the overall activity in the United States equity and options markets. RushTrade will continue to devote resources toward marketing its online direct access trading platforms and increasing the overall customer base, which should continue to drive increases in trade volumes and revenues. Discontinuing our traditional retail brokerage business, RSC and Rushmore Insurance Services, now reported in the Corporate segment, caused our revenue to decline from years prior to 2004. Our sales and marketing efforts for the RushTrade platforms are beginning to show results. Since the release of the RushTrade products in late 2002, RushTrade has experienced increases in new accounts, share/trade volume and customer account assets. See "Description of Business - Growth Strategy."

         We have received only minimal revenue from licensing our software products to outside entities. We have had preliminary discussions with several institutions and brokerages about the licensing of various software components or applications of the RushTrade platforms, but various software applications are still under development for the Back Office Management ("BOM") tool and are not expected to be released until at least the second quarter of 2006. Further discussions with potential licensees will depend upon completion of the BOM. With the purchase of LostView in February 2004, our software services revenue increased from zero in 2003 to $105,648 in 2004, primarily from LostView's historic stream of revenue. However, as we began to focus more on developing our proprietary products, the LostView revenue from outside entities decreased to $7,273 in 2005. As applications of the BOM tool are completed and additional multi-firm functionality is added, RushGroup's real-time market data services and software trading platforms will be ready for deployment in the marketplace.

         Corporate revenue increased from $41,305 in 2004 to $46,798 in 2005, a 13% increase from 2004 to 2005. Corporate revenue consists primarily of the residual income derived from RSC and Rushmore Insurance Services.

         RushTrade's marketing and sales efforts are currently underway to acquire new active trader/customer accounts that are expected to generate both subscription-based and transaction-based revenue. RushTrade believes it has the low cost operational infrastructure and a relatively low threshold to reach profitability in the near future. We believe we have embarked on a successful marketing strategy to generate the necessary active trader/customer accounts to capture customer assets with the trade volumes to result in increased revenues. There can be no assurances that these steps will result in our being able to settle our liabilities they become due, or that we will be able to generate revenues or cash flows from financings sufficient to support our operations in the short term. Sales increases in RushTrade are reflective of our increases in overall trade volumes.

Expenses

         Total expenses, including interest expense, increased $828,909, or 18%, from $4,697,005 in 2004 to $5,525,914 in 2004. Significant changes include a $420,000 write-off of goodwill and intangibles, $285,000 decrease in depreciation expenses, $380,000 additional compensation expenses and a decrease in interest expense of $142,000. The remaining expenses are consistent with our increase in revenues and also reflect the additional expenses from RushGroup's focus on software development.

         Investment services expenses increased from $2,078,139 in 2004 to $2,271,898 in 2005, an increase of $193,759 or 9% which is consistent with our growth in revenue. Commissions, exchange and clearing fees increased $350,000 from 2004 to 2005, advertising and marketing expenses increased $57,000, office expenses increased $18,000 and compensation expenses increased $10,000. These increases were partially offset by decreases in communication and data processing of $147,000 and other expenses of $93,000. These increases were due in part to the addition of new offices in New York and Boston. As revenues increase, the infrastructures necessary to support the expansion of the customer base will further increase our expenses. RushTrade will need to add customer support personnel and additional software sales representatives in order to continue to increase revenue and support the acquisition of additional customer accounts.

         Software services expenses increased from $1,620,057 in 2004 to $1,932,725 in 2005, an increase of 19%. This increase is due primarily to the write-off of goodwill and intangibles of $420,000, an increase in employee compensation and benefits of $201,000, an increase in advertising and marketing of $43,000, an increase in office expense of $33,000 and capitalizing $43,000 less in expenses in 2005 as compared to 2004. This was partially offset by a decrease in amortization expense of $263,000 as capitalized software became fully amortized, a reduction in other expenses of $30,000 and a decrease in communications and data processing of $133,000.

         Expenses from the corporate segment increased by $322,482 from 2004 to 2005, a 32% increase, primarily from the increase in employee compensation and benefits of $244,000, an increase of $144,000 resulting from penalty and interest on the payroll tax obligation, an increase in advertising of $30,000, an increase in communication and data processing of $13,000 and an increase in office expenses of $35,000. This is partially offset by a decrease in interest expense of $143,000 and a decrease accounting and legal of $8,000. The interest expense decreased due to the conversion of the Bonds into common stock and the reduction in amortization of debt discount and deferred financing fees. As bondholders continue to convert their holdings into common stock, interest expense will continue to decline. We continue to identify areas to reduce expenses and very aggressively pursue renegotiation of existing contracts and services when appropriate. With the expected increase in revenues, the infrastructure necessary to support the additional business activity will increase.

         We have an estimated federal and state payroll tax obligation of $693,776 at December 31, 2005 compared to $442,697 at December 31, 2004. We have estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005, in addition to an estimated accrual for interest and penalties. There is no obligation for the first, second or third quarters of 2005, as these taxes have been submitted. These amounts are included in the accompanying consolidated balance sheets as a separate line item.

Liquidity

         Cash Flows from Operating Activities - We incurred a net loss of $1,971,343 for the six months ended June 30, 2006. This amount was adjusted for non-cash expenses totaling $1,041,671, reduced by an increase in segregated cash of $29,711,922, as well an increase in prepaid expenses, deposits and other assets of $293,830, a decrease in payables to brokers, dealers and clearing organizations of $46,806, a decrease in payables to customers of $3,762,408, and a decrease in accrued payroll tax obligation of $679,615, and offset by a decrease in receivables from brokers, dealers and clearing organizations of $3,240,538, a decrease in receivable from customers of $28,322,900, a decrease in receivables from non customers of $309,360, a decrease in accounts receivable of $990,358, a decrease in other assets of $32,800, an increase in payables to non customers of $33,340, an increase in accounts payable and accrued expenses of $344,489; thus yielding net cash flows used in operating activities of $2,150,468.

         We incurred a net loss of $1,495,127 for the six months ended June 30, 2005. This amount included non-cash expenses totaling $588,516. Cash flows from operating activities decreased from an increase in receivables of $12,102 and by a increase in prepaids and deposits of $25,117 offset by an increase in accounts payable of $30,560, an increase in accrued payroll tax obligation of $109,964 and an increase in accrued expenses of $56,162 due to our lack of available cash; thus yielding a net cash flow used by operating activities of $747,144.

         Cash Flows From Investing Activities - Cash flow used in investing activities during the six months ended June 30, 2006 was $15,054,988, due to applying $25,000,000 to the purchase of Terra Nova and related entities and the purchase of property and equipment of $90,175 offset by $10,035,187 cash acquired in the acquisition of the Terra Nova and related entities.

         Cash flow used by investing activities during the six months ended June 30, 2005 was $202,091, from purchase of equipment and capitalized software development costs related to the RushTrade direct access software RushTrade Back Office Tool.

         Cash Flows from Financing Activities - During the six months ended June 30, 2006 we raised $300,000 from the issuance of a convertible note to a related party, $100,000 from the issuance of a related party note payable, approximately $32,494,407 net proceeds from the sale of Series E preferred stock and $30,000 from the exercise of stock options. This was offset by the repayment of the $300,000 convertible note and the $100,000 note payable and the net payments on our line of credit of $10,684,038.

         During the six months ended June 30, 2005 we raised $615,000 from the sale of common stock and warrants and $3,200 from the exercise of stock options.

         The accompanying financial statements have been prepared assuming that we will continue as a going concern. At June 30, 2006, we had $187,660,911 in current liabilities, and current assets of $198,182,814. Also, we incurred a net loss of $1,971,343 during the six months ended June 30, 2006 and $1,495,127 in 2005. We believe the funds raised in connection with the purchase of Terra Nova and the cash flows generated by Terra Nova will enable us to reach a sustainable level of profitability; however, these matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         We have received minimal revenue from licensing our software products and services to outside entities and do not expect any additional revenues, other than intercompany revenues, above current levels until the last quarter of 2006. Due to our lack of resources, we have been limited to only preliminary marketing efforts. If we are unable to successfully market our products to outside entities it will severely restrict our revenue growth, profitability and liquidity, and could impact our ability to continue as a going concern. We expect the relationship with Terra Nova will provide additional revenue above current levels once the products are integrated into Terra Nova's clearing operations.

         We are presently engaged in several legal proceedings, more fully described in Legal Proceedings on page 30. We believe that our current level of funding the payment of the claims would not have an adverse effect on our ability to continue as a going concern if the outcomes are unfavorable. We believe we would be able to pay the claims in total in the short term.

         Until the completion of the funding related to the acquisition we had been unable to meet many of our obligations as they have become due. At June 30, 2006, we have convertible notes due to a related party totaling $485,000 plus accrued interest that are past due. We are in discussion with the holders, and we expect to be able to repay or restructure these notes.

         Since the completion of the funding related to the acquisition we have brought our most critical vendors current especially those most critical to our day-to-day operations. If we are unable to maintain this payment schedule, we risk losing valuable services that could limit our ability to service new and existing customers. This could severely restrict our continued revenue growth and prevent us from reaching profitability.

         There is a large group of vendors, not affecting our day-to-day operations, which have not been paid and are severely past due. If these vendors were to initiate legal proceedings, it would divert our attention from day to day operations and require an allocation of resources to defend the action or attempt to settle these obligations.

         We have made it a priority to pay for goods and services necessary to operate our business in a timely manner. When we have been able to negotiate settlements on past due obligations on terms that we have determined to be favorable to us, we have made it a priority to pay those. We have not made it a priority to make payments to related parties.

                                 THE ACQUISITION

Our Reasons for the Acquisition

         The Board of Directors believed it was in the best interests of the Company to make the Acquisition when the opportunity arose because:

         o it enhances the Company's sophisticated front-end trading platform by providing "back-end" execution and clearing services acquired from Terra Nova;

         o the combined technologies of the trading platform and clearing system provide the Company with a complete front-to-back solution;

         o the combined companies have approximately 20,000 customer accounts and over $600 million in customer account assets;

         o the RushGroup platform will be promoted to approximately 20,000 additional customers;

         o Terra Nova was repeatedly ranked among the leaders in direct access online trading by Barron's Magazine and other financial publications;

         o the RushGroup trading platform complements the needs of Terra Nova's diverse client base of institutions, correspondent broker-dealers and direct active traders and investors;

         o when combined, the broker-dealers, RushTrade and Terra Nova, might realize synergies and reduced overhead;

         o the RushGroup trading platform includes a low-cost web-based platform that Terra Nova may add to its product offering, which may assist Terra Nova is expanding its market reach;

         o Terra Nova's ability to support trading in equities, options, futures and FOREX; and

         o MW School's education offering complements the Company's technology initiatives and broker-dealer trading activities by providing training in trading, analysis and risk management to traders and investors worldwide.

Background of the Acquisition

         Several years ago Terra Nova and Rush maintained a relationship whereby Terra Nova was the broker-dealer of record for a former subsidiary of Rush. The subsidiary was an independent branch office of Terra Nova. Because of this relationship each company was familiar with the other's operations. In early 2005, the former president of Terra Nova contacted Rush to review a possible business relationship.

         In August of 2005, representatives of TFS, Terra Nova and the Company met to discuss possible synergies between the two organizations. Combining the Terra Nova self-clearing broker-dealer with the RushTrade front-end technology appeared to be an attractive business opportunity for both companies because RushTrade and Terra Nova are both broker/dealers that offer various proprietary technologies and servicing solutions to active sell-side brokers, as well as individual and institutional investors. The proposed transaction would combine these two entities into a more competitive and stronger financial services Company.

         Interest in a potential transaction was triggered in part by the previously announced merger between the NYSE and the Archipelago Exchange, which contemplated a change in ownership and control of Terra Nova. Rush management had reason to believe that at least one significant shareholder was required to liquidate his position in Terra Nova prior to the NYSE/ARCA merger being consummated. The remaining owners used this as an exit strategy.

         Discussions and negotiations began in August 2005. A Letter of Intent was entered into between TFS and the Company on September 21, 2005 (as amended on November 14, 2005) providing that, upon completion of due diligence and other contingencies, the Company would acquire Terra Nova and the other Subsidiaries for a purchase price of $25 million. The Company retained Arabella Securities as an advisor in the transaction and to assist in raising $35 million to fund the purchase price and provide additional working capital.

         On October 19, 2005, the Board of Directors of the Company approved the negotiation and preparation of definitive documents with respect to the Acquisition. During the fall and winter of 2005, the parties continued the negotiations and their advisors continued to prepare the documentation. During this time, the Letter of Intent was amended several times to extend the termination date of the Letter of Intent.

         The Purchase Agreement was executed on March 30, 2006, and after regulatory approval was granted, the Acquisition closed on May 17, 2006.

What TFS Received in the Acquisition

         Pursuant to the terms of the Purchase Agreement, in consideration of the transfer to the Company of substantially all of the membership interests of the subject subsidiaries of TFS, other than excluded assets, the Company paid to TFS an aggregate purchase price of $25,000,000 cash.

Terms of the Purchase Agreement

         The terms and conditions of the Purchase Agreement were the result of arm's-length negotiations between representatives of TFS and representatives of the Company. The following is a summary of the terms of the Purchase Agreement that we believe are material. However, the description does not contain all of the terms of the Purchase Agreement, and is qualified in its entirety by reference to the copy of the Purchase Agreement, which was filed as Exhibit 2.6 to the Company's Form 8-K on April 3, 2006.

General

Conditions to the Closing of the Acquisition

         The closing of the Acquisition was subject to certain customary conditions such as the accuracy of certain representations and warranties in the Purchase Agreement, the performance of a number of covenants, and the absence of certain legal actions or proceedings prohibiting consummation of any of the transactions contemplated by the Purchase Agreement. The Company's obligation to close was also subject to certain third party consents having been received and no material adverse change or effect having occurred on the part of TFS.

Representations and Warranties

         The Purchase Agreement contained various representations and warranties of TFS including, among others, representations and warranties related to corporate organization and similar corporate matters, authorization and enforceability, non-contravention of TFS' organizational documents, non-violation of laws and binding agreements, consents and approvals, absence of litigation, material contracts, title to assets and properties, taxes and tax returns, intellectual property, insurance, employee benefits, accounts receivable; absence of brokers, solvency, and other customary representations.

         The Purchase Agreement contained various representations and warranties of the Company and the Acquisition Subsidiaries, including among others, representations and warranties related to corporate organization and similar corporate matters, compliance with securities laws, authorization and enforceability, non-contravention of either the Acquisition Subsidiaries' or the Company's certificate of incorporation or bylaws, non-violation of laws and binding agreements, consents and approvals, licenses and permits, absence of brokers, absence of litigation, financial statements, the timeliness and accuracy of SEC filings, solvency, the absence of related party transactions, the absence of any other registration rights, outstanding indebtedness, and other customary representations.

         The representations and warranties survive the closing until 18 months after the closing date of the Acquisition.

Indemnification

Indemnification of the Company by TFS
-------------------------------------

         TFS agreed to indemnify and hold harmless the Company and each of the its affiliates, officers, directors, employees, and their successors and assigns from and against losses resulting from or arising out of the breach of any representation or warranty made by TFS in the Purchase Agreement, the breach of any covenant or agreement of TFS in the Purchase Agreement, and certain litigation matters. TFS' obligation to indemnify the Company is only with respect to losses incurred in excess $100,000 (such $100,000 is a deductible for which Parent shall bear no indemnification responsibility), and the aggregate amount required to be paid by TFS with respect to such indemnification may not exceed $1.25 million.

Indemnification of TFS by the Company
-------------------------------------

         The Company agreed to indemnify and hold harmless TFS and its affiliates, officers, members, employees, and their successors, assigns, heirs and legal and personal representatives from and against losses resulting from or arising out of the breach of any representation or warranty made by the Company in the Purchase Agreement, and the breach of any covenant or agreement made by the Company in the Purchase Agreement.

Expenses

         Each party paid its own fees and expenses in respect of the Acquisition.

Shareholder Approval Required to Consummate the Acquisition

         We did not need shareholder approval to complete the Acquisition, or to issue the our securities to TFS in exchange for the Subsidiaries, because the shares of Series E Preferred Stock were previously authorized and available for issuance at the discretion of our Board of Directors, and the issuance of the Series E Preferred Stock and warrants are not actions that require shareholder action.

Material Federal Income Tax Consequences of the Acquisition

         The Acquisition was a taxable event for the selling members of the Subsidiaries. The Acquisition had no federal income tax consequence to the Company or its shareholders.

Accounting Treatment of the Acquisition

         The Acquisition was accounted for using the purchase method of accounting.

                              AVAILABLE INFORMATION

         We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

         Copies of such reports, proxy statements and other information, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 100 First Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

         In addition, the documents incorporated by reference into this proxy statement are available from the Company upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement), without charge, upon written or oral request. You should make any request for documents by September __, 2006 to ensure timely delivery of the documents.

         Requests for documents relating to the Company should be directed to:
Brooke Hoffman, Director of Corporate Governance and Investor Relations, 100 South Wacker Drive, Suite 1550, Chicago, Illinois 60606.


                          SHAREHOLDER PROPOSALS FOR THE
                       2007 ANNUAL MEETING OF SHAREHOLDERS

Deadline for Submission of Stockholder Proposals

         Proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company at 100 South Wacker Drive, Suite 1550, Chicago, IL 60606, not later than December 15, 2006 for inclusion in the proxy statement for that meeting.

         Shareholders who wish to make a proposal at the 2007 Annual Meeting of Shareholders other than one that will be included in the Company's proxy materials, should notify the Company no later than December 15, 2006 and no earlier than December 1, 2006. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder's proposal if it is properly brought before that meeting. If a shareholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the SEC's proxy rules.


                                           By Order of the Board of Directors



                                           Bernay Box
                                           Chairman of the Board

____________, 2006

                                   APPENDIX A

                              Articles of Amendment
                        to the Articles of Incorporation
                                       of
                        Rush Financial Technologies, Inc.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Rush Financial Technologies, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

                                    Article 1

         The name of the corporation is Rush Financial Technologies, Inc. (the "Corporation").

                                    Article 2

         The Articles of Incorporation of the Corporation are amended by these Articles of Amendment as follows:

         (A) Article One of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                  "ARTICLE ONE

         The name of the Corporation is Terra Nova Financial Group, Inc."

         (B) The first sentence of Article Four of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                  "The Corporation shall have the authority to issue two classes of stock, and the total number authorized shall be eight hundred million (800,000,000) shares of Common Stock of the par value of one cent ($0.01) each, and five million (5,000,000) shares of Preferred Stock of the par value of ten dollars ($10.00) each."

         All other provisions of Article Four remain unchanged.

         (C) The first sentence of Section (a) of Article Thirteen of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                  "The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class or series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than nine persons."

         All other provisions of Article Thirteen remain unchanged.

                                    Article 3

         The above amendments to the Articles of Incorporation were duly adopted and ratified by the shareholders of the Corporation by at a meeting duly called and held on ______________ ___, 2006, at which a quorum was present and voting throughout.

                                    Article 4

         The above amendments to Article One, Article Four and Section (a) of Article Thirteen of the Corporation's Articles of Incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of RUSH FINANCIAL TECHNOLOGIES, INC. as of this ___ day of ___________, 2006.

                                            RUSH FINANCIAL TECHNOLOGIES, INC.
                                            (to be hereafter named Terra Nova
                                            Financial Group, Inc.)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                   APPENDIX B
                                   ----------

                      MODIFICATION OF THE COMPANY'S BYLAWS
                    TO REDUCE THE MAXIMUM NUMBER OF DIRECTORS

The second sentence of Section 2 of Article III of the Company's Bylaws would be amended to read as follows (with deletions indicated by strike-outs and additions indicated by underlining):

         Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the Board of Directors shall consist of no less than three nor more than twenty-one nine persons.

                                     ANNEX 1

    Information from the Form 10-KSB for fiscal year ended December 31, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders of Rush Financial Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Rush Financial Technologies, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rush Financial Technologies, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities exceeded its current assets by $3,173,135. Additionally, the Company incurred a net loss of $3,180,331 in 2005 and $2,496,637 in 2004 and used cash flows from operations totaling $1,472,351 in 2005 and $1,008,245 in 2004. The Company also has unpaid payroll tax obligations of approximately $694,000, past due convertible notes payable totaling $351,667 and a significant amount of past due trade payables at December 31, 2005. These conditions, among others described in Note 3 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plan with regard to these matters is also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KBA GROUP LLP
Dallas, Texas
March 30, 2006


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2005 and 2004

                                     ASSETS                                  2005            2004
                                                                         ------------    ------------
Current assets
        Cash and cash equivalents                                        $     23,399    $    343,510
        Restricted cash                                                        31,000            --
        Accounts receivable                                                    78,190          54,235
        Prepaid expenses and deposits                                         134,119          76,332
                                                                         ------------    ------------
            Total current assets                                              266,708         474,077
                                                                         ------------    ------------

Capitalized software development costs, net                                   595,966         817,631
Property and equipment, net                                                   108,731          80,127
Intangibles, net                                                              135,681         205,863
Deferred financing fees, net                                                     --             5,774
Goodwill                                                                         --           200,247
Other assets                                                                   32,800          31,786
Deferred acquisition costs                                                    553,475            --
                                                                         ------------    ------------
            Total assets                                                 $  1,693,361    $  1,815,505
                                                                         ============    ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                                 $    768,337    $    631,684
        Accrued preferred stock dividends                                     209,902         150,464
        Accrued payroll tax obligation                                        693,776         442,697
        Accrued expenses and other liabilities (including $88,376 and
            $85,194 of accrued interest expense due to related
            parties at December 31, 2005 and 2004, respectively)              950,730         859,916
        Liabilities acquired in 2001 acquisition                              332,098         332,098
        Convertible notes payable (including $318,333 due to
            related parties at December 31, 2005 and 2004),
            net of unamortized debt discount of $0 and $2,275 at
            December 31, 2005 and 2004, respectively                          485,000         482,725
                                                                         ------------    ------------
            Total current liabilities                                       3,439,843       2,899,584
                                                                         ------------    ------------

Convertible bonds payable, net of unamortized debt discount of $14,201
        and $20,915 at December 31, 2005 and 2004, respectively               330,799         464,085
                                                                         ------------    ------------
            Total liabilities                                               3,770,642       3,363,669
                                                                         ------------    ------------

Commitments and Contingencies

Shareholders' deficit
        Preferred stock - cumulative; $10 par value; 38,792 shares authorized; 14,063 shares issued and outstanding;
            liquidation preference of $10 per share                           140,630         140,630
        Preferred stock - convertible cumulative; $10 par value;
            835,000 and 800,000 authorized at December 31, 2005 and
            2004, respectively; 51,980 shares issued and outstanding;
            liquidation preference of $10 per share                           519,800         519,800
        Common stock - $0.01 par value; 50,000,000 shares authorized;
            37,478,127 and 24,715,790 shares issued and outstanding at
            December 31, 2005 and 2004, respectively                          374,781         247,157
        Additional paid in capital                                         18,483,110      15,895,945
        Deferred compensation                                                 (63,575)           --
        Accumulated deficit                                               (21,532,027)    (18,351,696)
                                                                         ------------    ------------
            Total shareholders' deficit                                    (2,077,281)     (1,548,164)
                                                                         ------------    ------------
            Total liabilities and shareholders' deficit                  $  1,693,361    $  1,815,505
                                                                         ============    ============

           See accompanying notes to consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                                          2005            2004
                                                                      ------------    ------------
 Revenue:
         Investment services                                          $  2,291,512    $  2,053,415
         Software services                                                   7,273         105,648
         Corporate                                                          46,798          41,305
                                                                      ------------    ------------
                  Total revenue                                          2,345,583       2,200,368
                                                                      ------------    ------------

 Expenses:
         Investment services                                             1,978,673       1,966,849
         Software services                                               1,353,937         861,556
         General and administrative                                      1,013,452         604,616
         Loss on settlement of liabilities                                  26,458         103,604
         Impairment of goodwill and intangibles                            420,245            --
         Depreciation and amortization                                     612,267         897,645
                                                                      ------------    ------------
                   Total expenses                                        5,405,032       4,434,270
                                                                      ------------    ------------

 Operating loss                                                         (3,059,449)     (2,233,902)

 Interest expense (including $38,490 and $49,881 to related parties
          during 2005 and 2004, respectively)                             (120,882)       (262,735)
                                                                      ------------    ------------

 Net loss                                                             $ (3,180,331)   $ (2,496,637)
                                                                      ============    ============


Basic and diluted net loss per share attributable
         to common shareholders                                       $      (0.10)   $      (0.13)
                                                                      ============    ============

Weighted average common shares outstanding, basic and diluted           31,053,140      19,379,426
                                                                      ============    ============

           See accompanying notes to consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                       STATEMENTS OF SHAREHOLDERS' DEFICIT
                 For the Years Ended December 31, 2005 and 2004


                                                                                  Additional
                                     Preferred             Common Stock             Paid In
                                       Stock          Shares         Amount         Capital
                                   ------------    ------------   ------------   ------------
Balances, January 1, 2004          $    685,430       9,960,444   $     99,604   $ 12,764,907

  Preferred stock dividends
    accrued                                --              --             --          (60,789)
  Common stock issued for
    cash                                   --         6,008,178         60,082      1,318,169
  Common stock issued for
    compensation                           --           189,208          1,892         64,502
  Common stock issued for
    services                               --           217,493          2,175         72,959
  Common stock issued for
    directors fees                         --             9,212             92          3,409
  Common stock issued for
    interest                               --            87,967            880         39,237
  Common stock issued as
    payment of dividends                   --            25,277            253         11,577
  Common stock issued to
    settle advances from
    related parties                        --           483,333          4,833        159,501
  Common stock issued for
    Lostview acquisition                   --           750,000          7,500        330,000
  Preferred stock converted into
    common stock                        (25,000)         25,000            250         24,750
  Conversion of bonds to
    common stock                           --         1,107,845         11,078        218,922
  Common stock issued for
    pending issuances                      --         5,851,833         58,518        948,801
  Receipt of asset purchased
    with common stock                      --              --             --             --
  Net loss                                 --              --             --             --
                                   ------------    ------------   ------------   ------------
Balances, December 31, 2004             660,430      24,715,790        247,157     15,895,945
  Preferred stock dividends
    accrued                                --              --             --          (59,439)
  Common stock issued for
    cash                                   --         7,253,386         72,534      1,447,466
  Common Stock warrants
    exercised for cash                     --         1,750,000         17,500        462,500
  Common stock issued for
    compensation                           --           378,350          3,784         74,561
  Common stock issued for
    interest                               --           421,097          4,211         97,933
  Common stock issued for
     directors fees                        --            89,966            900         19,600
  Conversion of bonds to
     common stock                          --           933,333          9,333        130,667
  Common stock issued for
    consulting expenses                    --           115,372          1,154         25,299
  Common stock issued for
    other expenses                         --           540,683          5,407         90,144
  Common stock issued for
    assets                                 --           510,150          5,101        107,734
  Common stock issued for
    Lostview acquisition                   --           750,000          7,500        187,500
  Common stock options exercised           --            20,000            200          3,200

  Net loss                                 --              --             --             --
                                   ------------    ------------   ------------   ------------
Balances, December 31, 2005        $    660,430      37,478,127   $    374,781   $ 18,483,310
                                   ============    ============   ============   ============


                                                      Common
                                                   Stock Issued
                                    Accumulated    For Asset Not    Deferred
                                      Deficit      Yet Received   Compensation       Total
                                   ------------    ------------   ------------   ------------

Balances, January 1, 2004          $(15,855,059)   $    (36,000)  $       --     $ (2,341,118)

  Preferred stock dividends
    accrued                                --              --             --          (60,789)
  Common stock issued for
    cash                                   --              --             --        1,378,251
  Common stock issued for
    compensation                           --              --             --           66,394
  Common stock issued for
    services                               --              --             --           75,134
  Common stock issued for
    directors fees                         --              --             --            3,501
  Common stock issued for
    interest                               --              --             --           40,117
  Common stock issued as
    payment of dividends                   --              --             --           11,830
  Common stock issued to
    settle advances from
    related parties                        --              --             --          164,334
  Common stock issued for
    Lostview acquisition                   --              --             --          337,500
  Preferred stock converted into
    common stock                           --              --             --             --
  Conversion of bonds to
    common stock                           --              --             --          230,000
  Common stock issued for
    pending issuances                      --              --             --        1,007,319
  Receipt of asset purchased
    with common stock                      --            36,000           --           36,000
  Net loss                           (2,496,637)           --             --       (2,496,637)
                                   ------------    ------------   ------------   ------------
Balances, December 31, 2004         (18,351,696)           --             --       (1,548,164)
  Preferred stock dividends
    accrued                                --              --             --          (59,439)
  Common stock issued for
    cash                                   --              --             --        1,520,000
  Common Stock warrants
    exercised for cash                     --              --             --          480,000
  Common stock issued for
    compensation                           --              --          (63,575)        14,770
  Common stock issued for
    interest                               --              --             --          102,144
  Common stock issued for
     directors fees                        --              --             --           20,500
  Conversion of bonds to
     common stock                          --              --             --          140,000
  Common stock issued for
    consulting expenses                    --              --             --           26,453
  Common stock issued for
    other expenses                         --              --             --           95,551
  Common stock issued for
    assets                                 --              --             --          112,835
  Common stock issued for
    Lostview acquisition                   --              --             --          195,000
  Common stock options exercised           --              --             --            3,200

  Net loss                           (3,180,331)           --             --       (3,180,331)
                                   ------------    ------------   ------------   ------------
Balances, December 31, 2005        $(21,532,027)   $       --     $    (63,575)  $ (2,077,281)
                                   ============    ============   ============   ============

          See accompanying notes to consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years ended December 31, 2005 and 2004

                                                                                  2005           2004
                                                                              -----------    -----------
Cash flows from operating activities:
     Net loss                                                                 $(3,180,331)   $(2,496,637)
     Adjustments to reconcile net loss to net cash used
         in operating activities
              Common stock issued for compensation, services and expenses         157,272        145,029
              Depreciation and amortization                                       612,267        897,645
              Impairment of goodwill and intangibles                              420,245           --
              Amortization of debt discount                                         8,989        100,331
              Amortization of deferred financing fees                               5,774         13,856
              Loss on settlement of liabilities                                    26,458        103,604
     Change in assets and liabilities:
              (Increase) decrease in assets:
                   Accounts receivable                                            (23,957)       (24,614)
                   Prepaid expenses, deposits and other assets                     (5,801)       (24,075)
              Increase (decrease) in liabilities:
                  Accounts payable                                                136,653       (159,133)
                Accrued payroll tax obligation                                    251,079        264,061
                  Accrued expenses and other liabilities                          119,001        171,688
                                                                              -----------    -----------
Net cash used in operating activities                                          (1,472,351)    (1,008,245)
                                                                              -----------    -----------

Cash flows from investing activities:
         Cash acquired in acquisition                                                --            4,446
         Purchase of property and equipment                                       (88,098)       (38,284)
         Capitalization of software development costs                            (178,587)      (221,636)
         Capitalization of deferred acquisition costs                            (553,475)          --
                                                                              -----------    -----------
Net cash used in investing activities                                            (820,160)      (255,474)
                                                                              -----------    -----------

Cash flows from financing activities:
         Proceeds from sale of common stock                                     1,520,000      1,378,251
         Proceeds from exercise of stock warrants                                 480,000           --
         Proceeds from exercise of stock options                                    3,400           --
         Payments on notes payable                                                   --          (12,777)
         Net advances from related parties                                           --           27,667
         Proceeds from convertible bonds                                             --           43,000
         Change in restricted cash                                                (31,000)          --
                                                                              -----------    -----------
Net cash provided by financing activities                                       1,972,400      1,436,141
                                                                              -----------    -----------

Net (decrease) increase in cash and cash equivalents                             (320,111)       172,422
Cash and cash equivalents at beginning of year                                    343,510        171,088
                                                                              -----------    -----------
Cash and cash equivalents at end of year                                      $    23,399    $   343,510
                                                                              ===========    ===========

          See accompanying notes to consolidated financial statements

                                       F-5

               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS-CONTINUED
                 For the Years ended December 31, 2005 and 2004


                                                                                  2005           2004
                                                                              -----------    ----------
Supplemental Disclosure of Cash Flow Information:
         Cash paid for interest                                               $      --      $      --
         Cash paid for income taxes                                           $      --      $      --

Supplemental Disclosure of Non-Cash Information:
         Preferred stock dividend accrued                                     $    59,439    $    60,789
         Preferred stock converted to common stock                                   --           25,000
         Common stock issued as payment of accrued interest                       102,144         40,117
         Common stock issued as payment of accrued dividends                         --           11,830
         Common stock issued for repayment of advances to related parties            --          164,334
         Common stock issued in the LostView acquisition                          195,000        337,500
         Common stock issued for deferred compensation                             63,575           --
         Common stock issued for deposits                                          53,000           --
         Liability accrued for intangible assets to be paid in common stock        47,500           --
         Intangibles acquired through the issuance of common stock                 59,835           --
         Receipt of asset purchased with common stock                                --           36,000
         Conversion of bonds to common stock                                      140,000        230,000
         Common stock issued for pending issuances                                   --        1,007,319









          See accompanying notes to consolidated financial statements

               Rush Financial Technologies, Inc. and Subsidiaries
                   Notes To Consolidated Financial Statements
                           December 31, 2005 and 2004

Note 1 - Nature of Operations

Rush Financial Technologies, Inc. dba RushTrade Group and Subsidiaries (the "Company"), is a holding company of the financial services and software development companies described below.

RushGroup Technologies, Inc. ("RushGroup") is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade") is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

In February, 2004 the Company acquired LostView Development Corporation ("LostView"). LostView is a financial technology and web development company providing professional software development services for online trading and document management systems. The Company performed its annual impairment of goodwill related to LostView during the fourth quarter of 2005 and determined that it was impaired. Additionally, during the fourth quarter of 2005 the Company determined that the intellectual property acquired from LostView was impaired. Accordingly, the Company wrote-off approximately $420,000 of goodwill and intellectual property in 2005.

Rushmore Securities Corporation ("RSC"), a wholly-owned subsidiary of the Company, was also registered under federal and state securities laws as a broker-dealer and was a member of the NASD during the years prior to and including 2003. RSC is largely inactive due to the Company's decision to transition away from the traditional retail brokerage business with its lower operation margins and the inherent risks of outside independent registered representatives offering advice and recommendations. RSC filed a broker-dealer withdrawal of membership ("Form BD/W") with the NASD in December 2003. RSC has no substantial revenue-producing assets and no longer has any outside independent registered representatives.

Rushmore Insurance Services, Incorporated ("Rushmore Agency") is an insurance agency and an affiliate of the Company by means of service agreements. The agency formerly offered life, health, and disability insurance and annuities through a network of agents, most of which were terminated during 2002 and 2003 in accordance with the Company's repositioning plan. Rushmore Agency is 100% owned by D. M. "Rusty" Moore, Jr. The Company and Mr. Moore have entered into an administrative services agreement whereby net revenues and expenses are charged via a management fee to Rushmore Agency by the Company as allowed by regulatory requirements. Rushmore Agency has been consolidated in the accompanying consolidated financial statements. Rushmore Agency is largely inactive due to the Company's decision to transition away from the traditional financial service businesses.

Note 2 - Summary of Significant Accounting Policies

(a) Consolidation Policy

    The accompanying consolidated financial statements include the accounts of Rush Financial Technologies, Inc. and its subsidiaries, RSC, RushTrade, RushGroup, LostView and Rushmore Agency. All significant inter-company transactions have been eliminated in consolidation.

(b) Capitalization of Software Development Costs

    In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," internally generated software development costs associated with new products and significant enhancements to existing software products are expensed as incurred until technological feasibility has been established. Software development costs that qualify for capitalization include the salaries and benefits of the software engineers assigned to the products, internal and external quality assurance testing costs, overhead allocations primarily associated with rent and facilities costs and the costs of outsourced development activities. Software development costs not qualifying for capitalization are recorded as product development expense. Capitalized software development costs, including purchased software, if any, are amortized using the greater of the revenue method or the straight-line method generally with useful lives of three years or less. At each balance sheet date the Company evaluates the estimated net realizable value of each software product and when required, records write-downs of net carrying value to net realizable value of any products for which the net carrying value is in excess of net realizable value. The net realizable value is the estimated future gross revenue of each product reduced by the estimated future costs of completing and disposing of that product, including the costs of completing in process development and customer support. The Company determined that no write-down of capitalized software development costs was required during the years ended December 31, 2005 and 2004. As of December 31, 2005 and 2004, the gross total of all capitalized software development costs was $2,726,596 and $2,548,009, respectively. During 2005 and 2004, the Company amortized $400,242 and $692,250 of software cost, respectively, using an estimated useful life of three years. Accumulated amortization of the capitalized software development costs totaled $2,130,630 and $1,730,378 at December 31, 2005 and 2004, respectively. Accumulated amortization of the capitalized software development costs totaled $2,130,630 and $1,730,378 at December 31, 2005 and 2004, respectively. During 2005 and 2004, the Company amortized $400,242 and $692,250 of software cost, respectively, using an estimated useful life of three years.

(c) Goodwill

    Goodwill is the excess of the purchase price paid and liabilities assumed over the estimated fair market value of net assets acquired at the date of acquisition. The Company recorded goodwill of $200,247 relating to the LostView acquisition in February 2004. An additional $195,000 was recorded in March 2005 when certain conditions were met. The Company accounts for goodwill using SFAS 142 "Goodwill and Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, goodwill is not amortized but is reviewed for impairment annually or more frequently if impairment indicators arise. The Company performed an annual impairment test of goodwill during the fourth quarter of 2005 and determined that the entire goodwill balance of $395,247 was impaired as no future cash flows or other benefits were expected from LostView. Accordingly, an impairment charge related to goodwill of $394,247 was recorded during the year ended December 31, 2005.

(d) Intangibles

    In January 2002, the Company entered into a non-exclusive agreement with NewportX.com, an affiliate of Online Training Academy, ("OTA"), for referral of active online traders. The initial term of the agreement was for three years and cancelable by either party after the initial term with twelve months notice. The agreement called for the Company to pay to NewportX.com 50% of net commissions on a monthly basis for any traders referred by OTA for which RushTrade agreed to open an account. Additionally, RushTrade agreed to reimburse the traders' tuition paid to OTA by reducing RushTrade's standard published commission rate by 25%. In March 2002 an alternate method of payment was agreed to by amendment to the original agreement, whereby the Company agreed to pay OTA $2,000 in common stock for each trader referred. The amendment was for six months, or until 150 traders had been acquired by RushTrade. The Company issued 1,200,000 shares of restricted common stock to NewportX.com during March 2002, and recorded a prepaid asset of $300,000, the fair value of the stock on the date of issuance. This amount was recorded as a prepaid asset as the Company issued common stock, consideration in advance of receiving the assets acquired. As the active trader accounts were received and certified, the Company reclassified these amounts to an intangible asset. As of December 31, 2004, all 150 of the trader accounts were delivered and certified and $300,000 was reclassified to intangible assets and is being amortized over three years, the estimated life of the trader accounts. Amortization of this intangible for the years ended December 31, 2005 and 2004 was $100,000 and $97,000, respectively. At December 31, 2005 and 2004, accumulated amortization of this intangible totaled $247,500 and $147,500, respectively.

    Under the agreement with OTA the Company received 82 trader accounts in excess of the initial 150 accounts. During the second quarter of 2005, as payment for these trader accounts, the Company issued 260,150 shares of restricted common stock with an estimated fair market value of approximately $59,835, based on the fair value of the stock on the date of issuance which has been classified as an intangible asset and is being amortized over three years, the estimated life of the trader accounts. Amortization related to this intangible for the year ended December 31, 2005 was $14,958.

    On April 25, 2005, the Company entered into a non-exclusive agreement with OTA, for referral of active online traders effectively replacing and updating the previous agreement. The initial term of the agreement is for one year renewable year to year and cancelable by either party after the initial term with six months notice. The agreement calls for the Company to pay to NewportX.com $1,000 in cash or $1,250 in stock on a monthly basis for any traders referred by OTA for which RushTrade agrees to open an account. Additionally, RushTrade agrees to reimburse the traders' tuition paid to OTA by reducing RushTrade's standard published commission rate by 25%. As an alternate method of payment, RushTrade may sponsor OTA marketing efforts and any traders from the succeeding monthly class shall be deemed to be paid for. During the second quarter of 2005 the Company issued 100,000 shares of stock as a deposit for future traders to be received and certified. These shares were valued at $23,000 based on the fair value of the stock on the date of issuance. During the year ended December 31, 2005, the Company received 38 trader accounts under this agreement. As a result, the Company certified and capitalized $47,500 of referrals as an intangible asset that will be amortized over a three year period, the estimated life of the trader accounts. Amortization expense for these intangibles amounted to $9,197 for the year ended December 31, 2005.

    In February 2004, the Company completed the acquisition of LostView. The assets acquired included $113,453 of intangible assets, other than goodwill. Of the $113,453 of intangible assets, $50,000 was assigned to intellectual property subject to amortization over 3 years and $63,453 was assigned to employment agreements subject to amortization over 1 year (the term of the employment agreements). Amortization expense related to these intangibles was $28,361 and $60,090 for the years ending December 31, 2005 and 2004, respectively. The remaining intellectual property asset valued at $24,998 was determined to be impaired at the end of 2005 and was written off.

    The aggregate estimated future amortization expense for intangible assets remaining at December 31, 2005 is as follows:

                             YEAR      AMORTIZATION
                           -------------------------
                             2006      $     88,273
                             2007            35,772
                             2008            11,636
                           --------    ------------
                             Total     $    135,681
                                       ============

(e) Long-lived Assets

    The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset's fair value.

(f) Cash and Cash Equivalents

    Company funds not currently required to fund operations are kept in liquid commercial bank accounts paying a "money market" rate of interest. These investments are reflected at cost, which approximates estimated fair value, have an original maturity of three months or less, and are considered to be cash equivalents. Interest income from these investments is recorded when earned.

    The Company has restricted cash consisting of escrowed funds from employees. These funds are earmarked for the purchase of stock and warrants and the proceeds will be used as consideration for a potential acquisition.

(g) Revenue Recognition

    Investment services revenues consist of commission revenue, other brokerage related revenue, user fees and interest income. Commission revenue and related expenses on securities transactions are recorded on a trade date basis. Other brokerage related revenue consists of fees and rebates when orders are routed through exchanges and ECNs and are recorded on a trade date basis as security transactions occur. User fees are charges for the use of the Company's software execution platform. Revenues from user fees are recognized on a monthly basis as services are provided to account holders. Interest income consists primarily of the Company's portion of the income generated by charges to customers on margin balances and customer cash held and invested by the Company's clearing firm, offset by interest paid to customers on their credit balances. Interest is recorded at calendar month end on settled balances.

(h) Deferred Acquisition Costs

    Deferred costs associated with acquisitions are deferred and included in the purchase price allocation upon consummation of the transaction.

(i) Accounts Receivable

    Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2005 management believes that all accounts receivable are fully collectible, therefore, no allowance for doubtful accounts has been provided.

(j) Advertising

    Costs associated with advertising and promoting products are expensed as incurred. Advertising expense was approximately $ 314,000 and $239,000 in 2005 and 2004, respectively.

(k) Property and Equipment

    Property and equipment is recorded at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets ranging from one to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining lease term or the estimated useful life of the related asset. Expenditures for maintenance and repairs are charged against income as incurred, and betterments are capitalized. When depreciable assets are sold or disposed of, the cost and accumulated depreciation accounts are reduced by the applicable amounts, and any profit or loss is credited or charged to income.

(l) Income Taxes

    Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

(m) Net Loss per Share

    Basic and diluted net loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the year. Common stock equivalents representing convertible bonds, convertible notes, convertible preferred stock, options and warrants totaling 18,442,672 and 13,687,197 at December 31, 2005 and 2004, respectively, were not included in the computation of diluted net loss per share as they were antidilutive.

    The following table reconciles the net loss attributable to common shareholders and weighted average common shares outstanding used in the calculation of basic and diluted net loss per share for the years ended December 31, 2005 and 2004:
                                                  Year ended December 31,
                                               ----------------------------
                 Net Loss                          2005            2004
--------------------------------------------   ------------    ------------
Net loss                                       $ (3,180,331)   $ (2,496,637)
Dividends on preferred stock                        (59,439)        (60,789)
                                               ------------    ------------
Net loss applicable to common shareholders     $ (3,239,770)   $ (2,557,426)
                                               ============    ============
Basic and diluted weighted average
    common shares outstanding                    31,053,140      19,379,426
                                               ============    ============
Net loss per common share, basic and diluted   $      (0.10)   $      (0.13)
                                               ============    ============

(n) Stock-Based Compensation

    The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation cost for stock options granted to employees is based on the excess, if any, on the date of grant, between the fair value of the Company's stock over the exercise price of the stock option. The Company did not record compensation expense related to the issuance of stock options during the years ended December 31, 2005 and 2004 because all options were issued with exercise prices at or above fair market value. Had the Company determined compensation based on the fair value at the grant date for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123," ("SFAS 148") net loss and net loss per share would have been increased as indicated below:
                                           Year Ended          Year Ended
                                       December 31, 2005   December 31, 2004
                                       -----------------   -----------------
  Net loss attributable to
       common shareholders,
       as reported                     $      (3,239,770)   $      (2,557,426)
  Add: Stock-based employee
       compensation expense included
       in reported net loss                         --                   --
  Deduct: Stock-based employee
       compensation expense
       determined under fair value
       based method                              (31,032)            (164,703)
                                       -----------------    -----------------
  Pro forma net loss attributal
       to common shareholders          $      (3,270,802)   $      (2,722,129)
                                       =================    =================
  Net loss per share attributable
       to common shareholders
       Basic and diluted:
       As reported                     $           (0.10)   $           (0.13)
                                       =================    =================
       Pro forma                       $           (0.11)   $           (0.14)
                                       =================    =================

    For the purposes of the pro forma net loss, stock based employee compensation is recognized over the stock options vesting period.

    The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 as amended by SFAS No. 148 and Emerging Issues Task Force ("EITF") Issue no. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

    In December 2004, the Financial Accounting Standards Board issued SFAS 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 will no longer be an alternative to financial statement recognition. The Company adopted SFAS 123R on January 1, 2006 using the modified prospective method. Under the modified prospective method, companies are required to record compensation expense for new and modified awards over the related vesting period of such awards prospectively and record compensation expense prospectively for the unvested portion, at the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. No amendments to prior periods presented are permitted under the modified prospective method. The future impact of the adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted by the Company in the future. However, had the Company adopted SFAS 123R in prior periods, the impact of that standard would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net loss disclosed above.

(o) Fair Value of Financial Instruments

    The carrying amounts of the Company's short term financial instruments, which consist of cash and cash equivalents, receivables, trade accounts payable and accrued expenses, approximate their fair value due to their short term nature. The carrying amount of the Company's debt approximates fair value because the interest rates approximate the current rates available to the Company.

(p) Use of Accounting Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported financial statement amounts and disclosures. Accordingly, the actual amounts could differ from those estimates.

(q) Reclassifications

    Certain reclassifications have been made to prior year amounts to conform to current year classifications.

Note 3 - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities exceeded its current assets by $3,173,135 and the Company incurred a net loss of $3,180,331 in 2005 and $2,496,637 in 2004. Additionally, the Company used cash from operations of $1,472,351 in 2005 and $1,008,245 in 2004. The Company also has unpaid payroll tax obligations of approximately $694,000, past due convertible notes payable totaling $351,667 and a significant amount of past due trade payables at December 31, 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has taken several steps to increase cash through the use of borrowings and equity. During 2005 the Company raised approximately $2,000,000 from the sale of common stock through private placements and the exercise of warrants. During 2004 the Company raised approximately $1,378,000 from the sale of common stock through private placements and $43,000 through a 12% Senior Secured Convertible Bond Offering ("the Bonds").

RushTrade's marketing and sales efforts are currently underway to acquire new active trader/customer accounts that will generate transaction-based revenue. RushTrade believes that it has the low cost operational infrastructure and a relatively low threshold to reach profitability in the future. The Company believes that it has embarked on a successful marketing strategy to generate the necessary active trader/customer accounts to capture customer assets with the trade volumes and related revenues necessary to reach a sustainable level of profitability. There can be no assurances that the steps taken by the Company will result in the Company being able to settle its liabilities as they become due, or that the Company will be able to generate revenues or cash flows from financings sufficient to support its operations in the short term.

Note 4 - Risks and Uncertainties

In the ordinary course of business, there are certain contingencies which are not reflected in the financial statements. These activities may expose the Company to off-balance-sheet credit risk in the event RushTrade's customers are unable to fulfill their contractual obligations.

Many of RushTrade's customer accounts are margin accounts. In margin transactions, RushTrade may be obligated for credit extended to its customers by its clearing broker that is collateralized by cash and securities in the customers' accounts with the clearing broker. In connection with securities activities, RushTrade also executes customer transactions involving the sale of securities not yet purchased ("short sales"), all of which are transacted on a margin basis subject to federal, self-regulatory organization and individual exchange regulations and RushTrade's and its clearing broker's internal policies. In all cases, such transactions may expose the Company to significant off-balance-sheet credit risk in the event customer collateral is not sufficient to fully cover losses that customers may incur. In the event customers fail to satisfy their obligations, RushTrade may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customers' obligations.

RushTrade seeks to control the risks associated with its customers' activities by requiring customers to maintain collateral in their margin accounts in compliance with various regulatory requirements, internal requirements, and the requirements of RushTrade's clearing broker. RushTrade and its clearing broker monitors required margin levels on an intra-day basis and, pursuant to such guidelines, require the customers to deposit additional collateral or to reduce positions when necessary. At December 31, 2005, management of the Company had not been notified by the clearing broker, nor were they otherwise aware, of any potential losses relating to this indemnification.

RushTrade provides guarantees to its clearing organization and exchanges under their standard membership agreements, which require members to guarantee the performance of other members. Under the agreements, if another member becomes unable to satisfy its obligations to the clearing organization and exchanges, other members would be required to meet shortfalls. RushTrade's liability under these arrangements is not quantifiable and may exceed the cash and securities it has posted as collateral. However, the possibility of RushTrade being required to make payments under these arrangements is remote. Accordingly, no liability has been recorded for these potential events.

Note 5 - Related Party Transactions

During 2002, the Company issued convertible notes to two directors of the Company totaling $318,333. One director with notes totaling $133,333 retired from the board in January 2004 and the other with notes totaling $185,000 retired in June 2005. All of the notes remained unpaid at December 31, 2005. See additional discussion in Note 16.

During the year ended December 31, 2003, the Company received advances from related parties totaling $100,000. The advances are non-interest bearing and unsecured. $65,000 of the advances was received from relatives of the Chief Executive Officer and $35,000 was received from an entity controlled by a member of the Board of Directors. During 2003 the Company repaid $30,000 of the advances and $15,000 was converted into the Bonds. At December 31, 2003, the Bonds were elected to be converted into common stock. The stock was issued in the first quarter of 2004. Of the outstanding advances of $55,000 at December 31, 2003, $35,000 was settled through the issuance of 233,333 shares of common stock during the first quarter of 2004 having a fair market value on the date of issuance of $116,667. The Company recorded a loss of $81,667 for the settlement of this liability. An additional advance of approximately $30,000 was received from a relative of the Chief Executive Officer in 2004. The additional advance of $30,000 and the remaining advance of $20,000 from 2003 were repaid during 2004 by the issuance of 250,000 shares of common stock having a fair market value of $50,000 on the date of issuance.

Note 6 - Industry Segment Information

The Company's segments have been identified based on products and services offered as well as risks assumed in a manner consistent with the data utilized by the Chief Executive Officer in evaluating operations. RushTrade offers broker/dealer services. RSC and Rushmore Agency's operations, for the most part inactive, have been included in Corporate. The software services segment is comprised of RushGroup Technologies, Inc., which offers licensing of the RushTrade direct access software and other arrangements and is expected to generate a significant stream of revenue and LostView. There is ongoing development activity on the software to enhance its use to outside entities; however, the Company has received only minimal revenue to date related to the Software Services segment.

The assets of the parent company, Rush Financial Technologies, Inc., are used to support the operations of the two primary operating divisions. The expenses of the parent company are included in general and administrative expenses.

The following summarizes the Company's industry segment data of identifiable assets, capital expenditures and depreciation and amortization:

                                                     December 31,
                                            -----------------------------
              Identifiable Assets                2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $     194,191   $     409,026
        Software Services                         648,667       1,105,008
        Corporate                                 850,503         301,471
                                            -------------   -------------
                      Total                 $   1,693,361   $   1,815,505
                                            =============   =============

                                                Year Ended December 31,
                                            -----------------------------
              Capital Expenditures               2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $         728   $       8,303
        Software Services                         183,267         221,636
        Corporate                                  82,690          29,981
                                            -------------   -------------
                      Total                 $     266,685   $     259,920
                                            =============   =============

                                                Year Ended December 31,
                 Depreciation and           -----------------------------
                   Amortization                  2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $       1,443   $     119,724
        Software Services                         437,854         752,340
        Corporate                                 172,970          25,581
                                            -------------   -------------
                      Total                 $     612,267   $     897,645
                                            =============   =============

                                                Year Ended December 31,
             Impairment of Goodwill         -----------------------------
                and Intangibles                 2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $        --     $        --
        Software Services                         420,245            --
        Corporate                                    --              --
                                            -------------   -------------
                      Total                 $     420,245   $        --
                                            =============   =============


The following summarizes the Company's industry segment operating data for the periods indicated:

                                                Year Ended December 31,
                                            -----------------------------
                     Revenue                     2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $   2,291,512   $   2,053,415
        Software Services                           7,273         105,648
        Corporate                                  46,798          41,305
                                            -------------   -------------
                      Total                 $   2,345,583   $   2,200,368
                                            =============   =============

                                                Year Ended December 31,
                                            -----------------------------
                 Interest Expense                2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $          17   $        --
        Software Services                             488            --
        Corporate                                 120,377         262,735
                                            -------------   -------------
                      Total                 $     120,882   $     262,735
                                            =============   =============

                                                Year Ended December 31,
                                            -----------------------------
                  Net Income (Loss)               2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $      19,614   $     (24,724)
        Software Services                      (1,925,452)     (1,514,409)
        Corporate                              (1,274,493)       (957,504)
                                            -------------   -------------
                      Total                 $  (3,180,331)  $  (2,496,637)
                                            =============   =============

Note 7 - Acquisition

In February, 2004 the Company acquired LostView Development Corporation ("LostView"). LostView is a financial technology and web development company providing professional software development services for online trading and document management systems. By utilizing LostView's resources, the Company expected to increase the software development capabilities and accelerate the Company's options trading development and better positioned us to quickly add new product enhancements, and gain additional levels of redundancy and fault tolerance for our products and services. Under the terms of the acquisition agreement 750,000 shares of the Company's restricted common stock were issued, in exchange for 100% of LostView's outstanding common stock and intellectual property assets with another 750,000 shares issued on March 2, 2005 when LostView was able to fulfill all of the requirements of the purchase agreement.

The consideration for the purchase of LostView has been valued at $532,500, based on the fair value of the stock issued on February 27, 2004 and March 2, 2005. The acquisition was accounted for using the purchase method of accounting. As such, the assets and liabilities of LostView have been recorded at their estimated fair value and the results of operations have been included in the consolidated results of operations from the date of acquisition. The excess purchase price over the fair value of the tangible and identifiable intangible assets acquired in the acquisition totaled $395,247 and was allocated to goodwill. None of the goodwill is expected to be deductible for tax purposes. Per SFAS 142, goodwill is reviewed periodically for impairment. In December 2005, the $395,247 of goodwill was deemed impaired and written-off.

The fair value of assets and liabilities acquired consisted of:

                     Cash                     $     4,446
                     Accounts receivable           12,612
                     Property and equipment         8,733
                     Goodwill                     395,247
                     Employment agreements         63,453
                     Intellectual property         50,000
                     Accounts payable              (1,991)
                                              -----------

                     Total purchase price     $   532,500
                                              ===========

Unaudited Pro-forma Results

The following unaudited pro-forma consolidated results of operations for the year ended December 31, 2004 assumes that the acquisition had occurred on January 1, 2004:

                                                           Year Ended
                                                          December 31,
                                                              2004
                                                          ------------
        Revenues                                          $  2,381,189
                                                          ============

        Net loss attributed to common shareholders        $ (2,464,750)
                                                          ============
        Net loss per share attributed to common
               shareholders, basic and diluted            $      (0.13)
                                                          ============
        Weighted average common shares outstanding,
               basic and diluted                            19,496,549
                                                          ============

Note 8 - Net Capital Requirements

Pursuant to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934, RushTrade is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis.

At December 31, 2005 and 2004, RushTrade had net capital of $67,637 and $36,295, respectively, with a net capital requirement of $5,843 and $5,000, respectively. RushTrade's ratio of aggregate indebtedness to net capital was 1.17 to 1 and
4.34 to 1 at December 31, 2005 and 2004, respectively. The Securities and Exchange Commission ("SEC") permits a ratio of no greater than 15 to 1.

Note 9 - Property and Equipment

The principal categories of property and equipment at December 31, 2005 and 2004 are summarized as follows:

                     Description                       2005           2004
  ----------------------------------------------   -----------    -----------
  Purchased software                               $    77,085    $    78,729
  Computer equipment                                   241,490        175,390
  Office furniture and fixtures                        143,978        122,403
  Leasehold improvements                                46,728         46,728
                                                   -----------    -----------
                                                       509,281        423,250
  Less accumulated depreciation and amortization      (400,550)      (343,123)
                                                   -----------    -----------
        Total                                      $   108,731    $    80,127
                                                   ===========    ===========

Total depreciation of property and equipment amounted to $57,427 and $48,305 in 2005 and 2004, respectively.

Note 10 - Common Stock

In January 2004 the Company's shareholders approved an increase in the number of authorized shares from 10,000,000 to 50,000,000 and accordingly, in March 2004, the Company issued 5,851,833 shares of common stock related to the conversion of the Bonds, accrued interest and dividends.

Also during 2004, holders of $230,000 of the Bonds elected to convert their Bonds into 1,107,845 shares of the Company's common stock. $24,491 of accrued interest on the Bonds elected to convert into 87,967 shares of common stock valued at $40,117 using the fair value of the Company's stock on the date of issuance. $5,519 of accrued preferred dividends elected to convert into 25,277 shares of the Company's common stock valued at $11,830 using the fair value of the Company's common stock on the date of issuance. As the fair value of the common stock issued for the accrued interest and dividends was greater than the amount owed, a loss was recorded during 2004 for the difference, which totaled $21,937.

During 2004 the Company issued 189,208 of restricted common stock as compensation valued at $66,394 based on the fair value of the Company's common stock on the date of issuance. Additionally, the Company issued 9,212 shares of common stock for directors' compensation valued at $3,501 based on the fair value of the Company's common stock on the date of issuance and 217,493 shares of common stock for consulting services valued at $75,134 based on the fair value of the Company's common stock on the date of issuance. Holders of 2,500 shares of Series C Preferred Stock elected to convert their preferred stock into 25,000 shares of common stock. The Company issued 6,008,178 shares of common stock and warrants to purchase 5,263,334 shares of common stock in exchange for proceeds of $1,378,251. The warrants have an exercise price of $0.24 and expire on September 30, 2009. During 2004 the Company also issued 750,000 shares of common stock in exchange for all the outstanding common stock for LostView valued at $337,500 based on the fair value of the Company's common stock on the date of issuance. In addition, the Company issued 483,333 shares of common stock to settle advances from related parties of approximately $85,000. The shares were valued at $164,334 based on the fair value of the Company's common stock on the date of issuance and accordingly the Company recorded a loss on the settlement of liabilities of approximately $82,000 in 2004.

During 2005, the Company sold 7,253,386 shares of common stock and warrants in private placements for proceeds of $1,520,000. The exercise price of each warrant issued was the same as the per share price of the originating stock sale. Each warrant expires either 4 or 5 years from the origination date. Holders of $140,000 of the bonds converted into 933,333 shares of common stock and employees elected to exercise stock options resulting in the issuance of 20,000 shares of common stock and proceeds of $3,400.

During 2005, common stock was issued as consideration for certain obligations of the Company. The Company exchanged 378,350 shares of common stock to certain employees as compensation totaling $78,345. 345,000 of these shares vest ratibly over two years on a quartely basis. Accordingly, deferred compensation of $63,575 has been recorded for the value of the unvested shares. Additionally, 89,966 shares of common stock were issued for Directors fees of $20,500. A liability of $75,686 representing interest payable to the holders of the Company's convertible notes was paid in exchange for 421,097 shares of common stock with a fair market value of $102,144 on the date of issue, 115,372 shares of common stock were exchanged as payment for $26,453 of consulting expenses and 1,050,883 shares of common stock were issued as payment for $208,387 of other miscellaneous expenses and for acquisition of an asset.

During 2005, a total of 1,750,000 warrants were exercised at an average per share price of $0.27 for proceeds of $480,000. The Company issued 750,000 shares of common stock as the final payment of $195,000 due to the sellers of LostView.

Note 11 - Preferred Stock

The Company has authorized 838,792 shares of Preferred Stock, par value $10 per share, which may be issued in series or classes as determined by the Board of Directors from time to time. There are five classes of Preferred Stock outstanding at December 31, 2005 and 2004 totaling 66,043 shares. The classes of preferred stock are as follows:

The Company has a 9% Cumulative Preferred Stock ("9% Preferred") with 25,000 shares authorized and 2,000 shares outstanding at December 31, 2005 and 2004. The 9% Preferred has a par value of $10 per share, and the Company will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the 9% Preferred dividend has been unpaid. $6,300 and $4,500 in dividends were in arrears at December 31, 2005 and 2004, respectively on the 9% Preferred. Shares of the 9% Preferred have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the 9% Preferred are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The 9% Preferred is not convertible into the Company's Common Stock. The 9% Preferred calls for the creation of a sinking fund for the purpose of redeeming these outstanding shares. Stockholders of the 9% Preferred have entered into an agreement with the Company to waive this requirement.

The Company has a Series A Cumulative Preferred Stock ("Series A") with 13,792 shares authorized and 12,063 shares outstanding at December 31, 2005 and 2004. The Series A has a par value of $10 per share, and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series A dividend has been unpaid. $37,196 and $26,340 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series A. Shares of the Series A have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series A are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series A is not convertible into Common Stock.

The Company has a Series B Convertible Preferred Stock ("Series B") with 400,000 shares authorized and 9,520 shares outstanding at December 31, 2005 and 2004. The Series B has a par value of $10 per share, and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series B dividend has been unpaid. $29,988 and $21,420 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series B. Shares of the Series B have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series B are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series B is convertible into Common Stock at a rate equal to its issue price, $25, divided by the conversion price. The conversion price is the greater of $4 or 70% of the average market price of common stock for the five trading days preceding conversion.

The Company has a Series C Convertible Preferred Stock ("Series C") with 300,000 shares authorized and 37,960 shares outstanding at December 31, 2005 and 2004. The Series C has a par value of $10 per share and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series C dividend has been unpaid. $120,748 and $86,584 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series C. Shares of the Series C have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series C are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series C is convertible into Common Stock at a rate of $1.00 per share.

The Company has a Series 2002A Convertible Preferred Stock ("Series 2002A") with 100,000 shares authorized and 4,500 shares outstanding at December 31, 2005 and 2004. The Series 2002A has a par value of $10 per share and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series 2002A dividend has been unpaid. $15,670 and $11,620 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series 2002A. Shares of the Series 2002A have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series 2002A are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series 2002A is convertible into Common Stock at a rate of $0.25 per share.

During 2005, the Company created a new series of Preferred Stock designated as Series E Convertible Preferred Stock ("Series E") with 35,000 shares authorized and 0 shares outstanding at December 31, 2005. The Series E has a par value of $10 per share and will be issued at $1,000 per share. Shares of the Series E have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series E are entitled to receive a payment in the amount of $10 per share or the purchase price, whichever is greater in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series E is convertible into Common Stock at a rate of 6,667 shares of common stock per share of Series E and will automatically convert into the Company's common shares upon the completion of the planned acquisition and the amendment of the Company's articles of incorporation authorizing additional shares for the conversion.

Total Preferred Stock dividends in arrears at December 31, 2005 and 2004, respectively were $209,902 and $150,464.

Note 12 - Commitments and Contingencies

(a) Leases

    The Company leases its offices under an operating lease that expires in 2006. Future minimum lease payments are as follows:

                     Year Ending         Future Minimum
                     December 31,        Lease Payments
                   ----------------    -------------------
                         2006             $     21,082

    Rent expense under these operating leases was approximately $125,000 and $108,000 in 2005 and 2004, respectively, and is included in general and administrative expenses.

(b) Litigation

    The Company and its subsidiaries are engaged in legal proceedings and arbitrations from time to time. Management believes some of these proceedings could have a material effect upon the operations and financial condition of the Company if the Company is unsuccessful in defending against the actions.

    On December 27, 2004, in Waymark Internet Services, Inc. v. Rush Financial Technologies, Inc.; Cause No. 04-12776-K; 192nd Judicial District Court, Dallas County, Texas, a vendor filed a claim in Dallas District Court claiming a total of $52,870 in damages. The Company disputes the amount of the claims and plans to vigorously defend itself in this matter. At December 31, 2005 and 2004, the Company estimates its liability for this claim to be approximately $11,000, and accordingly has recorded a liability for this amount. The Company is in the early stages of discovery and a trial setting has been postponed until early 2007.

    RSC was subject to a joint NASD and SEC examination in the second quarter of 2002. As a result of this examination the Company has accrued a liability of $25,000 at December 31, 2005 and 2004 to account for a possible NASD fine. This amount is management's best estimate of the ultimate liability to RSC.

    On April 17, 2003, in E.F. (Mickey) Long, II, et al. v. Rushmore Financial Group, Inc., Rushmore Securities Corporation and D.M. "Rusty" Moore; NASD Dispute Resolution Arbitration No. 03-01451, a group of former securities representatives of RSC filed for NASD Dispute Resolution, naming the Company and Mr. Moore. The former representatives are claiming $178,288 in commissions. At December 31, 2003 RSC estimated its liability to be $43,000 and recorded an accrual for this amount. In 2004 RSC negotiated a settlement with the representatives in the amount of $98,750 but RSC has been unable to pay this claim. Since no payments have been made RSC became subject to an agreed arbitration award in the sum of $129,425. The entire liability of $129,425 has been accrued at December 31, 2005 and 2004.

Note 13 - Income Taxes

Deferred income taxes are comprised of the following at December 31, 2005 and 2004:

 Deferred income tax assets:                           2005           2004
                                                   -----------    -----------
      Accounts receivable                          $     7,235    $    25,844
      Accrued liabilities                               79,366         99,557
      Property and equipment                            38,103         38,103
      Net operating loss carryforward                4,732,471      3,925,867
                                                   -----------    -----------
           Gross deferred income tax assets          4,857,175      4,089,371

      Valuation allowance                           (4,857,175)    (4,089,371)
                                                   -----------    -----------

           Deferred income tax assets              $      --      $      --
                                                   ===========    ===========

The income tax expense differs from the statutory expense as follows:

                                                       2005           2004
                                                   -----------    -----------
 Computed "expected" federal income tax benefit    $(1,081,313)   $  (848,857)
      Meals & entertainment                              2,194          1,196
      Penalties                                         49,086           --
      Stock compensation                                53,472         49,310
      Non-cash interest expense                           --           88,134
      Other permanent differences                      208,757         39,326
      Change in valuation allowance                    767,804        670,891
                                                   -----------    -----------

 Reported income tax expense                       $      --      $      --
                                                   ===========    ===========

The Company has net operating losses of approximately $13,900,000, which may be used to offset future taxable income. A portion of the Company's net operating losses may be subject to limitations due to changes in ownership. These loss carryforwards expire at various dates through 2025. The Company has recorded a valuation allowance to offset all deferred tax assets, as the ultimate realization of such assets is uncertain.

Note 14 - Stock Options

The Company has a 1997 Stock Option Plan (the "1997 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At December 31, 2005 and 2004, there were a total of 318,182 and 388,310 options, respectively, outstanding under the 1997 Stock Option Plan. Of the original 500,000 shares available under the plan, 148,903 options remain available for issue.

The Company also has a 2000 Stock Option Plan (the "2000 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2000 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2000 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At December 31, 2005 and 2004, there were a total of 438,040 and 500,000 options, respectively, outstanding under the 2000 Stock Option Plan and 51,960 remain available for issue.

The Company also has a 2002 Stock Option Plan (the "2002 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2002 Option Plan covers, in the aggregate, a maximum of 1,000,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2002 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At December 31, 2005 and 2004, there were a total of 985,000 and 995,000 options, respectively, outstanding under the 2002 Stock Option Plan, and 15,000 remain available for issue.

On December 15, 2004 a Long-Term Incentive Plan ("LTIP") was approved by the Board of Directors and ratified by the shareholders at the Company's Annual Shareholders' Meeting in 2005 to provide certain incentives to certain employees, directors, consultants, and advisors of the Company and its subsidiaries subject to approval by shareholders. The LTIP provides for the issuance of a maximum number of shares of common stock equal to 10 percent of the total number of shares of common stock equivalents outstanding less the total number of shares of common stock subject to outstanding awards under any stock-based plan for the directors, officers or employees of the Company. At December 31, 2005 and 2004, there were a total of 1,126,381 and 235,000 options, respectively, outstanding under the LTIP and 880,210 remaining available for issue.

Stock option activity during the periods indicated is as follows:

                          Employee Stock Option Plans
           -------------------------------------------------------
                                                         Weighted
                                                          Average
                                                         Exercise
                                             Options       Price
            -----------------------------------------   ----------
            Balance at January 1, 2004      1,944,559   $     0.39
            Granted                           285,000         0.28
            Exercised                               -            -
            Forfeited                        (111,249)        0.51
                                           ----------   ----------
            Balance at December 31, 2004    2,118,310   $     0.37


            Granted                           971,381         0.24
            Exercised                         (20,000)        0.27
            Forfeited                        (202,088)        1.19
                                           ----------   ---------
            Balance at December 31, 2005    2,867,603   $     0.27
                                           ==========   ==========

The following table summarizes information about employee stock option plans at December 31, 2005:

                            Options Outstanding            Options Exercisable
                    ----------------------------------   ----------------------
                                   Weighted
                                   Average
                                  Remaining   Weighted                 Weighted
                                   Contract    Average                  Average
    Range of           Number        Life     Exercise      Number     Exercise
 Exercise Prices    Outstanding    (Years)      Price    Exercisable     Price
-----------------   -----------   ---------   --------   -----------   --------
$ 0.05  -  $ 0.56     2,686,381      3.41      $ 0.20      1,773,695    $ 0.17
  1.00  -    1.92       161,222      0.99        1.17        161,222      1.17
  2.47  -    2.50        20,000      2.18        2.50         20,000      2.50
                    -----------   ---------   --------   -----------   --------
 Total                2,867,603      3.25      $ 0.27      1,954,917    $ 0.27
                    ===========                          ===========

The per-share weighted-average grant date fair value of all stock options granted to employees during 2005 and 2004 was $0.18 and $0.25, respectively, using the Black-Scholes option-pricing model. The following weighted-average assumptions were used: 2005 - expected volatility ranging from 109% - 113%, no dividend yield, risk-free interest rate ranging from 3.96% - 4.58% and an expected life of five years, 2004 - expected volatility of 123%, no dividend yield, risk-free interest rate of 3.50% and an expected life of five years.

Note 15 - Federal Payroll Tax Obligation

The Company has an estimated federal and state payroll tax obligation of $693,776 and $442,697 at December 31, 2005 and 2004, respectively. The Company has estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005, in addition to an estimated accrual for interest and penalties. There is no obligation for the first, second or third quarters of 2005, as these taxes have been submitted.

Note 16 - Convertible Notes Payable

On March 26, 2002 and March 28, 2002, the Company issued two unsecured convertible notes, each for $100,000. The note issued on March 28, 2002 was issued to a related party. These notes bear interest at 9% per annum which is payable quarterly beginning July 15, 2002. The principal balance and any unpaid accrued interest were due and payable in a single installment on April 1, 2005. The Company is in discussion with the holders to extend the maturity for one year and pay the accrued interest in the Company's common stock. The holder of one the $100,000 notes renewed the note for one year through April 2006. The holders of the notes have the option at any time until the maturity date to convert all or any portion of the principal amount of the notes into shares of common stock at the conversion price of $0.25 per share or the Company's average closing price for ten consecutive trading days prior to the end of each calendar quarter, whichever is greater. The Company calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27") and determined that the conversion feature of these notes is not beneficial.

On May 10, 2002, the Company issued two unsecured convertible notes, one for $66,667 and one to a related party for $33,333. These notes bear interest at 9% per annum that is payable in quarterly installments beginning October 15, 2002. The accrued interest may be paid quarterly at the option of the Company in either cash or in the Company's common stock at the rate of $0.25 per share or the Company's average closing price for 10 consecutive trading days prior to the end of each calendar quarter, whichever is lower, but in no event less than $0.175 per share. The principal balance and any unpaid accrued interest were due and payable on April 1, 2005. The Company is in discussion with the holders to extend the maturity for one year and pay the accrued interest in the Company's common stock. The holder of the $33,333 note renewed the note for one year through April 2006. The holder of the notes has the option, at any time after August 15, 2002 until the maturity date, to convert all or any portion of the principal amount of this note into shares of common stock at the conversion price equal to the lesser of $0.25 per share of common stock or the average closing price of the common stock on its principal trading market for the 30 trading days preceding the notice of conversion, but in no event less than $0.175 per share. The Company has calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 and EITF 00-27 and recorded approximately $14,000 as debt discount. This debt discount was amortized as interest expense over the three-year term of the notes. During 2005 and 2004, the Company has recorded approximately $2,275 and $4,544, respectively, of interest expense related to the amortization of the debt discount.

On October 16, 2002 and November 11, 2002 the Company issued unsecured convertible notes to a related party for $120,000 and $65,000, respectively that bear interest at 7% per annum. Principal and accrued interest are due upon the earlier of six months from the date of the note or the Company's receipt of proceeds of at least $2,000,000 from a debt offering. Additionally, in connection with the November 11, 2002 note, the Company issued to the holder of the note warrants to acquire 500,000 shares of common stock at an exercise price of $0.15 per share, which expire on November 11, 2007. Both of these notes are past due and the Company is in discussions with the holder on repayment or conversion into an equity instrument. The Company has recorded a debt discount of approximately $22,000 relating to the issuance of the warrants. This amount represents the fair value of the warrants, which was determined by using the Black-Scholes pricing model. In accordance with EITF 98-5 and EITF 00-27, the Company is amortizing the debt discount as interest expense over the six-month term of the note. The debt discount was fully amortized by December 31, 2003.

Note 17 - Convertible Bonds Payable

During 2004 the Company issued 12% Senior Secured Convertible Bonds (the "Bonds") for proceeds of $43,000. Prior to January 1, 2004 the Company had issued $1,457,000 of the Bonds. The Bonds bear interest at 12% per annum and are convertible into the Company's common stock at a rate of 50% of the preceding 10 day volume weighted average market price of the stock, but not less than $0.15 per share. Principal and interest will be repaid on or before December 27, 2007, if not converted prior. The Company may force conversion of the Bonds if the stock trades above $2.00 per share on 10 consecutive trading days. The Bonds are secured by the RushTrade software, trade names, websites, customer accounts and other assets. The Company calculated the value of the beneficial conversion feature embedded in the Bonds issued prior to January 1, 2004 in accordance with EITF 98-5 and EITF 00-27, and recorded $485,175 as a debt discount. The debt discount is being amortized as interest expense over the term of the Bonds. Interest expense related to the amortization of the debt discount for the years ended December 31, 2005 and 2004 was $6,714 and $86,734, respectively.

During 2003, holders of $785,000 of the Bonds elected to convert into 5,222,915 shares of the Company's common stock. The Company did not have an adequate number of shares available to issue these shares to the holders of the Bonds and as a result recorded pending stock issuances of $785,000 as a current liability. During 2004 the shareholders approved an increase in the number of outstanding shares from 10,000,000 to 50,000,000 and accordingly, in March 2004, the Company issued the common stock related to the conversion of the Bonds.

During 2004, holders of $230,000 of the Bonds elected to convert into 1,107,845 shares of the Company's common stock.

During 2005, a holder of $140,000 of the Bonds elected to convert into 933,333 shares of the Company's common stock.

At December 31, 2005 and 2004 Bonds payable totaled $330,799 and $464,085, respectively, net of debt discount.

Note 18 - Liabilities Acquired in 2001 Acquisition

In January 2001, the Company acquired several of the companies formerly part of the Northstar financial group of companies. As part of this acquisition, the Company acquired certain assets and liabilities of Dominion Institutional Services Corporation. The liabilities, consisting of mostly trade accounts payable, due when the Company assumed the liabilities, totaled $332,098 at December 31, 2005 and 2004.

Note 19 - Loss on Settlement of Liabilities

During 2004 certain holders of Bonds elected to convert their Bonds into the Company's common stock. To settle accrued interest and dividends totaling $30,010 relating to the Bonds, the Company agreed to issue the holders common stock at a rate equal to their conversion price. Since the fair value of the Company's common stock was greater than the conversion price on the date of issuance, a loss was recorded related to the interest and dividends settled for common stock for the difference totaling $21,937. Additionally, to settle advances from related parties of $82,667, the Company issued 483,333 shares of common stock valued at $164,334 using the fair value of the Company's stock on the date of issuance and recorded the difference of $81,667 as a loss. The Company's total loss on settlement of liabilities during 2004 was $103,604, which is presented in the accompanying consolidated statement of operations as "Loss on settlement of liabilities."

During 2005, the Company issued common stock valued at $102,144 as payment of $75,686 of accrued interest. The Company recorded a loss on the settlement of liabilities of $26,458 for the difference between the fair value of the common stock issued and the amount of the interest obligation.

Note 20 - Subsequent Events

On March 30, 2006, the Company and TAL Financial Services, LLC ("TFS") entered into a Membership Interest Purchase Agreement (the "Purchase") providing for Rush to purchase from TFS 100% of the outstanding membership interests of Terra Nova Trading, LLC, , Market Wise Securities, LLC and Market Wise Stock Trading School, LLC. Rush has raised $29 million, which is held in escrow, and will apply the proceeds thereof for the issuance of Series E Convertible Preferred Stock and warrants to purchase the Company's common stock to finance the purchase at the closing of the acquisition. The Series E preferred will be converted into 6,667 shares of common stock per $1,000 face value of preferred following the closing of the Purchase and the amendment of Rush's articles of incorporation to increase the number of authorized shares of common stock. The warrants provide for the purchase of one share of the Company's common stock at $.030 per share for 3,333 shares of common stock issued under each share of Series E. The purchase price of the acquisition is approximately $25,000,000, and additional funds will be applied to transaction costs and working capital. The completion of the Purchase is subject to approval from the National Association of Securities Dealers, Inc. and various other regulatory authorities. The Purchase will be accounted for as a business combination and is expected to be completed in the next 30 days.

                                     ANNEX 2

               Information from the Form 8K/A, dated May 17, 2006

                          INDEX TO FINANCIAL STATEMENTS

                         Historical Financial Statements

Terra Nova Trading, LLC

Report of Independent Auditors                                              F-1
Statements of Financial Condition at December 31, 2005 and 2004             F-2
Statements of Operations for the Years Ended December 31, 2005 and 2004     F-3
Statements of Changes in Member's Equity for the Years Ended
  December 31, 2005 and 2004                                                F-4
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-5
Notes to Financial Statements                                               F-6
Interim Statement of Financial Condition at March 31, 2006                  F-10
Interim Statements of Operations for the Three Months Ended
  March 31, 2006 and 2005                                                   F-11
Interim Statements of Cash Flows for the Three Months Ended
  March 31, 2006 and 2005                                                   F-12
Notes to Interim Financial Statements                                       F-13

Market Wise Stock Trading School, LLC

Report of Independent Certified Public Accountants                          F-15
Balance Sheets at December 31, 2005 and 2004                                F-16
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-17 Statements of Changes in Member's Equity for the Years Ended
  December 31, 2005 and 2004                                                F-18
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-19
Notes to Financial Statements                                               F-20
Interim Balance Sheet at March 31, 2006                                     F-23
Interim Statements of Operations for the Three Months Ended
  March 31, 2006 and 2005                                                   F-24
Interim Statements of Cash Flows for the Three Months Ended
  March 31, 2006 and 2005                                                   F-25
Notes to Interim Financial Statements                                       F-26

Market Wise Securities, LLC

Report of Independent Auditors                                              F-27
Statements of Financial Condition at December 31, 2005 and 2004             F-28
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-29 Statements of Changes in Member's Deficit for the Years Ended
  December 31, 2005 and 2004                                                F-30
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-31
Notes to Financial Statements                                               F-32
Interim Statement of Financial Condition at March 31, 2006                  F-33
Interim Statements of Operations for the Three Months Ended
  March 31, 2006 and 2005                                                   F-34
Interim Statements of Cash Flows for the Three Months Ended
  March 31, 2006 and 2005                                                   F-35
Notes to Interim Financial Statements                                       F-36

                          INDEPENDENT AUDITORS' REPORT




To the Member of
Terra Nova Trading, L.L.C.

We have audited the accompanying statements of financial condition of Terra Nova Trading, L.L.C. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Nova Trading, L.L.C. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ RYAN & JURASKA
Chicago, Illinois
February 16, 2006


                             TERRA NOVA TRADING, LLC
                        STATEMENT OF FINANCIAL CONDITION
                        As of December 31, 2005 and 2004

                                                                              2005           2004
                                                                          ------------   ------------
Assets
       Cash                                                               $  1,721,109   $  5,815,464
       Cash segregated in compliance with federal regulations              114,742,769    115,056,394
       Receivables from brokers, dealers and clearing organizations         22,578,184     26,832,595
       Receivables from customers                                           49,973,126     51,592,613
       Receivables from non-customers                                          155,003           --
       Accounts receivable                                                   1,025,529        621,669
       Receivables affiliates                                                1,576,424        570,862
       Securities owned:
             Marketable, at market value                                          --          264,358
             Not readily marketable, at fair value                                --        5,045,067
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $2,783,925
             and $2,301,500 at December 31, 2005 and 2004, respectively        810,635      1,223,364
       Other assets                                                             56,130         70,701
                                                                          ------------   ------------
Total assets                                                               192,638,909    207,093,087
                                                                          ============   ============

Liabilities
       Line of Credit                                                       14,224,282           --
       Payables to brokers, dealers and clearing organizations               2,345,078      3,697,324
       Payables to customers                                               165,229,390    185,964,484
       Payables to non-customers                                               260,319         58,881
       Accounts payable and accrued expenses                                 2,054,942      2,100,260
       Payable to affiliate                                                     20,102           --
                                                                          ------------   ------------
Total liabilities                                                          184,134,113    191,820,949
                                                                          ------------   ------------

Equity
       Member's equity                                                       8,504,796     15,272,138

                                                                          ------------   ------------
Total liabilities and equity                                              $192,638,909   $207,093,087
                                                                          ============   ============

                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004


                                                       2005           2004
                                                   ------------   ------------
Revenues
       Commissions and fees                        $ 34,343,258   $ 35,446,791
       Interest                                       6,553,431      2,963,398
       Gain on sale of securities                     4,331,319           --
       Unrealized gain on securities                       --        5,061,835
       Other income                                     474,223        316,435

                                                   ------------   ------------
                                                     45,702,231     43,788,459
Expenses
       Commissions, execution and exchange fees      15,252,974     13,877,394
       Employee compensation                          9,288,170      9,012,568
       Quotations and market data                     5,834,825      5,722,045
       Interest expense                               3,159,641        737,437
       Advertising and promotional                    1,878,925      2,262,463
       Professional fees                              1,593,558      1,764,190
       Communications and information technology        703,981        958,189
       Occupancy and equipment rental                   552,837        695,453
       Depreciation and amortization                    482,426        377,448
       Travel and entertainment                         431,016        571,987
       Bad debts                                        376,820           --
       Other operating expenses                       1,524,431      1,495,397
                                                   ------------   ------------
Total Expenses                                       41,079,604     37,474,571

                                                   ------------   ------------
Net Income                                         $  4,622,627   $  6,313,888
                                                   ============   ============

                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                 For the Years Ended December 31, 2005 and 2004



        Balance, January 1, 2004                          $ 12,767,525

               Member's withdrawal                          (3,809,275)

               Net income                                    6,313,888

                                                          ------------
        Balance, December 31, 2004                          15,272,138

               Member's withdrawal                         (11,389,969)

               Net income                                    4,622,627

                                                          ------------
        Balance, December 31, 2005                        $  8,504,796
                                                          ============

                 See accompanying notes to financial statements


                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2005 and 2004


                                                                               2005             2004
                                                                          -------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                                                $   4,622,627    $   6,313,888
Adjustments to reconcile net income to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                            482,426          377,448
       Unrealized gain on securities                                         (5,061,835)
       Gain on sale of securities                                            (4,069,349)            --
       Changes in operating assets and liabilities
           Cash segregated in compliance with federal regulations               313,625     (115,056,394)
           Receivables from brokers, dealers and clearing organizations       4,254,411      (23,573,857)
           Receivables from customers                                         1,619,487      (51,592,613)
           Receivables from non-customers                                      (155,003)            --
           Accounts receivable                                                 (403,860)          55,844
           Receivables from affiliates                                       (1,005,562)       2,042,890
           Securities held for sale                                           9,378,774             --
           Other assets                                                          14,571          (17,205)
           Payables to brokers, dealers and clearing organizations           (1,352,246)       2,966,964
           Payables to customers                                            (20,735,094)     185,964,484
           Payables to non-customers                                            201,438           58,881
           Payables to affiliates                                              (287,026)         (18,978)
           Accounts payable and accrued expenses                                261,810        1,205,054
                                                                          -------------    -------------
                Net cash (used in) provided by operating activities          (6,858,971)       3,664,571
                                                                          -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of property and equipment                                   (69,697)        (864,870)

                                                                          -------------    -------------
                Net cash used in investing activities                           (69,697)        (864,870)
                                                                          -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Net proceeds from line of credit                                  14,224,282             --
           Member's capital withdrawals                                     (11,389,969)      (3,809,275)

                                                                          -------------    -------------
                Net cash (used in) provided by financing activities           2,834,313       (3,809,275)
                                                                          -------------    -------------

NET (DECREASE) IN CASH                                                       (4,094,355)      (1,009,574)
CASH, beginning of period                                                     5,815,464        6,825,038
                                                                          -------------    -------------
CASH, end of period                                                       $   1,721,109    $   5,815,464
                                                                          =============    =============


NON-CASH ACTIVITIES

       Cash paid for interest                                             $   3,129,541    $        --


                 See accompanying notes to financial statements

                           TERRA NOVA TRADING, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004


Note 1 - Organization and Business

Terra Nova Trading, L.L.C. (the "Company"), an Illinois limited liability company, was organized on November 14, 1994. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company is also a registered futures commission merchant with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company provides clearing and execution services primarily for institutional, professional and retail customers.


Note 2 - Summary of Significant Accounting Policies

a)   Revenue Recognition

     Securities transactions and related commission revenue and expenses are recorded on a settlement date basis. Generally Accepted Accounting Principles normally require an entity to record securities transactions on a trade date basis; however, a majority of brokers and dealers record most securities transactions on the settlement date rather than on the trade date. The difference between trade date and settlement date accounting is not material to the Company's financial position at December 31, 2005 or 2004, nor material to the results of its operations for the years then ended.

b)   Income Taxes

     No provision has been made for federal income taxes, as the taxable income of the Company is included in the income tax return of the sole member. Additionally, any state income taxes are paid by the sole member.

c)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

d)   Cash Equivalents

     For the statement of cash flows, cash equivalents consist of money market deposits with maturities of less than three months.

e)   Depreciation and Amortization

     Depreciation of furniture and equipment is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes. Leasehold improvements are being amortized using the straight-line method over the term of the associated lease. Depreciation and amortization expense totaled approximately $482,000 and $377,000 for the years ended December 31, 2005 and 2004, respectively.


f)   Marketable Securities

     Marketable securities are valued at market value and securities not readily marketable are valued at fair value. Changes in value are marked to market with the gains and losses recorded in the statement of operations.

g)   Commission Expenses

     The Company is a clearing broker dealer and offers its services to introducing broker dealers. The introducing broker dealer determines the commissions charged to its customers. The Company records all commissions and fees received as gross revenues and the commissions paid to the introducing broker dealer as an expense. Commission expenses to introducing broker dealers were approximately $1,549,000 and $610,000 for the years ended December 31, 2005 and 2004, respectively.


Note 3 - Receivables From and Payables to Brokers, Dealers, and Clearing
         Organizations

The components of receivables from and payables to brokers, dealers, and clearing organizations are as follows:

                                            2005                        2004
                                 -------------------------   -------------------------
                                 Receivables     Payables    Receivables     Payables
                                 -----------   -----------   -----------   -----------
Clearing brokers                 $   113,394   $    24,365   $   190,129   $      --
Stock borrowed                    20,873,714          --      22,181,850          --
Fails to deliver/receive              90,905       213,213     2,734,200     2,936,280
Clearing organizations             1,320,221     1,346,339     1,562,032           870
Commissions receivable/payable       179,950       761,161       164,384       760,174
                                 -----------   -----------   -----------   -----------
                                 $22,578,184   $ 2,345,078   $26,832,595   $ 3,697,324
                                 ===========   ===========   ===========   ===========

Note 4 - Securities Owned, Not Readily Marketable

Securities not readily marketable include investment securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or (c) that cannot be offered or sold because of other arrangements or restrictions of conditions applicable to the securities or to the company.


Note 5 - Bank Loans Payable

The Company has a line of credit totaling $20 million with a Chicago bank. At December 31, 2005, loans outstanding on this credit line totaled $14,224,282. The loans are due on demand and are collateralized by customers' equity securities.


Note 6 - Related-Party Transactions

The Company has made loans and advances to affiliates which do not bear interest and are due on demand. Receivables from affiliates totaled approximately $1,576,000 and $570,862, at December 31, 2005 and 2004, respectively. The
Company also has a payable to an affiliate that totaled approximately $20,000 at December 31, 2005. The Company paid affiliates approximately $630,000 and 830,000 for consulting and education services rendered for the years ended December 31, 2005 and 2004, respectively.

Note 7 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) and the Commodity Futures Trading Commission Minimum Capital Requirement (Regulation 1.17).

The Company became a self clearing broker during 2004. Under the more restrictive of Rule 15c3-1 or Regulation 1.17, the Company was required to maintain "net capital" equivalent to $250,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Adjusted net capital and aggregate debit items change from day to day. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $7,615,937 and $1,530,173, respectively as of December 31, 2004.

During 2005 under the more restrictive of Rule 15c3-1 or Regulation 1.17, the Company is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $5,020,306 and $1,500,000, respectively, as of December 31, 2005.

The net capital rule may effectively restrict member withdrawals.


Note 8 - Off Balance Sheet Risk and Concentration of Credit Risk

The Company engages in the execution, settlement and financing of various customer securities transactions, which may expose the Company to certain off balance sheet risks. In the normal course of business, the Company extends secured credit to certain customers. Receivables arising from transactions executed by the Company are collateralized by securities with market values in excess of amounts due. It is the policy of the Company to monitor the market value of the collateral and maintain possession and control of these securities.

The Company engages in various transactions with broker-dealers and clearing organizations. In the event the counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

At December 31, 2005 and 2004, significant credit concentrations consisted of cash deposited in bank accounts that exceeded federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.


Note 9 - Employee Benefit Plan

The Company has established a 401(k) plan for qualified employees. The Company may elect to match employees' contributions and make further discretionary contributions to the plan, subject to certain limitations as set forth in the plan agreement. Company contributions made to the plan totaled approximately $119,000 and $114,000 for the years ended December 31, 2005 and 2004, respectively.

Note 10 - Commitments

The Company conducts its operations in leased office facilities and annual rentals are charged to current operations. The lease is subject to an escalation clause based on the operating expenses of the lessor. Rent expense including real estate taxes and common maintenance for the year ended December 31, 2005 totaled approximately $553,000. The approximate minimum annual rental commitments under non-cancelable operating leases are as follows:


              Year Ended December 31,             Amount
            ---------------------------       -------------
                       2006                    $   187,000
                       2007                        194,000
                       2008                        205,000
                       2009                        217,000
                       2010                        223,000
                    Thereafter                     375,000
                                              -------------
                                               $ 1,401,000
                                              =============

Note 11 - Contingencies

In the normal course of business, the Company is subject to legal actions that involve claims for monetary relief. The Company's legal counsel has indicated that it cannot evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss therefrom. In the opinion of management, based on the consultation with legal counsel, these actions will not result in any material adverse effect on the financial position of the Company.


                             TERRA NOVA TRADING, LLC
                        STATEMENT OF FINANCIAL CONDITION
                                 March 31, 2006
                                   (Unaudited)


Assets
       Cash and cash equivelents                                        $  1,410,925
       Cash segregated in compliance with federal regulations            124,870,655
       Receivables from brokers, dealers and clearing organizations       17,393,887
       Receivables from customers                                         54,176,892
       Receivables from non-customers                                        323,849
       Accounts receivable                                                 1,631,980
       Receivables from affiliates                                         1,780,470
       Prepaid expenses and other                                              4,666
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $2,898,546)        696,015
                                                                        ------------
Total assets                                                            $202,289,339
                                                                        ============

Liabilities
       Line of credit                                                   $ 19,966,067
       Payables to brokers, dealers and clearing organizations             3,666,034
       Payables to customers                                             163,874,977
       Payables to non-customers                                             260,612
       Accounts payable and accrued expenses                               5,099,099
                                                                        ------------
Total liabilities                                                        192,866,789
                                                                        ------------

Equity
       Member's equity                                                     9,422,550

                                                                        ------------
Total liabilities and equity                                            $202,289,339
                                                                        ============


                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                         2006          2005
                                                     -----------   -----------
Revenues
       Commissions and fees                          $ 7,994,602   $ 7,511,012
       Interest                                        2,602,152     1,226,815
       Software revenue                                  606,345       639,616
       Unrealized loss on securities                        --        (770,730)
       Other income                                       67,216       160,800
                                                     -----------   -----------
                                                      11,270,315     8,767,513
Expenses
       Commissions, execution and exchange fees        2,784,954     2,259,348
       Employee compensation                           2,877,221     2,515,948
       Quotations and market data                      1,740,783     2,223,885
       Interest expense                                1,295,101       513,379
       Advertising and promotional                       279,104       393,313
       Professional fees                                 237,942       513,171
       Communications and informational technology       544,547       129,351
       Occupancy and equipment rental                    106,939       257,894
       Depreciation and amortization                     114,621       137,063
       Travel and entertainment                           35,364       155,882
       Other operating expenses                          335,985       396,745
                                                     -----------   -----------
Total Expenses                                        10,352,561     9,495,979


                                                     -----------   -----------
Net Income (Loss)                                    $   917,754   $  (728,466)
                                                     ===========   ===========




                 See accompanying notes to financial statements


                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                              2006            2005
                                                                          ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                                $    917,754    $   (728,466)
Adjustments to reconcile net income (loss) to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                           114,621         137,063
       Unrealized loss on securities held for investment                          --           770,730
       Changes in operating assets and liabilities
           Cash segregated in compliance with federal regulations          (10,127,886)     33,317,035
           Receivables from brokers, dealers and clearing organizations      5,184,297      11,895,083
           Receivables from customers                                       (4,203,766)    (10,875,565)
           Receivables from non-customers                                     (168,846)           --
           Accounts receivable                                                (606,451)         43,007
           Receivables from affiliates                                        (204,046)       (321,789)
           Other assets                                                         51,463        (111,057)
           Payables to brokers, dealers and clearing organizations           1,320,956      (2,994,718)
           Payables to customers                                            (1,354,413)    (26,276,135)
           Payables to non-customers                                               293           1,071
           Payables to affiliates                                              (20,102)           --
           Accounts payable and accrued expenses                             3,044,157         632,274
                                                                          ------------    ------------
                Net cash (used in) provided by operating activities         (6,051,969)      5,488,533
                                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of property and equipment                                     --           (46,280)
                                                                          ------------    ------------
                Net cash used in investing activities                             --           (46,280)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Net proceeds from line of credit                                  5,741,785            --
           Member's capital withdrawals                                           --        (2,000,000)
                                                                          ------------    ------------
                Net cash used in financing activities                        5,741,785      (2,000,000)
                                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH                                               (310,184)      3,442,253
CASH AND CASH EQUIVALENTS, beginning of period                               1,721,109       5,815,464
                                                                          ------------    ------------
CASH AND CASH EQUIVALENTS, end of period                                  $  1,410,925    $  9,257,717
                                                                          ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION

       Cash paid for interest                                             $  1,295,101    $       --
                                                                          ============    ============

                 See accompanying notes to financial statements

                           TERRA NOVA TRADING, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 March 31, 2006


The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 -Organization and Business

Terra Nova Trading, L.L.C. (the "Company"), an Illinois limited liability company, was organized on November 14, 1994. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company is also a registered futures commission merchant with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company provides clearing and execution services primarily for institutional, professional and retail customers.

The Company was a wholly owned subsidiary of TAL Financial Services, LLC. On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.


Note 2 - Related-Party Transactions

The Company has made loans and advances to an affiliate which do not bear interest and are due on demand. The Company and the affiliate are both wholly owned subsidiaries of the same entity as of March 31, 2006. Receivables from this affiliate totaled $1,780,470 at March 31, 2006. The Company also has a payable to an affiliate that totaled approximately $228,000 at March 31, 2006. The Company paid an affiliate approximately $50,000 and $150,000 for consulting and education services rendered during the three months ended March 31, 2006 and 2005, respectively.


Note 3 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) and the Commodity Futures Trading Commission Minimum Capital Requirement (Regulation 1.17). Under the more restrictive of these rules, the Company is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $5,056,250 and $1,500,000, respectively at March 31, 2006.


Note 4 - Off Balance Sheet Risk and Concentration of Credit Risk

The Company engages in the execution, settlement and financing of various customer securities transactions, which may expose the Company to certain off balance sheet risks. In the normal course of business, the Company extends secured credit to certain customers. Receivables arising from transactions executed by the Company are collateralized by securities with market values in excess of amounts due. It is the policy of the Company to monitor the market value of the collateral and maintain possession and control of these securities.

The Company engages in various transactions with broker-dealers and clearing organizations. In the event the counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

At March 31, 2006, significant credit concentrations consisted of cash deposited in bank accounts that exceeded federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.


Note 5 - Subsequent Events

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Member
of Market Wise Stock Trading School, LLC

We have audited the accompanying balance sheets of Market Wise Stock Trading School, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wise Stock Trading School, LLC as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has experienced recurring net losses and has an accumulated deficit of approximately $1,441,000 at December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




KBA GROUP LLP
Dallas, Texas
June 9, 2006


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                                  BALANCE SHEET
                           December 31, 2005 and 2004

                                                                    2005           2004
                                                                 ----------     -----------
Current assets
       Cash                                                      $   142,929    $   118,852
       Accounts receivable - affiliate                                 1,181          5,759
       Other current assets                                            7,900           --
                                                                 -----------    -----------

Total current assets                                                 152,010        124,611

Computer equipment (net of accumulated depreciation of $13,447
   and $7,785 at December 31, 2005 and 2004, respectively)            15,584         18,394
Other assets                                                           2,000          2,000
                                                                 -----------    -----------

Total assets                                                     $   169,594    $   145,005
                                                                 ===========    ===========

Current liabilities
       Accounts payable                                          $    27,930    $    90,058
       Accrued expenses                                               19,075         70,492
       Payable to affiliate                                        1,564,068        579,710
                                                                 -----------    -----------

Total current liabilities                                          1,611,073        740,260
                                                                 -----------    -----------

Commitments and contingencies

Member's deficit                                                  (1,441,479)      (595,255)
                                                                 -----------    -----------

Total liabilities and member's deficit                           $   169,594    $   145,005
                                                                 ===========    ===========


                 See accompanying notes to financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2005 and 2004


                                                       2005           2004
                                                   -----------    -----------

Revenues                                           $   880,031    $ 1,517,989


Operating Expenses
       Employee compensation                         1,187,117      1,249,312
       Quotations and market data                       15,346         58,793
       Advertising and promotion                       159,338        390,914
       Professional fees                                85,662        180,965
       Communications and information technology        41,391         96,954
       Occupancy and equipment rental                  129,953        288,857
       Depreciation                                      5,661          5,011
       Travel and entertainment                        101,787        111,139
       Gain from sale of assets                           --           (8,600)
                                                   -----------    -----------

Total operating expenses                             1,726,255      2,373,345

                                                   -----------    -----------
Net loss                                           $  (846,224)   $  (855,356)
                                                   ===========    ===========


                 See accompanying notes to financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S DEFICIT
                     Years Ended December 31, 2005 and 2004



Balance, January 1, 2004                             $ (2,468,024)

       Member contribution                              2,728,125
       Net loss                                          (855,356)
                                                     ------------

Balance, December 31, 2004                               (595,255)

       Net loss                                          (846,224)
                                                     ------------

Balance, December 31, 2005                           $ (1,441,479)
                                                     ============






                 See accompanying notes to financial statements


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2005 and 2004


                                                                         2005           2004
                                                                     -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                             $  (846,224)   $  (855,356)
Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
     Depreciation                                                          5,661          5,011
     Changes in operating assets and liabilities:
          Accounts receivable                                              4,578            (89)
          Other current assets                                            (7,900)          --
          Other assets                                                      --           (2,000)
          Accounts payable and accrued expenses                         (113,544)        88,438
                                                                     -----------    -----------
               Net cash (used in) provided by operating activities      (957,429)      (763,996)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
          Purchase of computer equipment                                  (2,852)        (2,692)
                                                                     -----------    -----------
               Net cash used in investing activities                      (2,852)        (2,692)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
          Payables to affiliates, net                                    984,358     (2,048,415)
          Member contribution                                               --        2,728,125
                                                                     -----------    -----------
               Net cash provided by financing activities                 984,358        679,710
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                                           24,077        (86,978)
CASH, beginning of year                                                  118,852        205,830
                                                                     -----------    -----------
CASH, end of year                                                    $   142,929    $   118,852
                                                                     ===========    ===========


SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid for interest                                          $      --      $      --


                 See accompanying notes to financial statements

                    MARKET WISE STOCK TRADING SCHOOL, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

Note 1 - Nature of Business

Market Wise Stock Trading School, LLC (the "Company"), was formed on August 6, 1997. The Company, headquartered in Boulder, Colorado provides classroom and online training courses in the financial services industry. The Company utilizes various software tools to teach the intricacies of personalized online trading of stocks, options and futures. The Company was formerly a wholly owned subsidiary of TAL Financial Services, LLC. ("TAL"). On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company from TAL.


Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents
-------------------------

The Company considers cash and all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Computer Equipment
------------------

Computer equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years. Maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of an asset are capitalized.

Revenue Recognition
-------------------

Revenues consist of online and classroom training fees which are recognized as services are rendered and a monthly referral fee which is recognized as earned.

Income Taxes
------------

The Company is not a tax paying entity for federal and state income tax purposes. Accordingly, no provision is made for federal and state income taxes as the taxable income of the Company, if any, is included in the income tax return of its sole member.

Advertising
-----------

The Company expenses advertising costs as incurred. Advertising and promotion expense totaled approximately $160,000 and $391,000 for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets
-------------------------------

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


Note 3 - Going Concern Uncertainty

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities of $1,611,073, which includes a $1,564,068 payable to an affiliate, exceed current assets of $152,010. Additionally, at December 31, 2005, the Company has an accumulated deficit of $1,441,479. The Company's continued existence depends upon capital contributions from its sole member. As of February 2006, the Company had ceased receiving the monthly service agreement revenues from an affiliate, leaving the Company with minimal revenues on a go forward basis. The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

Monthly expenses have been reduced by elimination of all personnel and the Company was purchased by Rush Financial Technologies, Inc. ("Rush") on May 17, 2006. Rush management intends to review the operations of the Company and develop a plan to resume training and education services. As of the date of this report, an operating plan is in development. Rush intends to continue supporting the Company until the Company is self sufficient.


Note 4 - Concentration of Credit Risk

The Company has one major related party customer, both entities being wholly owned subsidiaries of the same entity through May 17, 2006. Service revenues from this related party were $600,000 or 68% and $830,000 or 55% of the Company's total revenue for the years ended December 31, 2005 and 2004, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the related party of approximately $1,564,000 and $580,000 at December 31, 2005 and 2004, respectively.

The relationship and service agreement between the Company and this related party could significantly affect the statements of financial condition, operations and cash flows presented due to the judgment required in estimating the fee for the services provided. During February 2006, the service agreement between the Company and this related party was terminated.


Note 5 - Operating Leases

The Company leased space located in Broomfield, Colorado from a related party (see Note 6 for further information). The lease was initiated in September 2001 and had a 5 year term ending September 30, 2006. In August 2004, the Company elected to break the lease and relocate the Company to Boulder, Colorado. A settlement was negotiated with the landlord requiring 10 monthly payments of $11,400 commencing in August 2004. Accordingly, during 2004 the Company accrued a lease liability of $114,000. The Company made timely payments extinguishing the lease liability in May 2005. The Company was responsible for all property taxes, repairs and utilities on the leased space.

The Company signed a lease for facilities in Boulder, Colorado in October 2004. The initial lease term was for 6 months and commenced on October 1, 2004 with monthly rent of $2,000. The first option to extend had a term of 6 months and commenced on April 1, 2005 with monthly rent of $2,000. The second option to extend had a term of 12 months and commenced on October 1, 2005 with monthly rent of $2,000 plus property taxes, interest and maintenance.

Rent expense under operating leases was approximately $29,000 and $176,000 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments are as follows:

                                                   Future Minimum
                Year Ending                        Lease Payments
                -----------                        --------------
             December 31, 2006                        $18,000


Note 6 - Related Party Transactions

As discussed in Note 5, during 2004 the Company leased office space from a Limited Liability Company partially owned by its former CEO. The Company was obligated under the operating lease between September 2001 and May 2005 for monthly rent, plus real estate taxes, insurance, and maintenance costs. The related party rent expense was approximately $165,000 for the year ended December 31, 2004.

As discussed in Note 4, the Company provides monthly referral services to a related party. Revenues from this related party were $600,000 or 68%, and $830,000 or 55% of the Company's total revenue for the years ended December 31, 2005 and 2004, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the related party of approximately $1,564,000 and $580,000 at December 31, 2005 and 2004,
respectively.


Note 7 - Subsequent Events


During February 2006, the service agreement between the Company and an affiliate of the Company, which provided a significant amount of revenue to the Company, was terminated.

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                                  BALANCE SHEET
                                 March 31, 2006
                                   (Unaudited)



Current Assets
       Cash                                                   $   116,562
Computer equipment (net of accumulated depreciation of
       $13,447 as of March 31, 2006)                               14,133
Other assets                                                        2,000
                                                              -----------

Total assets                                                  $   132,695
                                                              ===========

Curent Liabilities
       Accounts payable & accrued expenses                    $     1,732
       Payable to affiliate                                     1,780,470
                                                              -----------

Total current liabilities                                       1,782,202

Commitments and contingencies


Member's deficit                                               (1,649,507)
                                                              -----------

Total liabilities and member's deficit                        $   132,695
                                                              ===========



            See accompanying notes to unaudited financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                  2006            2005
                                              ------------    ------------


Revenues                                      $     82,376    $    292,094

Operating expenses
       Employee compensation                       255,993         310,871
       Advertising and promotional                   4,693         149,834
       Occupancy and equipment rental               19,693          96,304
       Depreciation                                  1,452           1,415
       Travel and entertainment                      5,287          49,785
       Other operating expenses                      3,286          13,106
                                              ------------    ------------
Total operating expenses                           290,404         621,315


                                              ------------    ------------
Net loss                                      $   (208,028)   $   (329,221)
                                              ============    ============






            See accompanying notes to unaudited financial statements


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                  2006            2005
                                                              ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                      $   (208,028)   $   (329,221)
Adjustments to reconcile net loss to net
       cash (used in) provided by  in operating activities:
           Depreciation                                              1,451           1,415
       Changes in operating assets and liabilities
           Accounts receivable                                       1,181           5,759
           Receivables from affiliates                                --            (8,585)
           Other current assets                                      7,900            --
           Accounts payable and accrued expenses                   (45,273)         30,717
                                                              ------------    ------------
                Net cash used in operating activities             (242,769)       (299,915)
                                                              ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of computer equipment                             --            (1,355)
                                                              ------------    ------------
                Net cash used in investing activities                 --            (1,355)
                                                              ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Payables to affiliates, net                             216,402         312,941
                                                              ------------    ------------
                Net cash used in financing activities              216,402         312,941
                                                              ------------    ------------

NET INCREASE (DECREASE) IN CASH                                    (26,367)         11,671
CASH, beginning of period                                          142,929         118,852
                                                              ------------    ------------
CASH, end of period                                           $    116,562    $    130,523
                                                              ============    ============


SUPPLEMENTAL CASH FLOW INFORMATION
       Cash paid for interest                                 $       --      $       --


            See accompanying notes to unaudited financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 - Nature of Business

Market Wise Stock Trading School, LLC (the "Company"), headquartered in Boulder, Colorado provides classroom and online training courses in the financial services industry. The Company utilizes various software tools to teach the intricacies of personalized online trading of stocks, options and futures.


Note 2 - Going Concern Uncertainty

The accompanying unaudited interim financial statements have been prepared under the assumption that the Company will continue as a going concern. At March 31, 2006, the Company's current liabilities of $1,782,202, which includes a $1,780,470 payable to affiliate, exceed current assets of $116,562. Additionally, at March 31, 2006, the Company has an accumulated deficit of $1,649,507. The Company's continued existence depends upon capital contributions from its sole member. As of February 2006, the Company had ceased receiving the monthly service agreement revenues from an affiliate, leaving the Company with minimal revenues on a go forward basis. The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

Monthly expenses have been reduced by elimination of all personnel and the Company was purchased by Rush Financial Technologies, Inc. ("Rush") on May 17, 2006. Rush management intends to review the operations of the Company and develop a plan to resume training and education services. As of the date of this report, an operating plan is in development. Rush intends to continue supporting the Company until the Company is self sufficient.


Note 3 - Concentration of Credit Risk and Related Party

The Company provides education services to a related party broker dealer. Revenues from this customer were $50,000 or 61% and $150,000 or 51% of the Company's total revenue for the three months ended March 31, 2006 and 2005, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the customer of approximately $1,780,000 at March 31, 2006. During February 2006, the service agreement between the Company and this related party was terminated.


Note 4 - Subsequent Event

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                          INDEPENDENT AUDITORS' REPORT


To the Member of
Market Wise Securities, LLC

We have audited the accompanying statements of financial condition of Market Wise Securities, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wise Securities, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ RYAN & JURASKA
Chicago, Illinois
February 16, 2006


                           MARKET WISE SECURITIES, LLC
                        STATEMENTS OF FINANCIAL CONDITION
                        As of December 31, 2005 and 2004

                                                                        2005          2004
                                                                    -----------   -----------
Assets
   Cash                                                             $    32,523   $    46,646
   Receivable from broker dealers                                        13,265        12,950
   Furniture, equipment, and leasehold improvements (net of
         accumulated depreciation and amortization of $270,970
         and $247,129 at December 31, 2005 and 2004, respectively        16,195        40,035
                                                                    -----------   -----------
Total assets                                                        $    61,983   $    99,631
                                                                    ===========   ===========

Liabilities
   Accounts payable & accrued expenses                              $     3,293   $    29,871
                                                                    -----------   -----------
Total liabilities                                                         3,293        29,871
                                                                    -----------   -----------

Equity
   Member's equity                                                       58,690        69,760

                                                                    -----------   -----------
Total liabilities and equity                                        $    61,983   $    99,631
                                                                    ===========   ===========



                 See accompanying notes to financial statements

                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                          December 31,
                                                  ----------------------------
                                                      2005            2004
                                                  ------------    ------------
Revenues
       Other Income                               $        700    $     11,879

                                                  ------------    ------------
                                                           700          11,879
Expenses
       Commissions, execution and exchange fees          2,635           5,343
       Professional fees                                12,022          78,711
       Depreciation and amortization                    23,840          38,153
       Other operating expenses                          3,273           3,862
                                                  ------------    ------------
Total Expenses                                          41,770         126,069

                                                  ------------    ------------
Net (Loss)                                        $    (41,070)   $   (114,190)
                                                  ============    ============




                 See accompanying notes to financial statements

                           MARKET WISE SECURITIES, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                 For the Years Ended December 31, 2005 and 2004



Balance, January 1, 2004                          $    103,950

        Member's contribution                           80,000

        Net loss                                      (114,190)

                                                  ------------
Balance, December 31, 2004                              69,760

        Member's contribution                           30,000

        Net loss                                       (41,070)

                                                  ------------
Balance, December 31, 2005                        $     58,690
                                                  ============




                 See accompanying notes to financial statements


                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2005 and 2004

                                                                                  December 31,
                                                                          ----------------------------
                                                                              2005            2004
                                                                          ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss                                                                  $    (41,070)   $   (114,190)
Adjustments to reconcile net loss to net
       cash used in operating activities:
           Depreciation and amortization                                        23,840          38,153
           Receivables from brokers, dealers and clearing organizations           (314)            (38)
           Accounts payable and accrued expenses                               (26,579)         16,744
                                                                          ------------    ------------
                Net cash used in operating activities                          (44,123)        (59,331)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Member's capital contribution                                        30,000          80,000
                                                                          ------------    ------------
                Net cash used in financing activities                           30,000          80,000
                                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH                                                (14,123)         20,669
CASH, beginning of period                                                       46,646          25,977
                                                                          ------------    ------------
CASH, end of period                                                       $     32,523    $     46,646
                                                                          ============    ============


NON-CASH ACTIVITIES

       Cash paid for interest                                             $       --      $       --


                 See accompanying notes to financial statements

                         MARKET WISE SECURITIES, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

Note 1 -Organization and Business

Market Wise Securities, L.L.C. (the "Company"), a Delaware limited liability company, was formed on March 20, 2001. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company conducts its securities business primarily with institutional and retail customers and introduces that business on a fully disclosed basis to a clearing broker.


Note 2 - Summary of Significant Accounting Policies

a)   Revenue Recognition

     Securities transactions are recorded on a trade date basis, and accordingly, gains and losses are recorded on unsettled transactions.

b)   Depreciation and Amortization

     Furniture and equipment is stated at cost and depreciation is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes. Depreciation expense totaled approximately $23,800 and $38,153 for the years ended December 31, 2005 and 2004, respectively.

c)   Income Taxes

     No provision has been made for federal income taxes as the taxable income or loss of the Company is included in the respective income tax returns of the members.

d)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Note 3 - Contingencies

The Company is responsible for any loss, liability, damage, cost or expense incurred or sustained by the clearing agent as a result of the failure of any introduced account to make a timely payment for securities purchased or timely and good delivery of securities sold.

The Company is a defendant in various lawsuits incidental to its securities business. Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on the Company.


Note 4 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Company was required to maintain "net capital" equal to the greater of $5,000 or six and two thirds percent (6 2/3%) of "aggregate indebtedness", as defined. At December 31, 2005 and 2004, the Company had a net capital requirement of $5,000. The Company had net capital of $42,495 and $29,725 as of December 31, 2005 and 2004, respectively.

                           MARKET WISE SECURITIES, LLC
                        STATEMENT OF FINANCIAL CONDITION
                                 March 31, 2006
                                   (Unaudited)



Assets
       Cash                                                           $  35,115
       Account receivable                                                   118
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $274,268)      12,896
                                                                      ---------

Total assets                                                          $  48,129
                                                                      =========

Liabilities
       Accounts payable and accrued expenses                          $     200

Commitments and Contingencies

Member's equity                                                          47,929
                                                                      ---------

Total liabilities and equity                                          $  48,129
                                                                      =========




        See accompanying notes to unaudited interim financial statements

                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                  2006            2005
                                              ------------    ------------

Revenues                                      $        234    $        215

Expenses
       Professional fees                             6,930           5,300
       Occupancy and equipment rental                  767            --
       Depreciation and amortization                 3,298           5,960
       Other operating expenses                       --             5,699
                                              ------------    ------------
Total expenses                                      10,995          16,959


                                              ------------    ------------
Net loss                                      $    (10,761)   $    (16,744)
                                              ============    ============




        See accompanying notes to unaudited interim financial statements


                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                             2006          2005
                                                                          ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                                  $  (10,761)   $  (16,744)
Adjustments to reconcile net loss to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                           3,298         5,960
       Changes in operating assets and liabilities
           Receivables from brokers, dealers and clearing organizations       13,265          (315)
           Accounts receivable                                                  (117)         --
           Accounts payable and accrued expenses                              (3,093)         (288)
                                                                          ----------    ----------
                Net cash (used in) provided by operating activities            2,592       (11,387)
                                                                          ----------    ----------


NET INCREASE (DECREASE) IN CASH                                                2,592       (11,387)
CASH, beginning of period                                                     32,523        46,646
                                                                          ----------    ----------
CASH, end of period                                                       $   35,115    $   35,259
                                                                          ==========    ==========


SUPPLEMENTAL CASH FLOW INFORMATION
       Cash paid for interest                                             $     --      $     --



        See accompanying notes to unaudited interim financial statements

                         MARKET WISE SECURITIES, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS



The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 -Organization and Business

Market Wise Securities, L.L.C. (the "Company"), a Delaware limited liability company, was formed on March 20, 2001. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company conducts its securities business primarily with institutional and retail customers and introduces that business on a fully disclosed basis to a clearing broker. The Company was formerly a wholly owned subsidiary of TAL Financial Services, LLC. On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.


Note 2 - Contingencies

The Company is responsible for any loss, liability, damage, cost or expense incurred or sustained by the clearing agent as a result of the failure of any introduced account to make a timely payment for securities purchased or timely and good delivery of securities sold.

The Company is a defendant in various lawsuits incidental to its securities business. Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on the Company.


Note 3 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Company was required to maintain "net capital" equal to the greater of $5,000 or six and two thirds percent (6 2/3%) of "aggregate indebtedness", as defined. At March 31, 2006, the Company had a net capital requirement of $5,000 and net capital of $34,914.


Note 4 - Subsequent Events

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                                     ANNEX 3

                        Information from the Form 10-QSB
                               Second Quarter 2006

                         PART I -- FINANCIAL INFORMATION

Item 1.  Financial Statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                                        June 30,       December 31,
                                ASSETS                                    2006             2005
                                                                     -------------    -------------
Current assets
   Cash and cash equivalents                                         $   4,658,312    $      23,399
   Cash segregated in compliance with federal regulations              144,306,602             --
   Restricted cash                                                            --             31,000
   Receivables from brokers, dealers and clearing organizations         16,083,319             --
   Receivables from customers                                           31,636,131             --
   Receivables from non customers                                          125,002             --
   Accounts receivable                                                     945,499           78,190
   Prepaid expenses and other current assets                               427,949          134,119
                                                                     -------------    -------------
         Total current assets                                          198,182,814          266,708
                                                                     -------------    -------------

Capitalized software development costs, net                              1,431,985          595,966
Property and equipment, net                                                771,534          108,731
Intangibles, net                                                         4,809,393          135,681
Goodwill                                                                11,661,480             --
Other assets                                                                 2,000           32,800
Deferred acquisition costs                                                    --            553,475
                                                                     -------------    -------------
         Total assets                                                $ 216,859,206    $   1,693,361
                                                                     =============    =============

              LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities
   Line of credit                                                    $   4,140,387    $        --
   Payables to brokers, dealers and clearing organizations                 917,137             --
   Payables to customers                                               174,617,145             --
   Payables to non-customers                                               294,335             --
   Accounts payable and accrued expenses (including $112,605 and
    $88,376 of accrued interest expense due to related parties at
    June 30, 2006 and December 31, 2005, respectively)                   6,639,058        2,412,843
   Accrued preferred stock dividends                                       235,751          209,902
   Liabilities acquired in 2001 acquisition                                332,098          332,098
   Convertible notes payable, including $318,333 due to related
    parties at June 30, 2006 and December 31, 2005)                        485,000          485,000
                                                                     -------------    -------------
         Total current liabilities                                     187,660,911        3,439,843
                                                                     -------------    -------------

   Convertible bonds payable, net of unamortized debt discount of
    $10,636 and $14,201 at June 30, 2006 and December 31, 2005,
    respectively                                                           334,364          330,799
                                                                     -------------    -------------
         Total liabilities                                             187,995,275        3,770,642
                                                                     -------------    -------------

Commitment and contingencies

Shareholders' equity (deficit)
   Preferred stock - cumulative; $10 par value; 38,792 shares authorized; 14,063 shares issued and outstanding; liquidation
    preference of $10 per share                                            140,630          140,630
   Preferred stock - convertible cumulative; $10 par value;
    835,000 shares authorized; 50,980 and 51,980 shares issued and outstanding at June 30, 2006 and December 31, 2005,
    respectively; liquidation preference of $10 per share                  509,800          519,800
   Preferred stock - convertible non-cumulative voting; $10 par value; 35,000 shares authorized, issued and outstanding at
    June 30, 2006; liquidation preference of $1,000 per share              350,000             --
   Common stock - $0.01 par value, 50,000,000 shares authorized;
    37,748,510 and 37,478,127 shares issued and outstanding at
    June 30, 2006 and December 31, 2005, respectively                      377,485          374,781
   Additional paid in capital                                           50,989,386       18,419,535
   Accumulated deficit                                                 (23,503,370)     (21,532,027)
                                                                     -------------    -------------
         Total shareholders' equity (deficit)                           28,863,931       (2,077,281)
                                                                     -------------    -------------
         Total liabilities and shareholders' equity (deficit)        $ 216,859,206    $   1,693,361
                                                                     =============    =============

      See accompanying notes to unaudited consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Three Months Ended June 30,     Six Months Ended June 30,
                                               ----------------------------    ----------------------------
                                                   2006            2005            2006            2005
                                               ------------    ------------    ------------    ------------
Revenues
   Commissions and fees                        $  7,550,548    $    514,281    $  8,217,124    $    994,323
   Interest                                       2,024,365           2,884       2,029,109           6,007
   Other income                                     101,131          23,466         117,950          32,325
                                               ------------    ------------    ------------    ------------
                                                  9,676,044         540,631      10,364,183       1,032,655
Expenses
   Commissions, execution and exchange fees       4,050,894         233,039       4,377,857         434,032
   Employee compensation                          2,936,056         462,682       3,333,366         852,265
   Quotations and market data                     1,116,457          56,136       1,244,784          87,349
   Interest expense on brokerage accounts           915,645            --           915,645            --
   Advertising and promotional                      180,456          90,861         187,230         167,682
   Professional fees                                279,437          90,017         376,464         143,732
   Communications and information technology        180,682          39,338         228,296          73,795
   Occupancy and equipment rental                   160,723          78,710         223,920         144,665
   Depreciation and amortization                    518,781         219,242         624,495         455,164
   Travel and entertainment                          43,996            --            43,996            --
   Other operating expenses                         548,361          41,270         572,847          94,639
                                               ------------    ------------    ------------    ------------
Total expenses                                   10,931,488       1,311,295      12,128,900       2,453,323

Operating income (loss)                          (1,255,444)       (770,664)     (1,764,717)     (1,420,668)

Interest expense                                    159,293          38,880         206,626          74,459
                                               ------------    ------------    ------------    ------------
Net loss                                       $ (1,414,737)   $   (809,544)   $ (1,971,343)   $ (1,495,127)
                                               ============    ============    ============    ============

Beneficial conversion feature on preferred
 stock                                           (46,236,641)           --      (46,236,641)           --

Dividends on preferred stock                        (14,672)        (14,072)        (29,531)        (29,719)
                                               ------------    ------------    ------------    ------------

Net loss attributable to common shareholders   $(47,666,050)   $   (823,616)   $(48,237,515)   $ (1,524,846)
                                               ============    ============    ============    ============

Basic and diluted net loss per share
 attributable to common shareholders           $      (1.26)   $      (0.03)   $      (1.28)   $      (0.06)
                                               ============    ============    ============    ============


Weighted average common shares outstanding,
 basic and diluted                               37,699,953      29,393,556      37,671,104      27,541,667
                                               ============    ============    ============    ============

      See accompanying notes to unaudited consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Six Months ended June 30, 2006 and 2005

                                                                                2006            2005
                                                                            ------------    ------------
Cash flows from operating activities:
   Net loss                                                                 $ (1,971,343)   $ (1,495,127)
    Adjustments to reconcile net loss to net cash used in
     operating activities:
       Common stock issued for compensation, services and expenses               271,897          93,339
       Depreciation and amortization                                             624,495         449,390
       Amortization of debt discount                                             145,279          13,555
       Amortization of deferred financing fees                                      --             5,774
       Loss on settlement of liabilities                                            --            26,458
       Change in assets and liabilities, net of effects of acquisition:
          (Increase) decrease in assets:
             Cash segregated in compliance with federal regulations          (29,711,922)           --
             Receivables from brokers, dealers and clearing organizations      3,240,538            --
             Receivables from customers                                       28,322,900            --
             Receivables from non customers                                      309,360            --
             Accounts receivable                                                 990,358         (12,102)
             Prepaid expenses and other assets                                  (261,030)        (25,117)
          Increase (decrease) in liabilities:
             Payables to brokers, dealers and clearing organizations             (46,806)           --
             Payables to customers                                            (3,762,408)           --
             Payables to non customers                                            33,340            --
             Accounts payable and accrued expenses                               344,489          86,722
             Accrued payroll tax obligation                                     (679,615)        109,964
                                                                            ------------    ------------
Net cash used in operating activities                                         (2,150,468)       (747,144)
                                                                            ------------    ------------

Cash flows from investing activities:
   Cash acquired in acquisition                                               10,035,187            --
   Cash paid in acquisition                                                  (25,000,000)           --
   Purchase of property and equipment                                            (90,175)        (69,240)
   Capitalization of software development costs                                     --          (132,851)
                                                                            ------------    ------------
Net cash used in investing activities                                        (15,054,988)       (202,091)
                                                                            ------------    ------------

Cash flows from financing activities:
   Proceeds from issuance of preferred stock, net                             32,494,407            --
   Proceeds from sale of common stock                                               --           615,000
   Proceeds from exercise of stock options                                        30,000           3,200
   Proceeds from issuance of convertible notes payable to related party          300,000            --
   Payment of convertible notes payable to related party                        (300,000)           --
   Net payments on line of credit                                            (10,684,038)           --
   Proceeds from issuance of note payable to related party                       100,000            --
   Payment of note payable to related party                                     (100,000)           --
                                                                            ------------    ------------
Net cash provided by financing activities                                     21,840,369         618,200
                                                                            ------------    ------------

Net increase (decrease) in cash and cash equivalents                           4,634,913        (331,035)
Cash and cash equivalents at beginning of period                                  23,399         343,510
                                                                            ------------    ------------
Cash and cash equivalents at end of period                                  $  4,658,312    $     12,475
                                                                            ============    ============

      See accompanying notes to unaudited consolidated financial statements

                                       4


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Six Months ended June 30, 2006 and 2005
                                   (continued)

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                                                   $       --      $       --
   Cash paid for income taxes                                               $       --      $       --

Supplemental Disclosure of Non-Cash Information:
   Preferred stock dividend accrued                                         $     29,531    $     29,719
   Fair value of warrants issued in connection  with debt
        financing recorded as debt discount                                 $    141,714    $       --
   Common stock issued as payment for accrued interest
        and accrued dividends                                               $      3,682    $    102,145
   Common stock issued in the LostView acquisition                          $       --      $    195,000
   Intangibles acquired with common stock                                   $     22,500    $       --
   Conversion of bonds to common stock                                      $       --      $    140,000
   Common stock issued for conversion of preferred stock                    $     10,000    $       --
   Common stock issued to acquire intangible assets                         $       --      $     82,835





      See accompanying notes to unaudited consolidated financial statements

1.       Basis of Presentation and Company Information

         The financial statements included herein have been prepared by Rush Financial Technologies, Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited consolidated financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly our financial position, results of operations and changes in financial position for such interim period. These interim financial statements should be read in conjunction with our financial statements and the notes thereto as of and for the year ended December 31, 2005, included in our annual report on Form 10-KSB for the year ended December 31, 2005 and Form 8K/A related to the acquisition of Terra Nova Trading, LLC as filed with the Securities and Exchange Commission on July 26, 2006.

         Rush Financial Technologies, Inc. (the "Company," "we" or "us") is a holding company that operates through three primary subsidiaries: a real-time financial technology development company, RushGroup Technologies, Inc. ("RushGroup"), a direct-access online brokerage firm, RushTrade Securities, Inc. ("RushTrade"), and a full service self-clearing agency broker/dealer, Terra Nova Trading L.L.C. ("Terra Nova").

         RushGroup is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to the National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders.

         RushTrade is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, Pacific Exchange (PCX), Boson Stock Exchange ("BSX"), Securities Investor Protection Corporation ("SIPC") and National Futures Association ("NFA"), offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

         Terra Nova , founded in 1994, is a full-service self-clearing agency broker/dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA, and SIPC, as well as the following exchanges: PCX, International Securities Exchange ("ISE"), Boston Options Exchange ("BOX") and Chicago Stock Exchange ("CHX"). Terra Nova maintains a diversified customer base servicing institutional, wholesale (defined as business-to-business and correspondent clearing for other introducing broker/dealers) and direct market access clients, while offering a diversified product offering including equities, options, futures, fixed income and foreign exchange. Headquartered in Chicago, Terra Nova has approximately 70 employees, with a sales presence in New York, San Francisco, Denver and San Antonio. Terra Nova was acquired by the Company on May 17, 2006. See note 3 "Acquisition" for further details.

2.       Significant Accounting Policies

Revenue Recognition

         Investment services revenues consist of commission revenue, other brokerage related revenue, user fees and interest income. Commission revenue and related expenses on securities transactions are recorded on a trade date basis. Other brokerage related revenue consists of fees and rebates when orders are routed through exchanges and ECNs and are recorded on a trade date basis as security transactions occur. User fees are charges for the use of the Company's software execution platform. Revenues from user fees are recognized on a monthly basis as services are provided to account holders. Interest income consists primarily of the Company's portion of the income generated by charges to customers on margin balances and customer cash held and invested by the Company's clearing firm, offset by interest paid to customers on their credit balances. Interest is recorded at calendar month end on settled balances.

Goodwill

         Goodwill is recorded when the price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired. Annually in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, the Company performs a review to determine if the carrying value of the recorded goodwill is impaired. The first step of this process is to identify potential goodwill impairment by comparing the fair value of the reporting unit to its carrying value. The Company estimates fair value using a combination of the market price of the Company's common equity and discounted cash flows. If the carrying value is less than fair value, the Company would complete step two in the impairment review process which measures the amount of goodwill impairment. Management tests the reasonableness of the inputs and outcomes of the discounted cash flow analysis and the evaluation of the market price of its common equity against other available comparable market data. All of the goodwill is related to the Company's May 2006 acquisition. The goodwill resulting from the May 2006 acquisition has been assigned to the Terra Nova reporting unit within the investment services segment.

Share Based Payments

         On January 1, 2006, we adopted Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123(R)"), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions, as we formerly did, using the intrinsic value method as prescribed by Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statement of operations.

         We adopted FAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. Our consolidated financial statements as of and for the two quarters ended June 30, 2006 reflect the impact of adopting FAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R). See
Note 10 "Share-based Payments" for further details.

         Share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that are ultimately expected to vest. Share-based compensation expense recognized in the consolidated statements of operations during the three and six months ended June 30, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested, as of December 31, 2005 based on the grant date fair and compensation expense for the share-based payment awards granted subsequent to December 31, 2005, based on the grant date fair value. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As share-based compensation expense recognized in the statement of operations for the three and six months ended June 30, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. In the pro forma information required under FAS 148 for the periods prior to 2006, we accounted for forfeitures as they occurred.

3.       Acquisition

         On March 30, 2006, the Company and TAL Financial Services, LLC ("TFS") entered into a Membership Interest Purchase Agreement (the "Purchase") providing for Rush to purchase from TFS 100% of the outstanding membership interests of Terra Nova Trading, LLC, Market Wise Securities, LLC ("MW Securities") and Market Wise Stock Trading School, LLC ("MW School"). We raised $35 million from the sale of 35,000 shares of Series E Convertible Preferred Stock ("Series E Preferred") and 116,655,000 warrants to purchase common stock which was used to finance the acquisition. The purchase price of the acquisition was $25,000,000 plus acquisition costs of $493,122. The remainder of the funds, net of offering and acquisition related expenses, will provide for additional working capital and broker/dealer net capital. We received final approval for the Purchase from the National Association of Securities Dealers, Inc. ("NASD") and various other regulatory authorities on May 15, 2006. We funded the purchase on May 17, 2006 and completed the sale of the Series E Preferred on May 19, 2006 with a total of $35,000,000 raised. The Purchase was accounted for as a business combination.

         The Series E Preferred will be automatically converted into 6,667 shares of common stock per $1,000 face value of each Series E Preferred stock following the amendment of Rush's articles of incorporation to increase the number of authorized shares of our common stock. The warrants provide for the purchase of 3,333 shares of the Company's common stock at $0.30 per share for each share of Series E Preferred. The warrants have a term of five years.

         Terra Nova, founded in 1994, is a full-service self-clearing agency broker/dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA and SIPC, as well as the following exchanges: PCX, ISE, BOX and CHX. Terra Nova maintains a diversified customer base servicing Institutional, Business-to-Business (including Correspondent Clearing for other introducing broker/dealers) and Direct Market Access clients, while offering diversified product offering including equities, options, futures, fixed income and foreign exchange-traded securities. Headquartered in Chicago, Terra Nova has approximately 70 employees, with a sales presence in New York, San Francisco, Denver and San Antonio.

         MW School is an education provider to traders and investors. Its mission is to support traders and investors in their quest to achieve financial freedom and success, while sharing the passion and trading skills of its instructors. MW School's education curriculum is provided to assist traders and investors develop sound methods of analysis and risk management. Headquartered in Boulder, Colorado, MW School trains students worldwide. The operations of MW School are minimal.

         MW Securities is a registered broker/dealer authorized to do business in a limited number of states. Currently MarketWise Securities introduced clients to Terra Nova Trading, LLC. Plans are being reviewed to determine the ultimate use for this entity. The operations of MW Securities are minimal.

         The acquisition was accounted for using the purchase method of accounting. As such, the assets and liabilities of the acquired companies have been recorded at their estimated fair values based upon an independent third party valuation and the results of operations of the acquired companies have been included in the consolidated results of operations from May 1, 2006, the effective date of the acquisition for accounting purposes. The excess purchase price over the fair value of the tangible and intangible assets acquired and liabilities assumed in the acquisition totaled $11,661,480 and was allocated to goodwill.

         We believe that the Acquisition was in the best interests of our shareholders because, among other things:

     o it enhances the Company's sophisticated front-end trading platform by providing "back-end" execution and clearing services acquired from Terra Nova;

     o the combined technologies of the trading platform and clearing system provide the Company with a complete front-to-back solution;

     o the combined companies have approximately 20,000 customer accounts and over $600 million in customer account assets;

     o the RushGroup platform will be promoted to approximately 20,000 additional customers;

     o Terra Nova was repeatedly ranked among the leaders in direct access online trading by Barron's Magazine and other financial publications;

     o the RushGroup trading platform complements the needs of Terra Nova's diverse client base of institutions, correspondent broker-dealers and direct active traders and investors;

     o when combined, the broker-dealers, RushTrade and Terra Nova, might realize synergies and reduced overhead;

     o the RushGroup trading platform includes a low-cost web-based platform that Terra Nova may add to its product offering, which may assist Terra Nova is expanding its market reach;

     o Terra Nova's ability to support trading in equities, options, futures and FOREX; and


     o MW School's education offering complements the Company's technology initiatives and broker dealer trading activities by providing training in trading, analysis and risk management to traders and investors worldwide.

Preliminary Purchase Price Allocation

     Following is a summary of the amounts assigned to the assets and liabilities of the acquired companies:


           Current assets                             $ 206,175,784
           Current liabilities                         (199,028,109)
           Fixed assets                                     683,967
           Capitilized software (3 year life)             1,000,000
           Intagibles (3 year life)                       5,000,000
           Goodwill                                      11,661,480
                                                      -------------
       Total purchase price                           $  25,493,122
                                                      =============



     None of the goodwill recorded as a result of the acquisition is expected to be deductible for tax purposes.

     During the three and six months ended June 30, 2006, the Company recognized approximately $278,000 of amortization expense related to the intangible acquired.

Unaudited Pro Forma Results

     The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition discussed above had occurred as of January
1, 2005:

                                    Three Months Ended June 30,      Six Months Ended June 30,
                                   ----------------------------    ----------------------------
                                       2006            2005            2006            2005
                                   ------------    ------------    ------------    ------------
Revenues                           $ 13,793,030    $ 15,950,210    $ 27,796,323    $ 25,780,725

Net income (loss) attributable
 to common shareholders (Note 1)   $ (1,614,471)   $  3,155,445    $ (1,416,239)   $    952,086
                                   ============    ============    ============    ============

Net income (loss) per share
 attributed to common
 shareholders, basic and diluted   $      (0.04)   $       0.11    $      (0.04)   $       0.03
                                   ============    ============    ============    ============

Weighted average common shares
 outstanding, basic                  37,699,953      29,393,556      37,671,104      27,541,667
                                   ============    ============    ============    ============

Weighted average common shares
 outstanding, diluted                37,699,953      29,732,286      37,671,104      27,541,667
                                   ============    ============    ============    ============

 Note 1 Excludes non-recurring charge related to beneficial conversion feature of preferred stock.


4.       Use of Accounting Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported financial statement amounts and disclosures. Accordingly, the actual amounts could differ from those estimates.


5.       Industry Segment Information

         Our segments have been identified based on products and services offered as well as risks assumed in a manner consistent with the data utilized by management in evaluating operations. RushTrade and Terra Nova offer broker/dealer services, and their operations have been included in the Investment Services segment. The Software Services segment is comprised of RushGroup which plans to offer licensing of the RushTrade direct access software and other arrangements. There is ongoing development activity on the software to enhance its use to outside entities.

         The assets of the parent company, Rush Financial Technologies, Inc., are used to support the operations of the primary operating divisions. The expenses of the parent company are included in general and administrative expenses.

         The following summarizes our identifiable assets, capital expenditures and depreciation and amortization by industry segment as of the dates indicated:

                                                     June 30,
                                          ----------------------------
             Identifiable Assets              2006            2005
         ----------------------------     ------------    ------------
         Investment Services              $211,045,182    $    201,923
         Software Services                     612,016       1,141,633
         Corporate                           5,202,008         202,895
                                          ------------    ------------
                    Total                 $216,859,206    $  1,546,451
                                          ============    ============


                                  Three Months Ended June 30,      Six Months Ended June 30,
                                 ----------------------------    ----------------------------
    Capital Expenditures             2006            2005            2006            2005
----------------------------     ------------    ------------    ------------    ------------
Investment Services              $      4,640    $      7,044    $      2,120    $      7,772
Software Services                      52,428          79,985          52,423         167,280
Corporate                              32,876           1,701          35,632          27,039
                                 ------------    ------------    ------------    ------------
           Total                 $     89,944    $     88,730    $     90,175    $    202,091
                                 ============    ============    ============    ============

                                  Three Months Ended June 30,      Six Months Ended June 30,
   Depreciation and              ----------------------------    ----------------------------
     Amortization                    2006            2005            2006            2005
----------------------------     ------------    ------------    ------------    ------------
Investment Services              $     84,324    $     37,197    $    126,223    $     70,271
Software Services                      64,397         177,826         127,334         373,094
Corporate                             370,060           1,909         370,938           6,025
                                 ------------    ------------    ------------    ------------
           Total                 $    518,781    $    216,932    $    624,495    $    449,390
                                 ============    ============    ============    ============



         The following summarizes our industry segment operating data for the periods indicated:

                                       10

                                  Three Months Ended June 30,      Six Months Ended June 30,
                                 ----------------------------    ----------------------------
          Revenue                    2006            2005            2006            2005
----------------------------     ------------    ------------    ------------    ------------
Investment Services              $  9,656,262    $    514,027    $ 10,330,313    $    997,048
Software Services                       1,650           1,075           3,370           3,670
Corporate                              18,132          25,529          30,499          31,937
                                 ------------    ------------    ------------    ------------
           Total                 $  9,676,044    $    540,631    $ 10,364,182    $  1,032,655
                                 ============    ============    ============    ============

                                  Three Months Ended June 30,      Six Months Ended June 30,
         Non-operating           ----------------------------    ----------------------------
       Interest Expense              2006            2005            2006            2005
----------------------------     ------------    ------------    ------------    ------------
Investment Services              $      2,213    $        310    $      3,260    $        310
Software Services                         786            --             2,275              33
Corporate                             156,294          38,570         201,091          74,116
                                 ------------    ------------    ------------    ------------
           Total                 $    159,293    $     38,880    $    206,626    $     74,459
                                 ============    ============    ============    ============

                                  Three Months Ended June 30,      Six Months Ended June 30,
                                 ----------------------------    ----------------------------
       Net Income (Loss)             2006            2005            2006            2005
----------------------------     ------------    ------------    ------------    ------------
Investment Services              $    213,575    $     16,736    $    291,585    $     23,880
Software Services                    (391,220)       (485,787)       (765,081)       (846,295)
Corporate                          (1,237,092)       (340,493)     (1,497,846)       (672,712)
                                 ------------    ------------    ------------    ------------
           Total                 $ (1,414,737)   $   (809,544)   $ (1,971,342)   $ (1,495,127)
                                 ============    ============    ============    ============

                                  Three Months Ended June 30,      Six Months Ended June 30,
                                 ----------------------------    ----------------------------
          Expense                    2006            2005            2006            2005
----------------------------     ------------    ------------    ------------    ------------
Investment Services              $  9,776,019    $    497,291    $ 10,372,060    $    973,168
Software Services                     392,870         486,862         768,451         849,965
Corporate                             921,892         366,022       1,195,013         704,649
                                 ------------    ------------    ------------    ------------
           Total                 $ 11,090,781    $  1,350,175    $ 12,335,524    $  2,527,782
                                 ============    ============    ============    ============

6.   Reclassification

         Certain prior period balances have been reclassified to conform to the current period presentation.


7.   Net Loss per Share

         Basic and diluted net loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common stocks outstanding for the period. Common stock equivalents representing stock options and warrants, convertible bonds, notes, and preferred stock were not included in the computation of diluted net loss per share because they were antidilutive.

8.   Convertible Notes

         As of June 30, 2006 we have convertible notes due to a related party totaling $185,000 plus accrued interest that are past due and four additional notes totaling $300,000 plus accrued interest that are past due. We are in discussion with the holders, and we expect to be able to repay or restructure these notes.

         On March 8, 2006 we borrowed funds from and issued a convertible note for $200,000 to a related party. This note accrued interest at the rate of 10% per annum payable quarterly commencing July 1, 2006 and was secured by a general security interest in all assets. The note was due on the earlier of September 8, 2007 or at the option of the payee, the date we consummate an equity or debt financing of at least $200,000. The note plus accrued interest was convertible, in whole or in part, at the option of the payee into our equity securities as part of an equity or debt public or private offering. The note was to convert to equity at the then current private or public offering rate. We calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). Since the note was contingently convertible, the intrinsic value of the beneficial conversion feature would not be recorded until the note became convertible. We borrowed an additional $100,000 from the related party on April 28, 2006. The $200,000 principal amount above was amended to read $300,000. All other terms of the note remained unchanged.

         In connection with the note, we issued 1,000,000 warrants for the purchase of our common stock at a price of $0.22 per share. These warrants expire on March 7, 2011. We recorded a debt discount of $83,061 relating to the issuance of the warrants. This amount represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 88% volatility, no dividend yield, 5 year term and 4.37% risk free interest rate. In accordance with EITF 98-5 and EITF 00-27, we were amortizing the debt discount to interest expense over the eighteen-month term of the note.

         On May 15, 2006 we repaid the note. In relation to this repayment we expensed the remainder of the debt discount in the second quarter of 2006. For the three and six months ending June 30, 2006 interest expense related to amortization of the debt discount was $77,827 and $83,061, respectively.

9.   Note Payable

         We borrowed funds from and issued a note for $100,000 on January 3, 2006 to a related party. This note accrued interest at the rate of 12% per annum payable in full with accrued interest on January 3, 2007. The note was secured by "the software and all related intellectual property known as RushTrade Direct and RushTrade Direct Pro, the direct access trading products of RushTrade.com and the internet domain names RushTrade.com and daytrade.com". In connection with the note, we issued 869,566 warrants for the purchase of our common stock at $0.23 per share. The warrants expire January 7, 2011. We recorded a debt discount of $58,653 relating to the issuance of the warrants. This amount represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 91% volatility, no dividend yield, 5 year term and 4.73% risk free interest rate. In accordance with EITF 98-5 and EITF 00-27, we were amortizing the debt discount to interest expense over the twelve-month term of the note. We repaid this note in May 2006 and accordingly expensed the remainder of the debt discount. For the three and six months ending June 30, 2006 interest expense related to the amortization of this debt discount was $44,673 and $58,653, respectively.

10.  Share-based Payments

         We have a 1997 Stock Option Plan (the "1997 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At June 30, 2006, there were a total of 243,182 options outstanding under the 1997 Stock Option Plan. Of the original 500,000 shares available under the plan, 223,903 options remain available for issue.

         We also have a 2000 Stock Option Plan (the "2000 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2000 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2000 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At June 30, 2006, there were a total of 438,040 options outstanding under the 2000 Stock Option Plan and 51,960 remain available for issue.

         We also have a 2002 Stock Option Plan (the "2002 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2002 Option Plan covers, in the aggregate, a maximum of 1,000,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2002 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At June 30, 2006, there were a total of 985,000 options outstanding under the 2002 Stock Option Plan, and 15,000 remain available for issue.

         On December 15, 2004 a Long-Term Incentive Plan ("LTIP") was approved by the Board of Directors and ratified by the shareholders at our Annual Shareholders' Meeting in 2005 to provide certain incentives to certain employees, directors, consultants, and advisors of the Company and its subsidiaries. The LTIP provides for the issuance of a maximum number of shares of common stock equal to 10 percent of the total number of shares of common stock equivalents outstanding less the total number of shares of common stock subject to outstanding awards under any share-based plan for the directors, officers or employees of the Company. At June 30, 2006, there were a total of 1,076,381 options outstanding under the LTIP and 1,004,545 remaining available for issue.

         In conjunction with the Purchase and issuance of the Series E Preferred, the board authorized the issuance of warrants for up to 35,000,000 shares of common stock to the employees of Rush and Terra Nova. On May 19, 2006, 32,150,000 warrants were issued to employees. These warrants have an exercise price of $0.28 per share, a term of five years and vest 25% after 12 months; another 25% after 24 months; and the remaining 50% after 36 months. These warrants have a fair value of $4,887,687, which was determined by using the Black-Scholes pricing model with the following assumptions: 88% volatility, no dividend yield, 5 year expected life and 5.16% risk free interest rate. We recorded share-based compensation expense of $140,518 during the quarter relating to these warrants. At June 30, 2006, 2,850,000 warrants remain available for issuance.

Impact of the Adoption of FAS 123(R)

         We adopted FAS 123(R) using the modified prospective transition method beginning January 1, 2006. Accordingly, during the three and six month periods ended June 30, 2006, we recorded share-based compensation expense for awards granted prior to, but not yet vested, as of January 1, 2006, as if the fair value method required for pro forma disclosure under FAS 123 were in effect for expense recognition purposes, adjusted for estimated forfeitures. For share-based awards granted after January 1, 2006, we have recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For these awards, we have recognized compensation expense using a straight-line amortization method. As FAS 123(R) requires that share-based compensation expense be based on awards that are ultimately expected to vest, share-based compensation for the three and six month periods ended June 30, 2006 has been reduced for estimated forfeitures. When estimating forfeitures, we consider voluntary termination behaviors as well as trends of actual option forfeitures. The impact on our results of operations of recording share-based compensation for the three and six month periods ended June 30, 2006 was as follows:

                                Three months Ended    Six Months Ended
                                    June 30, 2006       June 30, 2006
                                ------------------   ------------------
          Investment Services     $      127,823       $      150,097
          Software Services               15,978               19,953
          Corporate                       15,978               18,176
                                ------------------   ------------------
                                  $      159,779       $      188,227
                                ==================   ==================

         The adoption of FAS 123(R) did not change our basic and diluted loss per share for the three months ended June 30, 2006 and increased our basic and diluted loss per share by $0.01 for the six months ended June 30, 2006.


Valuation Assumptions


         The fair value of each share based award is estimated on the date of grant using the Black Scholes option pricing model. Our expected volatility is based on historical volatility of the Company's share. Expected life is determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards, vesting schedules and expectations of future employee behavior. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.


Share-based Payment Award Activity

A summary of employee stock option activity under the 1997 Option Plan, 2000 Option Plan and LTIP as of June 30, 2006 and for the six months then ended is presented below:


                                                                     Weighted
                                                      Weighted       Average
                                                      Average        Remaining       Aggregate
                                                      Exercise      Contractual      Intrinsic
                                          Options      Price      Term (in years)      Value
------------------------------------   -----------   ----------   ---------------   -----------
Balance at December 31, 2005             2,867,603     $ 0.26
Granted                                          -          -
Exercised                                 (200,000)      0.15                       $    43,000
Forfeited                                 (125,000)      0.21
                                       -----------   ----------
Balance at June 30, 2006                 2,542,613     $ 0.28           2.82        $   156,408
                                       ===========   ==========   ===============   ===========

Options exercisable at June 30, 2006     2,009,742     $ 0.28           2.44        $   139,317
                                       ===========   ==========   ===============   ===========

         The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of our common stock for awards that were in-the-money at June 30, 2006. As of June 30, 2006, there was approximately $74,000 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under our stock option plans. That cost is expected to be recognized over a weighted-average period of approximately 1.5 years. During the three and six months ended June 30, 2006, we recognized compensation expense of $19,261 and $47,709, respectively, related to options vesting under our option plans. Cash received for the exercise of stock options during the six months ended June 30, 2006 totaled $30,000.

A summary of employee warrant activity as of June 30, 2006 and for the six months then ended is presented below:

                                                                     Weighted
                                                      Weighted       Average
                                         Employee     Average        Remaining       Aggregate
                                         Warrants     Exercise      Contractual      Intrinsic
                                       Outstanding     Price      Term (in years)      Value
------------------------------------   -----------   ----------   ---------------   -----------
Balance at December 31, 2005                     -     $    -
Granted                                 32,150,000       0.28
Exercised                                        -          -
Forfeited                                        -          -
                                       -----------   ----------
Balance at June 30, 2006                32,150,000     $ 0.28           4.89        $       -
                                       ===========   ==========   ===============   ===========

Options exercisable at June 30, 2006             -     $    -              -        $       -
                                       ===========   ==========   ===============   ===========

         The weighted average grant date fair value of warrants granted to employees during the three and six months ended June 30, 2006 was $0.25.

Restricted Stock

         A summary of the status and changes of our nonvested shares related to our equity incentive plans as of and during the six months ended June 30, 2006 is presented below:

                                                          Weighted
                                                          Average
                                                         Grant Day
                                             Shares      Fair Value
                                           ----------    ----------
           Non vested at January 1, 2006      307,500    $     0.21
               Granted                           --            --
               Forfeited                      (42,500)         0.30
               Vested                        (265,000)         0.20
                                           ----------    ----------
           Non vested at June 30, 2006           --      $     --
                                           ==========    ==========

         The total fair value of shares vested during the three and six months ended June 30, 2006 was $42,750 and $50,650, respectively.

         The Company has 50,000,000 shares of common stock authorized and 37,478,510 shares of common stock outstanding at June 30, 2005. The total convertible securities, options and warrants outstanding at June 30, 2006 total 19,147,073 shares on an "as if converted" basis resulting in an authorized share deficit of 6,880,103 shares. The Company has proposed in the 2006 proxy an amendment to the articles of incorporation to increase the number of authorized shares to 800,000,000.

Pro forma Information for Periods Prior to the Adoption of FAS 123(R)

         Prior to the adoption of FAS No. 123(R), we provided the disclosures required under FAS 123, as amended by FAS 148. No share-based compensation expense for share options was recognized in our results of operations for the three and six month periods ended June 30, 2005 as all options were granted with an exercise price equal to the market value of the underlying common stock on the date of grant. Had we determined compensation expense based on the grant date fair value for share options under FAS 123 and FAS 148, our pro form net loss and net loss per share would have been as follows:

                                              Three Months       Six Months
                                             Ended June 30,    Ended June 30,
                                             --------------    --------------
                                                   2005              2005
                                             --------------    --------------
Net loss attributable to common
 shareholders, as reported                   $     (823,616)   $   (1,524,846)
Add: Stock-based employee compensation
 expense included in reported net loss                 --                --
Deduct: Stock-based employee compensation
 expense determined under fair value
 based method                                        (4,738)           (4,738)
                                             --------------    --------------
Pro forma net loss                           $     (828,354)   $   (1,529,484)
                                             ==============    ==============

Net loss per common share, basic and
 diluted
   As reported                               $        (0.03)   $        (0.06)
                                             ==============    ==============
   Pro forma                                 $        (0.03)   $        (0.06)
                                             ==============    ==============

11.   Common Stock

         During the first quarter of 2006, we issued 18,353 shares of common stock as director's fees (valued at $4,250 based on the fair market value of our share on the date of issuance) and 25,000 shares of common stock with a fair market value of $7,500 were retired due to non-vesting. The 25,000 shares were originally issued as deferred employee compensation.

         During the second quarter of 2006 we issued 32,300 shares of common stock as director's fees (valued at $9,750 based on the fair market value of our share on the date of issuance), 40,000 shares of common stock were issued for the conversion of $10,000 of convertible preferred stock , 14,730 shares of common stock with a fair value of $3,535 on the date of issuance were issued as payment of preferred dividends and 7,500 shares of common stock with a fair value of $2,020 on the date of issuance were issued as employee compensation. 200,000 stock options were exercised for proceeds of $30,000. Additionally, 17,500 shares of common stock with a fair market value of $5,425 were retired due to non-vesting. The 17,500 shares were originally issued as deferred employee compensation.


12.       Payroll Tax Obligation

         We had an estimated federal and state payroll tax obligation of $745,324 at March 31, 2006. We estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005 in addition to an estimated accrual for interest and penalties. In the second quarter of 2006 we brought our past due payroll tax obligation current.

13.      Leases

         We entered into a lease with Navisite, Inc. on January 31, 2006 for 120 square feet of space within the Navisite Hosting Services Center. The Navisite center is a Tier 2 hosting services facility, situated on top of one of the major internet backbones in the U.S. and provides for co-location of our servers and networking platforms and redundancy for our data services and telecommunications. Navisite is a Microsoft Gold Partner. The lease payments are $4,445 per month for 36 months commencing on March 17, 2006. Navisite agreed to provide floor space, AC power, internet connectivity, environmental control, 24/7 support and a security cage. The lease will be accounted for as an operating lease.

         We have long term office leases in Dallas, Texas and Chicago, Illinois.

14.      Related Party Transactions

         During the period ending June 30, 2006 we borrowed funds from and issued two notes to two related parties (see notes 8 and 9 for a more complete discussion). We believe that the transactions were on terms similar to those that could be obtained from unaffiliated third parties. We borrowed an additional $100,000 from a related party on April 28, 2006. The $200,000 principal amount referenced in Note 8 "Convertible Notes" above was amended to read $300,000. All other terms of the note remain unchanged. Both of these notes were repaid in May 2006.


15.      Cash Segregated in Compliance with Federal Regulations

         Terra Nova maintained cash segregated in compliance with federal regulations of $144.3 million as of June 30, 2006. Such funds have been segregated in special reserve accounts with Harris Trust and Savings Bank and BMO Capital Markets primarily in interest bearing cash deposits, for the exclusive benefit of customers under Rule 15c3-3 of the Securities Exchange Act of 1934 and other regulations.

16.  Receivables from Customers

         Terra Nova receivables from brokerage customers as of June 30, 2006 was $31.6 million, primarily consisting of margin loans to brokerage customers. Margin loans are secured by securities owned by brokerage customers. Such collateral is not reflected in the consolidated financial statements. Terra Nova charges interest on debit balances in brokerage customer accounts.

         Margin requirements determine the amount of equity required to be held in an account relative to the purchase and sale of equity transactions. Margin lending is subject to the rules and regulations of the Federal Reserve System, the NASD, various clearing firms, and the internal policies of Terra Nova. Terra Nova assumes risk that the collateral securing margin debits may reduce in value to an amount that renders the margin loan unsecured. Margin requirements are amended by Terra Nova as deemed necessary for certain accounts and securities. Terra Nova also reserves the right to close-out any and all positions in an account should it feel necessary to protect itself from loss. There is no assurance that a customer will satisfy a margin call or pay unsecured indebtedness owed to Terra Nova.

17.  Receivable from Brokers

         Terra Nova's receivable from brokers as of June 30, 2006 was $16 million. Such receivable consists primarily of securities borrowed and commissions receivable. Securities borrowed transactions require Terra Nova to provide the counterparty with collateral in the form of cash. Terra Nova adjusts this amount on a daily basis as the value of the securities borrowed may change. Terra Nova utilizes Merrill Lynch, Pierce, Fenner & Smith Limited as a clearing broker for institutional equities, option omnibus and various correspondents' clearing business, R.J. O'Brien for clearance of fully-disclosed futures business, and HotSpot for fully-disclosed forex business.

18.  Regulatory Requirements

         Terra Nova, MW Securities and RushTrade are subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934. Terra Nova and RushTrade are subject to the Commodity Futures Trading Commission's financial requirement (Regulation 1.17). Terra Nova calculates its net capital using the "alternative method", which requires the maintenance of minimum net capital, as defined by the rules, equal to the greater of (i) $250,000 and (ii) 2.0% of aggregate debit items. Further since Terra Nova is registered to accommodate prime brokerage business, it is further subjected to a minimum net capital requirement of $1.5 million.

Net Capital Requirements at June 30, 2006 were as follows:

                                            Capital          Excess
                          Net Capital     Requirement     Net Capital
                         -------------   -------------   -------------

         Terra Nova      $   7,544,789   $   1,500,000   $   6,044,789
         MarketWise BD          24,527           5,000          19,527
         RushTrade             200,081           5,000         195,081

19.  Legal Proceedings

         From time to time we are involved in certain legal actions arising in the ordinary course of business. It is the opinion of management that such litigation will be resolved without a material adverse effect on our liquidity, financial position or results of operations.

         On December 27, 2004, in Waymark Internet Services, Inc. v. Rush Financial Technologies, Inc.; Cause No. 04-12776-K; 192nd Judicial District Court, Dallas County, Texas, a vendor filed a claim in Dallas District Court claiming a total of $52,870 in damages. We dispute the amount of the claims and plan to vigorously defend the Company in this matter. At June 30, 2006 we estimate our liability for this claim to be approximately $11,000, and accordingly have recorded a liability for this amount. We are in the early stages of discovery and a trial setting has been postponed until February 5, 2007.

         On April 17, 2003, in E.F. (Mickey) Long, II, et al. v. Rushmore Financial Group, Inc., Rushmore Securities Corporation and D.M. "Rusty" Moore; NASD Dispute Resolution Arbitration No. 03-01451, a group of former securities representatives of RSC filed for NASD Dispute Resolution, naming the Company and Mr. Moore as defendants. The former representatives are claiming $178,288 in commissions. At December 31, 2003 we estimated our liability to be $43,000 and recorded an accrual for this amount. In 2004 we negotiated a settlement with the representatives in the amount of $98,750 but RSC has been unable to pay this claim. Since no payments have been made RSC became subject to an agreed arbitration award in the total sum of $129,425. The entire liability of $129,425 has been accrued at June 30, 2006.

         RSC was subject to a joint NASD and SEC examination in the second quarter of 2002. As a result of this examination the Company has accrued a liability of $25,000 at June 30, 2006 to account for a possible NASD fine. This is management's best estimate of the ultimate liability to RSC.

         Office of Foreign Assets Control ("OFAC") has indicated to Terra Nova that it believes that Terra Nova violated U.S. economic sanctions against Iran by opening, through it's branch office MB Trading, an account for an individual resident of Tehran, Iran. The account in question, which funded with less than $5,000 and was open for approximately one month, engaged in securities trading for approximately fifteen days. OFAC has indicated that it believes that the foregoing gives rise to an assessable penalty of $458,998 against Terra Nova, prior to taking into account any mitigating factors, under published guidelines, which could result in a reduction of the penalty by as much as 75% to $114,750. Terra Nova is engaged in settlement discussions with OFAC concerning such mitigating factors and the amount of the penalty imposed. At June 30, 2006 we have accrued a liability of $120,000 related to this issue which is management's best estimate of the ultimate penalty that will be assessed.

         A claim by plaintiffs Fane Lozman and Blue Water Partners, Inc. indicated that Terra Nova allegedly usurped corporate opportunities owed to Blue Water Partners in 1994 and continuing to the present, allegedly owed brokerage and software commission payments to plaintiffs since 1995, and for specific performance or the monetary equivalent based on a claim that Lozman was promised half ownership in Terra Nova. Terra Nova denies the allegations and vigorously defended itself at the trial for the legal claim, which resulted in a jury verdict in Terra Nova's favor on December 16, 2004.

         State Farm Insurance Company filed an action against Terra Nova seeking a declaration that State Farm does not owe a defense or indemnity obligation to Terra Nova arising out of State Farm's policies of insurance sold to Terra Nova during the relevant time periods. Terra Nova intends to vigorously defend the claim and believes it has meritorious defenses against State Farm for bad faith and seeks to recover its legal fees and costs arising from its defense in the Lozman litigation described above. Furthermore Terra Nova has filed a counter claim.

         We establish liabilities when a particular contingency is probable and estimable. For contingencies noted above, we have accrued amounts considered probable and estimable. We are not aware of pending claims or assessments, other than as described above, which may have a material adverse impact on our liquidity, financial position or results of operation.


Item 2.  Management's Discussion and Analysis or Plan of Operation.

1.   Recent Developments

         The Company issued $35,000,000 in Series E Preferred Stock and detached warrants. Fees associated with the issuance, including commissions, were $2,488,206. The Company also issued approximately 14,462,000 underwriter warrants with a fair value of $2,980,422 recorded as additional paid in capital. The issuance of the Series E Preferred Stock resulted in a beneficial conversion feature $46,236,641.

         We received final approval for the Purchase from the National Association of Securities Dealers, Inc. ("NASD") and various other regulatory authorities on May 15, 2006. We funded the purchase on May 17, 2006 and closed the sale of the Series E Preferred on May 19, 2006 with a total of $35,000,000 raised. The Purchase has been accounted for as a business combination.

         The Company paid $25,000,000 in cash for the acquisition of Terra Nova, MW School and MW Securities. Additionally, the Company paid $275,068 in acquisition related legal and accounting fees and $218,054 of other acquisition costs.

          Terra Nova Trading, LLC, founded in 1994, is a full-service self-clearing agency broker/dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA and SIPC, as well as the following exchanges: PCX, ISE, BOX and CHX. Terra Nova maintains a diversified customer base servicing Institutional, B-to-B (including Correspondent Clearing for other introducing broker/dealers) and Direct Market Access clients, while offering a diversified product offering including equities, options, futures, fixed income and foreign exchange. Headquartered in Chicago, Terra Nova has over 70 employees, with a sales presence in New York, San Francisco, Denver and San Antonio.

         Terra Nova is a pioneer in electronic trading, earning a national reputation for exceptional customer service, and has been highly ranked by Barron's Magazine in its annual survey of Best Online Trading Brokers, ranking #1 in the areas of Customer Service, Trade Technology, Portfolio Reports and Overall Usability. For more information about Terra Nova Trading, please visit www.terranovatrading.com. TNT had revenue in excess of $40,000,000 in 2005.

         MW School is an education provider to traders and investors. Its mission is to support traders and investors in their quest to achieve financial freedom and success, while sharing the passion and trading skills of its instructors. MW School's education curriculum is provided to assist traders and investors develop sound methods of analysis and risk management. Headquartered in Boulder, Colorado, MW School trains students worldwide. For more information about MW School, visit www.marketwise.com. Market Wise had revenue of less than $1,000,000 in 2005.

         MW Securities is a registered broker dealer in Illinois and Colorado. It is currently introduces accounts to Terra Nova and receives compensation for those services.

2.   Business Summary

         Rush Financial Technologies, Inc. (the "Company," "we" or "us") is a holding company that operates through three primary subsidiaries: a real-time financial technology development company, RushGroup Technologies, Inc. ("RushGroup"), a direct-access online brokerage firm, RushTrade Securities, Inc. ("RushTrade"), and a full service self-clearing agency broker/dealer, Terra Nova Trading L.L.C. ("Terra Nova").

         RushGroup is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Share Market. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to the National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders.

         RushTrade is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, Pacific Exchange (PCX), Boson Share Exchange ("BSX"), Securities Investor Protection Corporation ("SIPC") and National Futures Association ("NFA"), offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

         For more information about RushTrade, RushGroup and their products, please visit www.rushtrade.com and www.rushgroup.com.

         Terra Nova , founded in 1994, is a full-service self-clearing agency broker/dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA, and SIPC, as well as the following exchanges: PCX, International Securities Exchange ("ISE"), Boston Options Exchange ("BOX") and Chicago Stock Exchange ("CHX"). Terra Nova maintains a diversified customer base servicing institutional, wholesale (defined as business-to-business and correspondent clearing for other introducing broker/dealers) and direct market access clients, while offering a diversified product offering including equities, options, futures, fixed income and foreign exchange. Headquartered in Chicago, Terra Nova has over 70 employees, with a sales presence in New York, San Francisco, Denver and San Antonio.

Overview

         Rush Financial Technologies, Inc. was originally founded in 1990 as a traditional financial services company that grew rapidly from a start-up into a retail brokerage organization with a nationwide account base and network of agents and registered representatives for the sale of investment products. Rush's common stock began trading on the Nasdaq SmallCap Market under the symbol "RFGI" following its initial public offering in April 1998. On August 23, 2002 the stock moved to the Nasdaq OTC Bulletin Board Market after its delisting from the Nasdaq SmallCap Market.

         In 2000, we launched a multi-million dollar proprietary technology development initiative in response to the burgeoning market for direct access online trading. After more than three years of development and successful beta testing, we introduced our direct access technology platform in August 2002 under our RushTrade(R) brand. This technology will be the primary trading platform for the organization's broker/dealer efforts.

         As part of our repositioning as a real-time financial technology development and direct access online financial services company, the board of directors approved a name change to Rush Financial Technologies, Inc., which became effective upon shareholder approval and the filing of amended articles of incorporation with the Secretary of the State of Texas in January 2004. With the name change, our ticker symbol on the OTC Bulletin Board Market was changed to "RSHF."

         On March 30, 2006, we entered into a Membership Interest Purchase Agreement with TAL Financial Services, LLC providing for Rush to purchase from TFS 100% of the outstanding membership interests of Terra Nova Trading, LLC, Market Wise Securities, LLC and Market Wise Stock Trading School, LLC. Terra Nova Trading, the most significant part of this acquisition has annual revenue in excess of $40,000,000.

         Rush is a holding company that operates through three principal operating subsidiaries:

         Terra Nova is a leading direct access self-clearing broker/dealer committed to providing the trading tools and services necessary for the client to succeed. The diverse product offering and diverse client base combined with a network of partnerships and alliances, and superior service, Terra Nova gives its customers the best opportunities in a changing marketplace. Terra Nova is recognized as a pioneer and leader in the world of electronic trading, and is a trusted online direct access broker/dealer for Institutional, Wholesale and Direct clients. From a self-clearing standpoint, Terra Nova processes transactions of a diverse product offering on its own proprietary system.

         RushGroup is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders.

         RushTrade is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations. For more information about RushTrade and our products, please visit www.rushtrade.com and www.rushgroup.com.

Products

         RushGroup has exclusively developed and supports several proprietary products: RushTrade Direct, a Level I browser-based product, RushTrade Direct Plus, a streaming Level I software-based product, and RushTrade Direct Pro, a Level II software-based product. RushGroup offers real-time financial services technologies, direct access trading applications, and Advanced Order Management Systems (OMS), to the online brokerage and institutional trading industry. RushGroup's products have been fully validated in the market, having executed a total stock market value of over $2.3 billion in its first year of operations.

         RushTrade, along with other providers, was featured in Bear Stearns' Financial Technology report dated August 2004 and has also been featured in Barron's and in Active Trader magazine. In the Barron's March 8, 2004 Online Brokers Survey, RushTrade was rated "...among the Best Direct-Access Brokers for Active Traders." In the March 7, 2005 and March 6, 2006 issues of Barron's, awarded RushTrade its Four Star Rating. RushTrade provides customers direct-access to the markets, electronically bypassing third party Market Makers in most cases.

         With portfolio management tools that include real-time
"straight-through" posting of trade positions and account balances, the technological advancements made in RushTrade Direct Pro software constitute the third generation (3G) trading software that is much more efficient than that of the traditional online firms. RushGroup's software is thin and efficient compared to older "legacy" software trading platforms.

Broker/Dealer Products

The Terra Nova Trading, L.L.C. broker/dealer offers a diverse product offering including

Equities
Options
Futures
Commodity Options
Fixed Income
Mutual Funds
Forex

         The broker/dealer's primary trading technology will be the RushGroup technology product offering. In addition, Terra Nova will continue to offer other front end trading platforms including the Townsend Analytic, Ltd., RealTick product.

         Terra Nova is a full service agency broker/dealer. The clients primary trade on a self-directed basis through the front end trading platforms, but may also transact trades through the Terra Nova trade desk.

Broker/Dealer Technology

         Terra Nova currently owns its proprietary software used to enable it to self-clear the broker/dealer transactions. This software acquired in 2004 and has been continually enhanced. It allows Terra Nova to control the clearing process while allowing for scale in transactions. This business model has provided Terra Nova with a lower cost model with substantially increased control

Technology

         RushGroup's technology unit and software development team align well with its strategic direction to expand rapidly in the financial technology and direct access online trading space. RushGroup continues to strengthen its product offerings and bolster its market presence.

         RushGroup's data service center processes and delivers real-time market data, quotes, charts, advanced studies, etc., and its "Execution Server," utilizing DART, a proprietary intelligent or "smart" order routing technology which has connections to the major Exchanges and Electronic Communications Networks ("ECN's"), empowers customers, in most cases, to bypass the "middlemen" or Market Makers that seek to profit from customer order flow. Within milliseconds, DART automatically scans the available market for the best price and routes the order to that particular market participant. RushTrade's marketable limit orders are usually routed, executed and filled in less than 1-2 seconds.

         Developed by RushGroup's software engineers in collaboration with experienced traders, DART's "smart" order routing is accomplished by an innovative proprietary trading algorithm along with other proprietary features. RushGroup currently has under development additional Advanced Order Types and systems with OTO and OCO functionality, as well as other trade management and portfolio risk management tools.

Market Opportunity

         Demographic shifts and new technologies always drive change; electronic brokerage, electronic clearing and electronic order matching is changing the retail brokerage and institutional trading industry. In addition, recent regulatory actions are opening up new opportunities for RushGroup's products and services. RushTrade Group is positioning itself to benefit from the convergence of these industry trends and regulatory changes. We believe that new technologies have begun to erode the dominance previously enjoyed by a few large players. New market opportunities have emerged for new providers like RushGroup, who can efficiently and cost effectively deliver financial tools and information.

         We believe that RushTrade will be able to capitalize on these market opportunities with its easy-to-use, multi-product offering, and low cost operational infrastructure, and therefore can position itself as a low cost leader in the direct access market.

Marketing

         Today, electronic and algorithmic trading is becoming a dynamic force representing over one-third of total trading volume on the New York Stock Exchange and NASDAQ. According to Bear Stearns & Co. Inc., at the end of 2005 there were over 22.6 million online accounts, up 5% from 2004. In the past year, the number of online retail accounts increased slightly, while the demand for DMA technology by institutional accounts continued to skyrocket, due to greater focus on execution quality and increased algorithmic trading.

         As DMA technology becomes more commonplace among institutions, we expect semi-professionals to account for a smaller portion of overall NYSE and NASDAQ stock volume. On the other hand, many industry experts argue that with the implementation of Regulation NMS in mid 2006 - and the resulting "electronification" of the NYSE and other regional exchanges - semi-professional volumes could actually increase.

         It is apparent that semi-professional traders are transforming themselves into semi-professional portfolio managers or small emerging hedge funds referred to by Bear Stearns and others as "Instividuals." Increasingly, these "Instividuals" are demanding the types of tools and services that were once used only by portfolio managers/institutions. RushTrade continues to position itself to penetrate receptive markets in both retail direct access online space as well as the institutional market.

Growth Strategy

         We have two core businesses with two primary channels of distribution for our products and services. Currently driving our revenue growth is our direct-access self-clearing broker/dealer subsidiary, Terra Nova (as well as RushTrade Securities, Inc.), both are NASD and SIPC members registered in all 50 U.S. states and accepts new customers from most foreign countries

         We are executing a low cost "guerrilla" sales and Internet marketing strategy in addition to our strategic alliances that are producing sustained rates of sales growth. Visits to our web domains, www.terranovatrading.com, www.daytrade.comand www.rushtrade.com, have created a growing web traffic that generates most of our current sales leads. We believe that we can position ourselves as a low cost leader in the retail direct access market as we prepare to launch our products and services in the institutional marketplace. Referrals are a significant part of our growth strategy.

         Another significant means of growth currently comes from various marketing partners and strategic alliances. This is a significant part of the growth strategy going forward.

         Terra Nova and RushGroup continue to perform well and are nationally recognized by various experts including Barrons and others who review and comment on this industry.

Competition

         The retail and online brokerage industries are highly competitive with many large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. The Company, in many instances, competes directly with organizations that are well capitalized and that have substantial name brand recognition for market share of commission dollars.

         Most of the Company's competitors are larger, well capitalized organizations that offer a full range of investment products. Several of these competitors in recent months have lowered the commissions they charge their customers, and have reduced or eliminated charges for software subscriptions. We have lowered our commissions and software license fees to be more competitive and believe that we are able to compete in this market, although dominated by larger companies, due to our new-generation product offerings, low cost operational infrastructure and responsive customer service.

Employees

         We have a total of 15 full time employees located in our offices in Dallas, Texas. There are two independent contractors.

         We have over 70 employees located in our offices in Chicago, Illinois. There are two independent contractors.

Properties

         We lease 3,800 square feet at the Dallas Galleria One Office Tower, Dallas, Texas. We lease approximately 15,000 square feet at the 100 South Wacker Drive, Chicago, Illinois. We believe these facilities are adequate to meet our requirements at the current level of business activity.

Regulation

         Our business is subject to a high degree of regulation. The securities business is one of the most highly regulated industries in the United States, and regulatory pressures can have a direct effect on our operations.

         RushTrade, MW Securities and Terra Nova are subject to regulation by the Securities and Exchange Commission, the NASD, the SIPC, the Texas State Securities Board, and the securities exchanges. The NASD and State Securities Board regularly inspect their books and records to determine compliance with laws applicable to securities dealers. Under the rules of the SEC and NASD, broker/dealers are required to maintain varying levels of net capital. Any deficiencies in net capital due to losses or otherwise can result in regulatory action including fines, suspensions and sanctions. Terra Nova, MW Securities and RushTrade are currently not the subject of any regulatory deficiencies or legal proceedings with any regulatory authority.

         Our management is subject to regulation by the Securities and Exchange Commission and state securities regulators. Such regulation covers testing and background checks on our officers and employees, review and approval of business methods, compensation structures, advisory agreements and advertising.

3.   Results of Operations

Three months ended June 30, 2006 and 2005:

The following table sets forth the components of our revenues for the periods indicated:

                                            Three Months Ended June 30,
                                           ----------------------------
                    Revenue                    2006            2005
          ----------------------------     ------------    ------------
          Investment Services              $  9,656,262    $    514,027
          Software Services                       1,650           1,075
          Corporate                              18,132          25,529
                                           ------------    ------------
                     Total                 $  9,676,044    $    540,631
                                           ============    ============

         Total revenue for the second quarter increased $9,135,413, or 1690%, from 2005 to 2006. This increase reflects substantially the increased revenue from the acquisition of Terra Nova.

         Investment services revenue increased $9,142,235, or 1,778%, from 2005 to 2006. This increase is due primarily to the addition of Terra Nova. Our broker/dealer is dependent on the overall activity in the United States equity markets. We will continue to devote resources toward marketing our online trading platforms and increasing the overall customer base, which should drive increases in trade volumes and revenues.

         Software Services had revenue of $1,650, an increase of $575 from 2005 to 2006. RushGroup has yet to realize any revenues from the licensing of our proprietary software-trading platform to unrelated third party entities. We have had contact with several institutions and brokerages about the licensing potential of various software components or applications of the RushTrade platforms and we continue to aggressively pursue these opportunities. While we continue to enhance and strengthen our various software applications, management expects RushGroup software services and licensing potential to be a new source of revenue. During the next period our focus will be on providing our trading platforms to Terra Nova customers.

         Corporate revenues decreased $7,397 to $18,132 from 2005 to 2006. This decrease represents trailing commissions from Rushmore Insurance Services. As this line of business was discontinued, all related revenues and expenses are classified as corporate.

Expenses

         The following table sets forth the components of our expenses for the periods indicated:

                                            Three Months Ended June 30,
                                           ----------------------------
                    Expense                    2006            2005
          ----------------------------     ------------    ------------
          Investment Services              $  9,776,019    $    497,291
          Software Services                     392,870         486,862
          Corporate                             921,892         366,022
                                           ------------    ------------
                     Total                 $ 11,090,781    $  1,350,175
                                           ============    ============

         Total expenses, including interest expense, increased $9,740,606 or 721%, from 2005 to 2006. Investment Services expenses increased 1866%, or $9,278,728, Software Services expenses decreased $93,992, or 19%, and Corporate expenses increased 152%, or $558,870.

         Investment Services expenses increased $9,278,721, or 1866%, from 2005 to 2006. This reflects the additional expenses from acquiring Terra Nova, effective May 1, 2006. Employee compensation and benefits increased $2,197,530, commissions, exchange and clearing fees increased 3,817,852, communications and data processing increased $1,229,810, office expense increased $52,775, advertising and marketing increased $178,121, and other expenses increased approximately $1,500,000. We also had an increase of $368,000 in depreciation and amortization expenses from the amortization of intangibles related to the acquisition of Terra Nova. We believe that once the broker/dealers realize many of the synergies that have been identified our costs as a percentage of revenue will decline.

         Software Services expenses decreased 19% or $93,992 from 2005 to 2006. In the second three months of 2005 we capitalized certain software development costs reducing our 2005 expenses by $45,000. In the second three months of 2006 we did not capitalize any software development costs. In comparing 2005 to 2006, this effectively reduced our first quarter 2005 expenses when compared to the first quarter of 2006. Employee compensation expenses increased approximately $14,000, office expenses increased approximately $16,500 and other expenses increased 4,600 in 2006. These increases were offset by net depreciation expense on capitalized software decreased $119,000 and a decrease in communication and data processing expense of $53,500. As overall market activity and acceptance of the products increases and when RushGroup begins to market to outside entities, costs to support the platforms will increase.

         Corporate expenses increased $558,870, or 152%, from 2005 to 2006. Employee compensation and benefits expense increased $328,000 from the payment of deferred salaries. We also had an increase of $124,000 in interest expense related to the write off of debt discounts on short term notes payable and an increase in other expenses of $122,000. These increases were partially offset by decreases in office expenses of $27,000, advertising and marketing expenses of $17,000 and accounting and legal expenses of $17,000.

Six months ended June 30, 2006 and 2005:

Revenues

         The following table sets forth the components of our revenues for the periods indicated:

                                             Six Months Ended June 30,
                                           ----------------------------
                   Revenue                     2006            2005
         ----------------------------      ------------    ------------
         Investment Services               $ 10,330,313    $    997,048
         Software Services                        3,370           3,670
         Corporate                               30,499          31,937
                                           ------------    ------------
                    Total                  $ 10,364,182    $  1,032,655
                                           ============    ============

         Total revenue for the first six months increased $9,331,527, or 904%, from 2005 to 2006. This increase generally reflects increased revenue from in the acquisition of Terra Nova.

         Investment services revenue increased $9,333,265, or 936%, from 2005 to 2006. This increase is due primarily to the addition of sales from the addition of the Terra Nova business unit. We expect these trends to continue; however, our broker/dealers, like most broker/dealers, are dependent on the overall activity in the United States equity markets. We will continue to devote resources toward marketing our online trading platforms and increasing the overall customer base, which should drive increases in trade volumes and revenues.

         Software Services had revenue of $3,370, a decrease of $300 from 2005 to 2006. RushGroup has yet to realize any revenues from the licensing of our proprietary software-trading platform to unrelated third party entities. We have had contact with several institutions and brokerages about the licensing potential of various software components or applications of the RushTrade platforms and we continue to aggressively pursue these opportunities. While we continue to enhance and strengthen our various software applications, management expects RushGroup software services and licensing potential to be a new source of revenue.

         Corporate revenues decreased $1,438 to $30,499 from 2005 to 2006. This decrease represents trailing commissions from Rushmore Insurance Services. As this line of business was discontinued, all related revenues and expenses are classified as administrative.

Expenses

         The following table sets forth the components of our expenses for the periods indicated:

                                             Six Months Ended June 30,
                                           ----------------------------
                   Expense                     2006            2005
         ----------------------------      ------------    ------------
         Investment Services               $ 10,372,060    $    973,168
         Software Services                      768,453         849,965
         Corporate                            1,195,013         704,649
                                           ------------    ------------
                    Total                  $ 12,335,526    $  2,527,782
                                           ============    ============

         Total expenses, including interest expense, increased $9,807,744 or 388%, from 2005 to 2006. Investment Services expenses increased 966%, or $9,398,892, Software Services expenses decreased $81,512, or 10%, and Corporate expenses increased 70%, or $490,364.

         Investment Services expenses increased $9,398,892, or 966%, from 2005 to 2006. Employee compensation and benefits expense increased $2,126,558, commission, exchange and clearing fees increased approximately $3,971,000, communication and data processing fees increased approximately $1,298,806, office expense increased $180,000, other expenses increased $551,000, depreciation and amortization expense increased $919,000. This was partially offset by a decrease in advertising and marketing expenses of $36,000. We also had an increase of $368,000 in depreciation and amortization expenses from the amortization of intangibles related to the acquisition of Terra Nova. The increases in these expenses are attributable to the increased cost associated with the Terra Nova business unit.

         Software Services expenses decreased 10% or $81,512 from 2005 to 2006. In the first six months of 2005 we capitalized certain software development costs reducing our 2005 expenses by $133,000. In the first six months of 2006 we did not capitalize any software development costs. In comparing 2005 to 2006, this effectively reduced our first quarter 2005 expenses when compared to the first quarter of 2006. Employee compensation expenses increased approximately $45,000, office expenses increased approximately $29,000, other expenses increased approximately $7,000 and interest expense increased approximately $2,000 in 2006. Net depreciation expense on capitalized software decreased $251,534 from approximately $379,000 in 2005 to $127,000 in 2006, a 67%
decrease. Communications and data processing fees also decreased by approximately $45,000 in 2006. These increases are primarily due to the increased cost from Terra Nova. As overall market activity and acceptance of the products increases and when RushGroup begins to market to outside entities, costs to support the platforms will increase.

         Corporate expenses increased $490,364, or 70%, from 2005 to 2006. We had increases in employee compensation and benefits of approximately $331,000, communications and data processing expense of $2,000, other expenses of $4,000, penalties for late payment of our payroll taxes of $122,000 and interest expense of $133,000. These increases were partially offset by decreases in office expense of $57,000, advertising and marketing expense of $16,000 and accounting and legal expense of $41,000. Also in 2005 our expenses were decreased by a gain on the settlement of a liability of $19,000.

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Liquidity

         Cash Flows from Operating Activities - We incurred a net loss of $1,971,343 for the six months ended June 30, 2006. This amount was adjusted for non-cash expenses totaling $1,041,671, reduced by an increase in segregated cash of $29,711,922, as well an increase in prepaid expenses, deposits and other assets of $293,830, a decrease in payables to brokers, dealers and clearing organizations of $46,806, a decrease in payables to customers of $3,762,408, and a decrease in accrued payroll tax obligation of $679,615, and offset by a decrease in receivables from brokers, dealers and clearing organizations of $3,240,538, a decrease in receivable from customers of $28,322,900, a decrease in receivables from non customers of $309,360, a decrease in accounts receivable of $990,358, a decrease in other assets of $32,800, an increase in payables to non customers of $33,340, an increase in accounts payable and accrued expenses of $344,489; thus yielding net cash flows used in operating activities of $2,150,468.

         We incurred a net loss of $1,495,127 for the six months ended June 30, 2005. This amount included non-cash expenses totaling $588,516. Cash flows from operating activities decreased from an increase in receivables of $12,102 and by a increase in prepaids and deposits of $25,117 offset by an increase in accounts payable of $30,560, an increase in accrued payroll tax obligation of $109,964 and an increase in accrued expenses of $56,162 due to our lack of available cash; thus yielding a net cash flow used by operating activities of $747,144.

         Cash Flows From Investing Activities - Cash flow used in investing activities during the six months ended June 30, 2006 was $15,054,988, due to applying $25,000,000 to the purchase of Terra Nova and related entities and the purchase of property and equipment of $90,175 offset by $10,035,187 cash acquired in the acquisition of Terra Nova and related entities.

         Cash flow used by investing activities during the six months ended June 30, 2005 was $202,091, from purchase of equipment and capitalized software development costs related to the RushTrade direct access software RushTrade Back Office Tool.

         Cash Flows from Financing Activities - During the six months ended June 30, 2006 we raised $300,000 from the issuance of a convertible note to a related party, $100,000 from the issuance of a related party note payable, approximately $32,494,407 net proceeds from the sale of Series E preferred stock and $30,000 from the exercise of stock options. This was offset by the repayment of the $300,000 convertible note and the $100,000 note payable and the net payments on our line of credit of $10,684,038.

         During the six months ended June 30, 2005 we raised $615,000 from the sale of common stock and warrants and $3,200 from the exercise of stock options.

         The accompanying financial statements have been prepared assuming that we will continue as a going concern. At June 30, 2006, we had $187,660,911 in current liabilities, and current assets of $198,182,814. Also, we incurred a net loss of $1,971,343 during the six months ended June 30, 2006 and $1,495,127 in 2005. We believe the funds raised in connection with the purchase of Terra Nova and the cash flows generated by Terra Nova will enable us to reach a sustainable level of profitability; however, these matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         We have received minimal revenue from licensing our software products and services to outside entities and do not expect any additional revenues, other than intercompany revenues, above current levels until the last quarter of 2006. Due to our lack of resources, we have been limited to only preliminary marketing efforts. If we are unable to successfully market our products to outside entities it will severely restrict our revenue growth, profitability and liquidity, and could impact our ability to continue as a going concern. We expect the relationship with Terra Nova will provide additional revenue above current levels once the products are integrated into Terra Nova's clearing operations.

         We are presently engaged in several legal proceedings, more fully described in Legal Proceedings on page 30. We believe that our current level of funding the payment of the claims would not have an adverse effect on our ability to continue as a going concern if the outcomes are unfavorable. We believe we would be able to pay the claims in total in the short term.

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

         Until the completion of the funding related to the acquisition we had been unable to meet many of our obligations as they have become due. At June 30, 2006, we have convertible notes due to a related party totaling $485,000 plus accrued interest that are past due. We are in discussion with the holders, and we expect to be able to repay or restructure these notes.

         Since the completion of the funding related to the acquisition we have brought our most critical vendors current especially those most critical to our day-to-day operations. If we are unable to maintain this payment schedule, we risk losing valuable services that could limit our ability to service new and existing customers. This could severely restrict our continued revenue growth and prevent us from reaching profitability.

         There is a large group of vendors, not affecting our day-to-day operations, which have not been paid and are severely past due. If these vendors were to initiate legal proceedings, it would divert our attention from day to day operations and require an allocation of resources to defend the action or attempt to settle these obligations.

         We have made it a priority to pay for goods and services necessary to operate our business in a timely manner. When we have been able to negotiate settlements on past due obligations on terms that we have determined to be favorable to us, we have made it a priority to pay those. We have not made it a priority to make payments to related parties.

Forward-looking statements

          Certain statements contained in this 10-QSB Report and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to the prospects for future sales of our products, and the success of our strategic corporate relationships. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


Item 3.  Controls and Procedures.

    (a) Within the 90-day period prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 (the "Exchange Act"). Based upon that evaluation, the Chief Executive officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including it consolidated subsidiaries) required to be included in our Exchange Act filings.

    (b) There have been no significant changes in our internal controls or in other factors, which could significantly affect internal controls subsequent to the date we carried out our evaluation.


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